Exhibit 10.1

Execution Version

Fourth Amendment to
Amended and Restated Revolving Credit and Security Agreement

This Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 19, 2021 (the “Amendment”), is made pursuant to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as amended, restated, modified or supplemented from time to time, the “Agreement”), among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”); KeyBank National Association, as lead arranger for the revolving credit facility made available to Borrower by the Lenders (in such capacity, together with its successors and assigns, the “Lead Arranger”); U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as collateral administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”); and U.S. Bank National Association, as document custodian (in such capacity, together with its successors and assigns, the “Document Custodian”).

W i t n e s s e t h :

Whereas, the Borrower, the Collateral Manager, the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Administrator, and the Document Custodian have previously entered into and are currently party to the Agreement; and

Whereas, the Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Agreement, and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.         Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.         Amendments to Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Agreement shall be amended as set forth in Exhibit A to this Amendment with text marked in double underline indicating additions to the Agreement and with text marked in ~~strikethrough~~ indicating deletions to the Agreement.

Section 3.         Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.            The Administrative Agent, the Borrower, the Collateral Manager, the Lenders, the Collateral Agent, the Collateral Administrator and the Document Custodian shall have executed and delivered this Amendment.

3.2.            Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.         Joinder. MUFG Union Bank, N.A. (the “New Lender”) hereby confirms that it has received a copy of the Facility Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Agreement as a condition to the making of the Advances and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Agreement or any other Facility Document or with respect to the legality, validity, sufficiency or enforceability of the Agreement or any other Facility Document or the value of any security therefor.

Except as otherwise provided in the Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Agreement and the Lender Fee Letter and have all the rights and obligations of a “Lender” under the Agreement and the Lender Fee Letter as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Agreement and the Lender Fee Letter as if it were an original signatory thereto.

The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

The existing Lenders and New Lender each agree to reallocate its interests in the Advances outstanding on the date hereof between themselves so that each existing Lender and New Lender is then holding its relevant Percentage of outstanding Advances based on their Commitments as in effect after giving effect hereto (such reallocations shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith).

Section 5.         Limited Waiver. Reference is made to that certain Facility Amount Increase Request, dated August 18, 2021, which effected an increase in the Facility Amount (the “Previous Facility Amount Increase”) by the addition of Wintrust Bank, N.A. (“Wintrust”) and ING Capital LLC (“ING”) each as a Lender under the terms of the Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof and provided that all other provisions of the Agreement remain applicable in all respects, each Lender (excluding Wintrust and ING) hereby retroactively waives compliance with the consent requirement in Section 2.15 of the Agreement in respect of the Previous Facility Amount Increase; provided that, this limited waiver shall be effective only for the Previous Facility Amount Increase and in no event shall be deemed to be a waiver of any other provision of the Agreement or of any other failure to comply with Section 2.15 of the Agreement now existing or hereafter arising.

Section 6.         Representations of the Borrower and Collateral Manager. Each of the Borrower and the Collateral Manager hereby represents and warrants to the parties hereto that as of the date hereof each of their respective representations and warranties contained in Article IV of the Agreement and any other Facility Documents to which it is a party are true and correct in all material respects as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

Section 7.         Agreement in Full Force and Effect. Except as specifically amended herein, the Agreement shall continue in full force and effect in accordance with its original terms, and the Liens created and provided for by the Facility Documents remain in full force and effect and continue to secure, among other things, the performance of all of the Borrower’s Obligations under the Facility Documents and the Agreement as amended hereby. Reference to this specific Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 8.         Execution in Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart, and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart hereof by facsimile transmission or by e-mail transmission of an electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, or DocuSign) shall be effective as delivery of a manually executed counterpart hereof.

Section 9.        Governing Law. This Amendment shall be construed in accordance with the internal laws of the State of New York, without reference to conflict of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the internal laws of the State of New York.

Section 10.      Direction to Execute. Each of the Borrower, the Collateral Manager, the Lenders and the Administrative Agent hereby direct the Collateral Agent, the Collateral Administrator and the Document Custodian to execute this Amendment and acknowledge and agree that the Collateral Agent, the Collateral Administrator and the Document Custodian shall be duly protected in relying upon the foregoing direction.

[Signature Pages To Follow]

In Witness Whereof, the parties hereto have caused this Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

MC Income Plus Financing SPV LLC, as Borrower

By: Monroe Capital Income Plus Corporation, as Designated Manager

By:	/s/ Aaron Peck
	Name:	Aaron Peck
	Title:	Authorized Signatory

Monroe Capital Income Plus Corporation, as Collateral Manager

By:	/s/ Aaron Peck
	Name:	Aaron Peck
	Title:	Authorized Signatory

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

KeyBank National Association, as Administrative Agent and Lead Arranger

By:	/s/ P. G. Turner
	Name:	P. G. Turner
	Title:	EVP

KeyBank National Association, as Lender

By:	/s/ P. G. Turner
	Name:	P. G. Turner
	Title:	EVP

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

Hancock Whitney Bank, as Lender

By:	/s/ Christopher Bucher
	Name:	Christopher Bucher
	Title:	Executive Vice President

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

The Huntington National Bank, as Lender

By:	/s/ Alexandra E. Dressman
	Name:	Alexandra E. Dressman
	Title:	Authorized Signer

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

Bank Leumi USA, as Lender

By:	/s/ Phil McCaulay
	Name:	Phil McCaulay
	Title:	FVP

By:	/s/ Nancy Iannotta
	Name:	Nancy Iannotta
	Title:	VP

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

First Foundation Bank, as Lender

By:	/s/ Joe Kucik
	Name:	Joe Kucik
	Title:	Senior Vice President

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

Sterling National Bank, as Lender

By:	/s/ Andrew Shuster
	Name:	Andrew Shuster
	Title:	Managing Director

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

Wintrust Bank, N.A., as Lender

By:	/s/ Rob Dmowski
	Name:	Rob Dmowski
	Title:	Senior Vice President

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

ING Capital LLC, as Lender

By:	/s/ Patrick Frisch
	Name:	Patrick Frisch
	Title:	Managing Director

By:	/s/ Dina Kook
	Name:	Dina Kook
	Title:	Director

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

MUFG Union Bank, N.A., as Lender

By:	/s/ Michael Gordon
	Name:	Michael Gordon
	Title:	Managing Director

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

U.S. Bank National Association, as Collateral Agent

By:	/s/ Jon C. Warn
	Name:	Jon C. Warn
	Title:	Vice President

U.S. Bank National Association, as Collateral Administrator

By:	/s/ Jon C. Warn
	Name:	Jon C. Warn
	Title:	Vice President

U.S. Bank National Association, as Document Custodian

By:	/s/ Kenneth Brandt
	Name:	Kenneth Brandt
	Title:	Vice President

[Signature Page to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement]

Exhibit A to Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement

[See attached.]

Conformed Credit Agreement

First Amendment dated as of November 19, 2020

Assignment and Acceptance dated as of December 16, 2020

Second Amendment dated as of January 15, 2021

Increase Request dated as of ~~Arpil~~April 23, 2021

Increase Request dated as of June 28, 2021

Third Amendment dated as of July 20, 2021

Fourth Amendment Dated as of November 19, 2021

Amended and Restated Revolving Credit and Security Agreement

among

MC Income Plus Financing SPV LLC,
as Borrower,

Monroe Capital Income Plus Corporation,
as Collateral Manager

the Lenders from time to time parties hereto,

KeyBank National Association,

as Administrative Agent

KeyBank National Association,
as Lead Arranger

U.S. Bank National Association,
as Collateral Agent

U.S. Bank National Association,
as Collateral Administrator

and

U.S. Bank National Association,
as Document Custodian

Dated as of May 1, 2020

Table of Contents

Section	Heading	Page

Article I Definitions; Rules of Construction; Computations		2

Section 1.01.	Definitions	2
Section 1.02.	Rules of Construction	~~65~~64
Section 1.03.	Computation of Time Periods	~~66~~64
Section 1.04.	Collateral Value Calculation Procedures	~~66~~64
Section 1.05.	Calculation of Borrowing Base	~~68~~66
Section 1.06.	~~LIBOR~~Benchmark Notification	~~68~~66

Article II Advances		~~69~~67

Section 2.01.	Revolving Credit Facility	~~69~~67
Section 2.02.	Making of the Advances	~~69~~67
Section 2.03.	Evidence of Indebtedness	~~69~~67
Section 2.04.	Payment of Principal and Interest	~~70~~68
Section 2.05.	Prepayment of Advances	~~71~~70
Section 2.06.	Changes of Commitments	~~72~~70
Section 2.07.	Maximum Lawful Rate	~~73~~71
Section 2.08.	Several Obligations	~~73~~71
Section 2.09.	Increased Costs	~~73~~71
Section 2.10.	Compensation; Breakage Payments	~~75~~73
Section 2.11.	Illegality; Inability to Determine Rates	~~75~~73
Section 2.12.	Rescission or Return of Payment	~~76~~74
Section 2.13.	Past Due Interest	~~76~~74
Section 2.14.	Payments Generally	~~76~~74
Section 2.15.	Increase in Facility Amount	~~76~~75
Section 2.16.	Defaulting Lenders	~~76~~75
Section 2.17.	Tranche Period Elections	~~79~~77
Section 2.18.	Benchmark Replacement Setting	~~79~~78

Article III Conditions Precedent		~~82~~79

Section 3.01.	Conditions Precedent to Restatement Effective Date	~~82~~79
Section 3.02.	Conditions Precedent to Each Borrowing	~~82~~80

Article IV Representations and Warranties		~~83~~80

Section 4.01.	Representations and Warranties of the Borrower	~~83~~80
Section 4.02.	Representations and Warranties of the Collateral Manager	~~88~~85

Article V Covenants		~~91~~88

Section 5.01.	Affirmative Covenants of the Borrower	~~91~~88
Section 5.02.	Negative Covenants of the Borrower	~~97~~94

-i-

Section 5.03.	Affirmative Covenants of the Collateral Manager	~~101~~98
Section 5.04.	Negative Covenants of the Collateral Manager	~~103~~101
Section 5.05.	Certain Undertakings Relating to Separateness	~~104~~102

Article VI Events of Default		~~106~~104

Section 6.01.	Events of Default	~~106~~104
Section 6.02.	Remedies upon an Event of Default	~~109~~107
Section 6.03.	Collateral Manager Termination Events	~~111~~108
Section 6.04.	Remedies upon a Collateral Manager Termination Event	~~113~~110

Article VII Pledge of Collateral; Rights of the Collateral Agent		~~113~~110

Section 7.01.	Grant of Security	~~113~~111
Section 7.02.	Release of Security Interest	~~114~~112
Section 7.03.	Rights and Remedies	~~115~~112
Section 7.04.	Remedies Cumulative	~~115~~113
Section 7.05.	Related Documents	~~115~~113
Section 7.06.	Borrower Remains Liable	~~116~~114
Section 7.07.	Protection of Collateral	~~117~~114

Article VIII Accounts, Accountings and Releases		~~117~~115

Section 8.01.	Collection of Money	~~117~~115
Section 8.02.	Collection Account	~~118~~116
Section 8.03.	Transaction Accounts	~~120~~118
Section 8.04.	The Revolving Reserve Account; Fundings	~~120~~119
Section 8.05.	Reinvestment of Funds in Covered Accounts	~~122~~119
Section 8.06.	Accountings	~~123~~121
Section 8.07.	Release of Collateral	~~124~~121
Section 8.08.	[Reserved]	~~125~~122
Section 8.09.	Covered Account Details	~~125~~122
Section 8.10.	Delivery of Report, Notices, Etc.	~~125~~122

Article IX Application of Monies		~~125~~123

Section 9.01.	Disbursements of Monies from Payment Account	~~125~~123

Article X Sale of Collateral Loans; Purchase of Additional Loans		~~129~~126

Section 10.01.	Sales of Collateral Loans	~~129~~126
Section 10.02.	Purchase of Additional Loans	~~130~~127
Section 10.03.	Substitution and Transfer of Loans	~~131~~128
Section 10.04.	Conditions Applicable to All Sale, Substitution and Purchase Transactions	~~132~~129
Section 10.05.	Additional Equity Contributions	~~133~~130

-ii-

Article XI Administration and Servicing of Contracts		~~133~~130

Section 11.01.	Designation of the Collateral Manager	~~133~~130
Section 11.02.	Duties of the Collateral Manager	~~133~~131
Section 11.03.	Liability of the Collateral Manager; Indemnification of the Collateral Manager Persons	~~135~~133
Section 11.04.	Authorization of the Collateral Manager	~~136~~134
Section 11.05.	Realization Upon Defaulted Loans	~~137~~134
Section 11.06.	Collateral Management Compensation	~~137~~134
Section 11.07.	Payment of Certain Expenses by Collateral Manager	~~137~~134
Section 11.08.	The Collateral Manager Not to Resign; Assignment	~~137~~134
Section 11.09.	Appointment of Successor Collateral Manager	~~138~~135

Article XII The Agents		~~141~~138

Section 12.01.	Authorization and Action	~~141~~138
Section 12.02.	Delegation of Duties	~~142~~140
Section 12.03.	Agent’s Reliance, Etc.	~~142~~140
Section 12.04.	Indemnification	~~144~~143
Section 12.05.	Successor Agents	~~144~~143
Section 12.06.	Administrative Agent’s Capacity as a Lender	~~146~~144
Section 12.07.	Compensation of Collateral Agent	~~146~~144
Section 12.08.	Recovery of Erroneous Payments	144

Article XIII Reserved		146

Article XIV The Document Custodian		146

Section 14.01.	Designation of Document Custodian	146
Section 14.02.	Duties of Document Custodian	147
Section 14.03.	Merger or Consolidation	151
Section 14.04.	Document Custodian Compensation and Indemnification	151
Section 14.05.	Document Custodian Resignation and Removal	151
Section 14.06.	Limitation on Liability	152
Section 14.07.	Delivery of Related Documents	154
Section 14.08.	Release of Related Documents	154
Section 14.09.	Return of Related Documents	155
Section 14.10.	Access to Certain Documentation and Information Regarding the Collateral; Audits	155
Section 14.11.	Representations and Warranties of the Document Custodian	156
Section 14.12.	Covenants of the Document Custodian	157
Section 14.13.	Transmission of Related Documents	158
Section 14.14.	Document Custodian as Agent of Collateral Agent	158

Article XV The Collateral Administrator		158

Section 15.01.	Powers and Duties of Collateral Administrator	158
Section 15.02.	Compensation.	160

-iii-

-iv-

SCHEDULES

Schedule 1	Initial Commitments and Percentages
Schedule 2	Forms of Monthly Report
Schedule 3	Initial Collateral Loans
Schedule 4	Moody’s Industry Classifications
Schedule 5	Notice Information
Schedule 6	Covered Account Details
Schedule 7	Risk Factor Rating
Schedule 8	Closing Memorandum

EXHIBITS

Exhibit A	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation)
Exhibit B	Form of Notice of Prepayment
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Account Control Agreement
Exhibit E-1	Form of Release of Related Documents
Exhibit E-2	Form of Certificate for Release of Related Documents
Exhibit F	Form of Facility Amount Increase Request
Exhibit G	Collateral Loans Certification
Exhibit H	Form of Closing Certificate
Exhibit I	Form of U.S. Tax Compliance Certificate
Exhibit J	Form of Compliance Certificate
Exhibit K	Form of Tranche Period Election Request
Exhibit L	Form of Custodial Certificate

-v-

Amended and Restated Revolving Credit and Security Agreement

Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020, among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party hereto; KeyBank National Association, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as document custodian (in such capacity, together with its successors and assigns, the “Document Custodian”); and U.S. Bank National Association, as collateral administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”).

Recitals:

WHEREAS, the Borrower, the Collateral Manager, the Lender, the Administrative Agent, the Collateral Agent, the Document Custodian and the Collateral Administrator have previously entered into that certain Revolving Credit and Security Agreement dated as of March 12, 2019 (as amended by (i) a First Amendment to Revolving Credit and Security Agreement dated as of June 7, 2019 among the Borrower, the Collateral Manager, the Lender, the Administrative Agent, the Collateral Agent, the Document Custodian and the Collateral Administrator (the “First Amendment”), (ii) a Second Amendment to Revolving Credit and Security Agreement dated as of March 6, 2020 among the Borrower, the Collateral Manager, the Lender, the Administrative Agent, the Collateral Agent, the Document Custodian and the Collateral Administrator (the “Second Amendment”) and (iii) a Third Amendment to Revolving Credit and Security Agreement dated as of May 1, 2020 among the Borrower, the Collateral Manager, the Lender, the Administrative Agent, the Collateral Agent, the Document Custodian and the Collateral Administrator (the “Third Amendment”) and, as further amended, restated, supplemented and otherwise modified prior to the date hereof, the “Original Agreement”);

WHEREAS, subject to and upon the terms and conditions set forth herein, the Borrower, the Lender and the Administrative Agent desire to make certain amendments to the Original Agreement and for the sake of clarity and convenience, amend and restate the Original Agreement in the form of this Agreement in its entirety, and from and after the date hereof, all references made to the Original Agreement in any Facility Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. This Amended and Restated Revolving Credit and Security Agreement constitutes for all purposes an amendment to the Original Agreement and not a new or substitute agreement;

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, effective as of the Restatement Effective Date, the parties hereto agree as follows:

Article I

Definitions; Rules of Construction; Computations

Section 1.01.          Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“ABL Collateral” means working capital (including cash, accounts receivable and inventory) and/or fixed assets of the related Obligor.

“ABL Loan” means (i) a lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in ABL Collateral, (ii) is an Eligible First Lien Obligation and (iii) is designated as an ABL Loan by the Borrower at the time of the initial acquisition thereof by the Borrower.

“Account Control Agreement” means an agreement in substantially the form of Exhibit D.

“Adjusted Eurodollar Rate” means, for any Tranche Period, an interest rate per annum equal to a fraction, expressed as a percentage, (i) the numerator of which is equal to the LIBOR Rate for such Tranche Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Tranche Period.

“Administration Agreement” means that certain Administration Agreement, dated as of December 5, 2018, by and between the BDC and the Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent Fee Letter” means that certain Amended and Restated Administrative Agent Fee Letter, dated as of the date hereof, by and among the Administrative Agent and the Borrower.

“Administrative Expense Cap” means, for any rolling 12-month period, an amount equal to $150,000.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable, on a pro rata basis, to:

(a)            agents (other than the Collateral Manager) and counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents;

(b)            any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loans; and

(c)            any other Person (other than the Lenders) in respect of any other fees or expenses permitted under or incurred pursuant to the Facility Documents and other amounts payable by the Borrower under any Facility Document.

provided that, for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal, other amounts owing in respect of the Advances and the Commitments, fees due to the Administrative Agent pursuant to the Administrative Agent Fee Letter and the Collateral Management Fees) and expenses paid on the Closing Date shall not constitute Administrative Expenses.

“Administrator” means Monroe Capital Management Advisors, LLC, a Delaware limited liability company, together with its successors and assigns.

“Advance Rate” means, (i) 72.0% for Eligible First Lien Obligations (excluding any such Eligible First Lien Obligations that otherwise satisfy one of the definitions specified in clauses (ii), (iii), (iv) or (v) below), (ii) 65% for Recurring Revenue Loans, Bifurcated First Lien Term Loans and First Lien/Last Out Term Obligations, (iii) 60% for Uni-Tranche Loans, Covenant Lite Loans, and DIP Collateral Obligations, (iv) 50.0% for Specialty Finance Loans and (v) 40.0% for Eligible Second Lien Obligations and Real Estate Loans; provided that, (a) if any Loan falls within more than one of the foregoing sub-clauses (i) through (v), the lowest Advance Rate under such sub-clauses shall apply to such Loan and (b) if any Loan is subject to a COVID-19 Modification, the applicable Advance Rate shall be reduced by 10.0% until such time that all required payments are paid on a timely basis for a period of (x) three consecutive months (if such Loan has monthly scheduled payments) following the date of such modification or (y) two consecutive quarters (if such Loan has quarterly scheduled payments) following the date of such modification.

“Advances” has the meaning assigned to such term in Section 2.01.

“Advisor” means Monroe Capital BDC Advisors, LLC, a Delaware limited liability company, together with its successors and assigns.

“Advisory Agreement” means that certain Investment Advisory and Management Agreement, dated as of December 5, 2018, by and between the BDC and the Advisor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Affected Person” means (i) each Lender and each of its Affiliates and (ii) any assignee or participant of any Lender.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor). “Unaffiliated” has the meaning correlative thereto.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agent’s Account” KeyBank National Association, ABA #021300077, Account to be credited: Key Equipment Finance Inc., Account number: 329953020917, Attn: SFS Operations, Ref: MC Income Plus Financing SPV LLC.

“Aggregate Collateral Balance” means, at any time, the aggregate sum of: (a) the aggregate Appraised Value of all Collateral Loans (other than Discount Loans and Ineligible Loans) that are Eligible Loans, plus (b) the Dollar Equivalent of the aggregate purchase price of all Discount Loans (other than Ineligible Loans), plus (c) the Net Aggregate Exposure Amount with respect to all Delayed Drawdown Loans and Revolving Loans that, in each case, are Eligible Loans; provided that the portion of the Aggregate Collateral Balance assigned to any ABL Loan shall be reduced by an amount necessary to cause the Approved ABL Advance Rate thereon to equal the rate opposite the type of ABL Collateral applicable to such ABL Loan, as set forth in the definition of “Approved ABL Advance Rate.”

“Aggregate Funded Spread” means, as of any date, the sum of:

(a)            in the case of each Floating Rate Obligation (excluding any Floor Obligation) that bears interest at a spread over an index (including any LIBOR based index), (i) the excess of the sum of such spread and such index over Specified LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of such Collateral Loan; and

(b)            in the case of each Floor Obligation, (i) the excess of the interest rate on such Floor Obligation (including any interest rate spread) as of such date over Specified LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Loan.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Unfunded Spread” means, as of any date, the sum of the products obtained by multiplying (a) for each Delayed Drawdown Loan and Revolving Loan, the Dollar Equivalent of the related commitment fee or other analogous fees (expressed at a per annum rate) then in effect as of such date and (b) the Dollar Equivalent of the undrawn commitments of each such Delayed Drawdown Loan and Revolving Loan as of such date.

“Agreement” means this Revolving Credit and Security Agreement.

“Alternative Rate” means an interest rate per annum equal to (i) if a Eurodollar Disruption Event has occurred and is continuing or an Event of Default has occurred and is continuing (and has not otherwise been waived by the Lenders pursuant to the terms hereof), the Base Rate, or (ii) in all other cases, the Adjusted Eurodollar Rate.

“Amortization Period” means the period from the day immediately following the Commitment Termination Date to and including the Final Maturity Date.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Law” means any Law of any Governmental Authority, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means (a) during the Reinvestment Period, (i) if the number of Unaffiliated Obligors with respect to all Eligible Loans as of the last day of the previous calendar month exceeds 30, 2.75% per annum, (ii) if the number of Unaffiliated Obligors with respect to all Eligible Loans as of the last day of the previous calendar month is 30 or less but greater than 15, 2.85% per annum and (iii) if the number of Unaffiliated Obligors with respect to all Eligible Loans as of the last day of the previous calendar month is 15 or less, 2.95% per annum; (b) after the Reinvestment Period and during the Amortization Period, 3.000% per annum; and (c) with respect to Obligations which accrue interest at the Past Due Rate pursuant to Section 2.13 or upon the occurrence and during the continuation of an Event of Default, the Applicable Margin determined in accordance with the foregoing clauses (a) and (b) plus 2.00% per annum.

“Appraisal” means with respect to any Loan, an appraisal of such Loan that is conducted by an Approved Appraisal Firm, which may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal of such Loan previously performed by an Approved Appraisal Firm.

“Appraised Value” means, with respect to any Loan, the least of the Dollar Equivalent of:

(i)             the Principal Balance for such Loan multiplied by 102%;

(ii)            the fair market value of such Loan as determined by (x) the bid-side quote for such Loan, determined by any of Loan Pricing Corporation, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or any other nationally recognized loan pricing service selected by the Borrower or the Collateral Manager with notice to the Administrative Agent or (y) if no such quote is available, the most recently completed Appraisal of such Loan; provided that in the event any Appraisal with respect to a Loan pursuant to this clause (ii) is older than three calendar months, the Appraised Value for such Loan shall be the greater of (A) zero and (B) such other value of such Loan, as determined by the Collateral Manager or the Borrower and agreed to by the Administrative Agent; provided, further, that in the event that an initial Appraisal has not yet been completed for any Loan, for a period of up to 150 days following the original closing of such Loan but terminating on the first Measurement Date occurring after the completion of the first Appraisal for such Loan, the fair market value of such Loan shall be determined by the Collateral Manager in its sole discretion; and

(iii) if such Loan is a Real Estate Loan or a Specialty Finance Loan, the lowest of (x) the fair market value of such Loan, as determined by the Administrative Agent in its sole and absolute discretion when such Loan is acquired by or contributed to the Borrower, (y) the fair market value of such Loan, as determined by the most recently completed Appraisal of such Loan, and (z) the fair market value of such Loan, as redetermined by the Administrative Agent following the occurrence of a Revaluation Event with respect to such Loan. In the event the Collateral Manager or the Borrower disputes any Appraised Value that has been determined by the Administrative Agent, the Administrative Agent shall, at the Borrower’s expense, retain an Approved Appraisal Firm to value such Eligible Loan and such Approved Appraisal Firm’s Appraised Value shall be the Appraised Value with respect to such Eligible Loan until the next succeeding Revaluation Event (if any) in respect of such Eligible Loan.

“Approved ABL Advance Rates” means the rates across from the applicable ABL Collateral indicated in the following table:

ABL Collateral	Approved ABL Advance Rate
working capital	90%
fixed assets	60%

“Approved Appraisal Firm” means (a) an independent appraisal firm recognized as being experienced in conducting valuations of secured loans or (b) an independent financial adviser of recognized standing retained by the Borrower, the Collateral Manager or the agent or lenders under any Loan, in each case as consented to by the Administrative Agent.

“Approved Foreign Currency” means, at any time, any of Australian Dollars, Canadian Dollars, Euros and Pounds Sterling.

“Approved Foreign Obligor” means an Obligor organized or incorporated in the United Kingdom, Australia, New Zealand, Germany, Sweden, Switzerland, Austria, Belgium, Denmark, Finland, Iceland, Luxemburg, Norway, The Netherlands, France, Liechtenstein, Singapore, Israel, Ireland, or any Tax Jurisdiction.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“Australian Dollars” means the lawful money of the Commonwealth of Australia.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of ~~an~~a ~~Interest~~Tranche Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) other than as a result of a Eurodollar Disruption Event, the three-month LIBOR Rate plus 1.0%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to this definition will be determined based on a year of 360 days and actual days elapsed.

“BDC” means Monroe Capital Income Plus Corporation, a Maryland corporation.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to Section 2.18, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)            for purposes of Section 2.18(a), the first alternative set forth below that can be determined by the Administrative Agent:

(a)            the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or

(b)            the sum of: (i) Daily Simple SOFR and (ii) ~~the spread adjustment~~0.11448% (11.448 basis points) for an Available Tenor of ~~three~~one-month’s duration ~~(~~, and 0.26161% (26.161 basis points)~~)~~ for an Available Tenor of three-months’ duration;

provided, however, that if an Early Opt-in Election has been made, the Benchmark Replacement will be the benchmark selected in connection with such Early Opt-in Election; and

(2)            for purposes Section 2.18(b), the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected pursuant to this clause (2) by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate,” “Business Day”, “LIBOR Rate,” “Adjusted Eurodollar Rate”, “Interest Accrual Period,” and “Tranche Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayments, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than USD LIBOR), the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Owner” means, with respect to the Borrower, (a) each individual, if any, who, directly or indirectly, owns 25% or more of the equity interests in the Borrower and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Bifurcated First Lien Term Loan” means a Collateral Loan that (a) constitutes an Eligible First Lien Obligation and (b) that is a stand-alone term loan that:

(i)             is delivered in connection with a related Cross-Defaulted ABL Loan;

(ii)            is secured by a valid first priority perfected security interest or Lien in, to or on substantially all of the Obligor’s assets other than the ABL Collateral that is secured under the related Cross-Defaulted ABL Loan, subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents; provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(iii)           may be cross secured to the Cross-Defaulted ABL Loan by a valid second priority perfected security interest or Lien in, to or on substantially all of the Obligor’s ABL Collateral subject to customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents; provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(iv)           is cross defaulted to the related Cross-Defaulted ABL Loan and is subject to an intercreditor agreement or another agreement amongst the lenders to such Obligor (including, without limitation, the lenders under the related Cross-Defaulted ABL Loan) containing customary intercreditor provisions that are reasonably satisfactory to the Borrower and the Collateral Manager (in accordance with the Collateral Management Standard); and

(v)            with respect to which as of any date of determination the related Cross-Defaulted ABL Loan has a ratio of funded debt under such related Cross-Defaulted ABL Loan to TTM EBITDA of less than or equal to 1.5x.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrower LLC Agreement” means the Limited Liability Company Agreement of the Borrower, dated as of March 12, 2019.

“Borrowing” has the meaning assigned to such term in Section 2.01.

“Borrowing Base” means, at any time, (a) the Aggregate Collateral Balance (calculated only pursuant to clauses (a) and (b) of such definition) minus (b) (i) during the Reinvestment Period, any Excess Concentration Amounts, and (ii) after the Reinvestment Period, any Excess Concentration Amounts in existence on the last day of the Reinvestment Period; provided that with respect to this clause (ii), any Excess Concentration Amounts attributable to a Collateral Loan shall not exceed the Principal Balance of such Collateral Loan; provided further, that with respect to this clause (ii), Excess Concentration Amounts attributable to more than one Collateral Loan shall be attributed to each Collateral Loan on a proportional basis according to the portions of such Collateral Loans used to calculate such Excess Concentration Amounts on the last day of the Reinvestment Period; provided further that, on the Commitment Termination Date for purposes of funding the Revolving Reserve Account pursuant to Section 8.04, with respect to clause (a) of this definition, the Borrowing Base will include the Aggregate Collateral Balance (calculated pursuant to clauses (a), (b), and (c) of such definition).

“Borrowing Base Calculation Statement” means a statement in substantially the form attached as Schedule I to the form of Notice of Borrowing attached hereto as Exhibit A, as such form of Borrowing Base Calculation Statement may be modified by the Administrative Agent from time to time to the extent such form does not, in the good faith opinion of the Administrative Agent, accurately reflect the calculation of the Borrowing Base required hereunder.

“Borrowing Date” means the date of a Borrowing.

“Business Day” means any day other than a Saturday or Sunday, provided that (i) days on which banks are authorized or required to close in New York, New York, Boston, Massachusetts, Chicago, Illinois, Minneapolis, Minnesota or Florence, South Carolina, and (ii) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance bearing interest at the LIBOR Rate or the determination of the LIBOR Rate, days on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England are closed, shall not constitute Business Days; provided that, when used in connection with SOFR, the component of the Base Rate based upon SOFR or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Dollars” mean the lawful money of Canada.

“Cash” means Dollars immediately available on the day in question.

“Cause” means the indictment for or conviction of any crime of dishonesty or moral turpitude or any act or omission that would constitute gross negligence, bad faith or willful misconduct.

“Certificate of Beneficial Ownership” means, with respect to the Borrower, a certificate certifying, among other things, the Beneficial Owner of the Borrower, delivered on the Closing Date, as the same may be updated or amended from time to time in accordance with this Agreement.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control” means, at any time, the occurrence of one of the following events: (1) the BDC fails to own 100% of the equity interests of the Borrower free and clear of all Liens other than Permitted Liens at any time; or (2) the Collateral Manager fails to have the power to direct the management and policies of the Borrower.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means March 12, 2019.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Administrator” means U.S. Bank National Association, solely in its capacity as collateral administrator hereunder, and any successor thereto.

“Collateral Agent” means U.S. Bank National Association, solely in its capacity as collateral agent hereunder, and any successor thereto.

“Collateral Agent Account” means the deposit account established by the Collateral Agent with its corporate trust department in the name of the Borrower for the deposit of Advances and proceeds of the Collateral for further credit to the Collection Account.

“Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter” means the fee letter, dated as of the Closing Date, among the Borrower, U.S. Bank National Association, as Collateral Agent, Collateral Administrator, Intermediary and Document Custodian, the Administrative Agent, and the Collateral Manager setting forth the fees payable by the Borrower to, among others, the Collateral Agent, the Document Custodian and the Collateral Administrator in connection with the transactions contemplated by this Agreement and other Facility Documents.

~~“Collateral Agent Parties” has the meaning assigned to such term in Section 16.04(b).~~

“Collateral Database” has the meaning assigned to such term in Section 15.01(b).

“Collateral Default Ratio” means, on any date of determination, the ratio (expressed as a percentage) equal to (a) the sum of the Principal Balances of all Collateral Loans that became Defaulted Loans during the previous month net of any recoveries actually received by the Borrower in respect of such Defaulted Loans, divided by (b) the average Aggregate Principal Balance of all Collateral Loans during the previous month.

“Collateral Interest Amount” means, as of any Determination Date, without duplication, the sum of (A) the aggregate amount of “Interest Proceeds” calculated solely pursuant to clause (a) of the definition of “Interest Proceeds” that have been received according to the payment schedule(s) under the Related Documents during the Collection Period ending on such Determination Date plus (B) the Dollar Equivalent of all interest and other income that is accrued but unpaid during such Collection Period on the Collateral Loans (excluding any such amounts with respect to Ineligible Loans).

“Collateral Loan” means a Loan that is owned by the Borrower and included as part of the Collateral.

“Collateral Management Fee” means the monthly fee, accruing from the Closing Date, payable in arrears on each Payment Date for the related Interest Accrual Period, in an amount equal to 0.35% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed) of the Monthly Asset Amount.

“Collateral Management Standard” means, with respect to any Loan included in the Collateral, to service and administer such Collateral Loan in accordance with the Related Documents and all customary and usual servicing practices (a) which are consistent with the higher of: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Loans for its own account, and (ii) the same care, skill, prudence and diligence with which the Collateral Manager services and administers loans for its own account or for the account of others; (b) to the extent not inconsistent with clause (a), with a view to maximize the value of the Collateral Loans; and (c) without regard to: (i) any relationship that the Collateral Manager or any Affiliate of the Collateral Manager may have with any Obligor or any Affiliate of any Obligor, (ii) the Collateral Manager’s obligations to incur servicing and administrative expenses with respect to a Collateral Loan, (iii) the Collateral Manager’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iv) the ownership by the Collateral Manager or any Affiliate thereof of any retained interest or one or more loans of the same class as any Collateral Loans, (v) the ownership, servicing or management for others by the Collateral Manager of any other loans or property by the Collateral Manager, or (vi) any relationship that the Collateral Manager or any Affiliate of the Collateral Manager may have with any holder of other loans of the Obligor with respect to such Collateral Loans.

“Collateral Manager” has the meaning assigned to such term in the introduction of this Agreement.

“Collateral Manager Breach” has the meaning assigned to such term in Section 11.03(a).

“Collateral Manager Expense Cap” means, for any rolling twelve-month period, an amount equal to $300,000.

“Collateral Manager Termination Event” means the occurrence of any of the events, acts or circumstances set forth in Section 6.03.

“Collateral Sale Notice Date” has the meaning assigned to such term in Section 6.02.

“Collection Account” means the account established pursuant to Section 8.02, which includes the Principal Collection Subaccount and the Interest Collection Subaccount including any Principal Collection Subaccount and Interest Collection Subaccount for an Approved Foreign Currency.

“Collection Period” means, with respect to any Payment Date, the period commencing immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Payment Date) and ending on the last day of the month prior to the month in which such Payment Date occurs (or, if such last day of the month is not a Business Day, the next succeeding Business Day) or, in the case of the final Collection Period preceding the Final Maturity Date or the final Collection Period preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collections” means all cash collections, distributions, payments and other amounts received, and to be received by the Borrower, from any Person in respect of any Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral and all Proceeds from any sale or disposition of any such Collateral.

“Commitment” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.06 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 16.06(a).

“Commitment Fees” has the meaning assigned to such term in the Lender Fee Letter.

“Commitment Reduction Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Commitment Termination Date” means the last day of the Reinvestment Period.

“Concentration Limitations” means, as of any date of determination, the following limitations applied to the Aggregate Collateral Balance (calculated pursuant to clause (a) and (b) under such definition) of the Eligible Loans owned (or, in relation to a proposed purchase of a Loan, proposed to be owned) by the Borrower, and calculated as a percentage of the Aggregate Collateral Balance in accordance with the procedures set forth in Section 1.04:

(a)            not more than 5.0% consists of DIP Collateral Obligations;

(b)            not more than 5.0% consists of Eligible Second Lien Obligations;

(c)            not more than 30.0% consists of Eligible Loans with Obligors in any Moody’s Industry Classification;

(d)            not more than (i) 15.0% consists of Eligible Loans the Obligor of which, together with any Affiliates thereof, is the Obligor of the largest percentage of the Aggregate Collateral Balance, (ii) 12.0% consists of Eligible Loans the Obligor of which, together with any Affiliates thereof, is the Obligor of the 2nd largest percentage of the Aggregate Collateral Balance, and (iii) so long as there are at least ten (10) individual Obligors with respect to the Eligible Loans, 40.0% consists collectively of Eligible Loans the Obligors of which, together with any Affiliates thereof, are the Obligors of the 1st, 2nd, 3rd and 4th largest percentage of the Aggregate Collateral Balance;

(e)            not more than 40.0% consists of Eligible Loans (excluding Real Estate Loans and Specialty Finance Loans, which shall not be required to have a Risk Factor Rating) that have a Risk Factor Rating of greater than 3490;

(f)             not more than 5.0% consists of Eligible Loans (excluding Real Estate Loans and Specialty Finance Loans, which shall not be required to have a Risk Factor Rating) that have a Risk Factor Rating of greater than 4770;

(g)            not more than 15.0% consists of Eligible Loans (excluding Recurring Revenue Loans) that have an Obligor with a TTM EBITDA of less than $7,500,000;

(h)            not more than 40.0% consists of Recurring Revenue Loans;

(i)             not less than 70.0% consists of Eligible First Lien Obligations, including Covenant Lite Loans and Recurring Revenue Loans, but excluding ABL Loans;

(j)             not more than 30.0% consists collectively of First Lien/Last Out Term Obligations, Uni-Tranche Loans, Bifurcated First Lien Term Loans, Eligible Second Lien Obligations, Specialty Finance Loans ~~and~~, Real Estate Loans and ABL Loans;

(k)            not more than 10.0% consists of Bifurcated First Lien Term Loans;

(l)             not more than 15.0% consists of Eligible Covenant Lite Loans;

(m)           not more than 10.0% consists of PIK Loans;

(n)            not more than 10.0% consists collectively of Specialty Finance Loans and Real Estate Loans;

(o)            not more than 10.0% consists of Control Position Loans;

(p)            not more than 5.0% consists of Loans that do not satisfy the eligibility criteria set forth in the definition of “Eligible Loan” but have been approved by the Administrative Agent for acquisition by the Borrower pursuant to clause (ii) of such definition;

(q)            not more than 15.0% consists of Delayed Drawdown Loans and Revolving Loans;

(r)             not more than 30.0% consists of Loans subject to a COVID-19 Modification;

(s)            not more than 10.0% consists of Loans whose Obligors are Approved Foreign Obligors;

(t)             not more than 10.0% consists of Loans that are payable in an Approved Foreign Currency;

(u)            not more than 70.0% collectively consists of Eligible Loans the Obligors of which are in the four largest Moody’s Industry Classifications (measured as the Moody’s Industry Classifications with the 1st, 2nd, 3rd and 4th largest percentage of the Aggregate Collateral Balance); and

(v)            not more than 10.0% consists of First Lien/Last Out Term Obligations,

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Control Position Loan” means an instrument that otherwise qualifies as a Collateral Loan, with respect to which (a) there is a warrant or other similar instrument that may be converted or exchanged for an Equity Security (other than Margin Stock) and (b) upon the exercise of such warrant or similar instrument by the Borrower or other Affiliated holder thereof such holder thereof would have (i) more than 25%, but not more than 49% of the equity interests of the Obligor, (ii) the right to appoint a majority of the board of directors (or similar governing body) of the Obligor, or (iii) other rights that would constitute having “Control” of the Obligor.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the office of the Document Custodian or the office of the Collateral Administrator, as applicable, specified on Schedule 5 or such other address within the United States as the Collateral Agent, the Document Custodian and the Collateral Administrator may designate from time to time by notice to the Administrative Agent.

“Covenant Lite Loan” means a Loan that does not require the Obligor to comply with at least one of the following financial covenants during each reporting period applicable to such Loan, whether or not any action by, or event relating to, the Obligor has occurred: maximum leverage, maximum senior leverage, minimum fixed charge coverage, minimum tangible net worth, minimum net worth, minimum debt service coverage, minimum interest coverage, maximum capital expenditures, minimum EBITDA, or other customary financial covenants.

“Coverage Test” means each of (i) the Maximum Advance Rate Test and (ii) the Interest Coverage Ratio Test.

“Covered Account” means each of the Collection Account (including the Interest Collection Subaccount and Principal Collection Subaccount therein), the Payment Account, the Revolving Reserve Account and the Custodial Account.

“COVID-19 Modification” means, with respect to any Loan in which the related Obligor has been negatively impacted by the COVID-19 pandemic, any amendment, waiver, consent or modification of a Related Document with respect thereto executed or effected after the date on which such Loan is acquired by the Borrower but prior to January 4, 2021, that:

(a)             with respect to any interest payment payable on or prior to January 4, 2021, reduces, reschedules or waives any such interest payment or permits any such interest due with respect to such Loan in cash to be deferred, rescheduled or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already expressly permitted by the terms of its underlying instruments as of the date such Loan was acquired by the Borrower) or otherwise extends or reschedules any such interest payment with respect to such Loan to a date on or prior to the maturity date of such Loan then in effect; or

(b)            with respect to any scheduled payment or mandatory prepayment of principal payable on or prior to January 4, 2021, waives, reschedules, extends or postpones any date fixed for such payment to a date on or prior to the maturity date of such Loan then in effect.

“Credit and Collection Policies” means the Monroe Capital Credit Policies and Procedures Manual, as amended subject to the terms hereof; provided however that, with respect to any Successor Collateral Manager, means the written credit, collection and portfolio management policies and procedures of such Person at the time such Person becomes the Successor Collateral Manager.

“Cross-Defaulted ABL Loan” means an ABL Loan (for purposes of this definition, a “loan”) that (a) would constitute an Eligible First Lien Obligation ~~other than with respect to clause (v) of the definition thereof~~ and (b) that is a stand-alone revolving loan that:

(i) is delivered in connection with a related Bifurcated First Lien Term Loan;

(ii) is secured by a first priority perfected Lien on the related Obligor’s ABL Collateral in all appropriate jurisdictions, subject to customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents, provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(iii) may be cross-secured to the Bifurcated First Lien Term Loan by a valid second priority perfected security interest or Lien in, to or on substantially all of the Obligor’s assets in all appropriate jurisdictions other than the ABL Collateral subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents, provided that such permitted Liens do not directly secure indebtedness for borrowed money; and

(iv) is cross defaulted to the related Bifurcated First Lien Term Loan and is subject to an intercreditor agreement or another agreement amongst the lenders to such Obligor (including, without limitation, the lenders under the Bifurcated First Lien Term Loan) containing customary intercreditor provisions that are reasonably satisfactory to the Borrower and the Collateral Manager (in accordance with the Collateral Management Standard).

“Custodial Account” means the custodial account established pursuant to Section 8.03(b), which includes any sub-account of the Custodial Account for an Approved Foreign Currency.

“Custodial Certificate” is defined in Section 14.02(b)(i).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Data File” has the meaning assigned to such term in Section 8.06(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulted Loan” means any Loan as to which any of the following occurs:

(a)            a default as to all or any portion of one or more payments of principal and/or interest has occurred with respect to such loan (after giving effect to any grace period applicable thereto but in no event exceeding three (3) Business Days past the applicable due date);

(b)            a default other than a payment default described in clause (a) above (after giving effect to any grace period applicable thereto) and for which the Borrower (or the administrative agent or required lenders pursuant to the Related Documents, as applicable) has elected to exercise any of its rights and remedies under such Related Documents (including, without limitation, acceleration or foreclosing on collateral, but excluding (i) the imposition of default pricing if such default, in the good faith business judgment of the Collateral Manager, did not arise for credit-related reasons or (ii) the exercise of any rights to receive reports or conduct audits);

(c)            unless such Loan is a DIP Collateral Obligation, the related Obligor of such loan is subject of an Insolvency Event;

(d)            any or all of the principal amount due under such loan is reduced or forgiven;

(e)            subject to a mandatory repurchase as a Warranty Loan under the related documents;

(f)             the Collateral Manager has reasonably determined in accordance with the Collateral Management Standard and the Credit and Collection Policies that such Loan shall be placed on “non-accrual” status or “not collectible”; or

(g)            a Material Modification has occurred with respect to such loan (unless approved by the Administrative Agent, in its reasonable discretion).

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Drawdown Loan” means a Loan that (a) requires the Borrower to make one or more future advances to the Obligor under the related documents, agreements evidencing, guaranteeing, securing, governing or giving rise to such loan (for purposes of such definition, the “related documents”), (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder, provided that any such loan will be a Delayed Drawdown Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such loan to the borrower under the related documents expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a)           in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the Participation Interest or the Collateral Loan is represented by an Instrument:

(i)            causing the delivery of such Certificated Security to the Collateral Agent and any Instrument to the Document Custodian and by registering the same in the name of the Collateral Agent or its affiliated nominee or by indorsing the same to the Collateral Agent or in blank;

(ii)           causing the Collateral Agent or the Document Custodian, as applicable, to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Covered Account; and

(iii)          causing the Collateral Agent or the Document Custodian, as applicable, to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Certificated Security or Instrument;

(b)            in the case of each Uncertificated Security (other than a Clearing Corporation Security), unless covered by clause (e) below:

(i)            causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Collateral Agent; and

(ii)           causing the Collateral Agent to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Covered Account;

(c)            in the case of each Clearing Corporation Security:

(i)            causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Collateral Agent, and

(ii)           causing the Collateral Agent to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(d)            in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”):

(i)            causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Collateral Agent at such FRB, and

(ii)           causing the Collateral Agent to indicate continuously on its books and records that such Government Security is credited to the applicable Covered Account;

(e)            in the case of each Security Entitlement not governed by clauses (a) through (d) above:

(i)            causing a Securities Intermediary to receive a Financial Asset from a Securities Intermediary or to acquire the underlying Financial Asset, and in either case, accepting it for credit to the Collateral Agent’s securities account,

(ii)           causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Collateral Agent on behalf of the Secured Parties and continuously indicating on its books and records that such Security Entitlement is credited to the securities account of such Securities Intermediary, on behalf of the Collateral Agent on behalf of the Secured Parties, and

(iii)          causing the Collateral Agent to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Collateral Agent representing such Security Entitlement) is credited to the applicable Covered Account;

(f)             in the case of Cash or Money:

(i)            causing the delivery of such Cash or Money to the Securities Intermediary,

(ii)           causing the Securities Intermediary to credit such Cash or Money to a deposit account maintained as a sub-account of the applicable Covered Account, and

(iii)          causing the Securities Intermediary to indicate continuously on its books and records that such Cash or Money is credited to the applicable Covered Account; and

(g)           in the case of each account or general intangible (including any Participation Interest in which none of the Participation Interest or the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date” means the last day of each Collection Period.

“DIP Collateral Obligation” means an obligation:

(a)            obtained or incurred after the entry of an order of relief in a case pending under Chapter 11 of the Bankruptcy Code,

(b)            to a debtor in possession as described in Chapter 11 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code),

(c)            on which the related Obligor is required to pay interest and/or principal on a current basis, and

(d)            approved by a Final Order or Interim Order of the bankruptcy court so long as such obligation is (A) fully secured by a lien on the debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code, (B) fully secured by a lien of equal or senior priority on property of the debtor estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code or (C) is secured by a junior lien on the debtor’s encumbered assets (so long as such loan is fully secured based on the most recent current valuation or appraisal report, if any, of the debtor).

“Discount Loan” means any Loan having a purchase price of less than 90% of the outstanding principal amount of such Loan.

“Document Custodian” means U.S. Bank National Association, a national banking association, and any successor thereto appointed under this Agreement, in its capacity as document custodian hereunder.

“Document Custodian Termination Notice” is defined in Section 14.05.

“Dollar Equivalent” means, on any date of determination, (i) with respect to an Approved Foreign Currency, for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Collateral Manager through customary banking channels, including the Collateral Agent’s own banking facilities or (ii) with respect to an Approved Foreign Currency, for all other purposes, the applicable currency-Dollar spot rate obtained by the Collateral Manager through the Collateral Agent’s banking facilities for such currency at the opening of business on such day or (iii) with respect to an amount denominated in Dollars, such amount. None of the Administrative Agent, the Collateral Administrator or the Collateral Agent shall have any responsibility for any calculation of a Dollar Equivalent made by the Collateral Manager. For the avoidance of doubt, neither the Collateral Administrator nor the Collateral Agent shall have any responsibility to calculate any Dollar Equivalent pursuant to this Agreement.

“Dollars” and “$” mean the lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Loan in accordance with its terms.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(i)             a notification by the Administrative Agent to each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time ~~contain~~incorporate or adopt (as a result of amendment or as originally executed) either a SOFR-based rate (including SOFR, a ~~term~~Term SOFR or any other rate based upon SOFR) as a benchmark rate or an alternate benchmark interest rate to replace USD LIBOR (and such syndicated credit facilities are identified in such notice and are publicly available for review); and

(ii)            the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBITDA” means earnings before interest, taxes, depreciation and amortization (determined by the Collateral Manager for any Loan, in the manner provided in the Related Documents). In any case that “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Loan pursuant to its Related Documents (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation and amortization and, to the extent determined by the Collateral Manager in accordance with the Collateral Management Standard, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Assignee” means a Person that (i) is not a natural Person, (ii) is not a Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (iii) is not the Borrower, the Collateral Manager, the BDC or any Affiliate of any of the foregoing, (iv) is a Qualified Purchaser and (v) unless such Person is a Permitted Assignee, has obtained the written consent of the Administrative Agent prior to any assignment pursuant to Section 16.06.

“Eligible Covenant Lite Loan” means a Covenant Lite Loan that, as of the date of origination, has an Obligor with TTM EBITDA of at least $35,000,000.

“Eligible First Lien Obligation” means any Loan that:

(i)            is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such loan;

(ii)           is secured by a valid first priority perfected security interest or lien in, to or on substantially all of the assets of the Obligor under such loan (except for a Bifurcated First Lien Term Loan that has a Lien on substantially all of the Obligor’s assets other than ABL Collateral) in all appropriate jurisdictions subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents, provided that such permitted Liens do not directly secure indebtedness for borrowed money;

(iii)          is secured pursuant to such first priority perfected security interest or Lien by collateral having a value (determined as set forth below) not less than the outstanding principal balance of such loan in all appropriate jurisdictions; and

(iv)          is not a loan which is secured solely or primarily by the common stock of its Obligor or any of its Affiliates.

The determination as to whether clause (iii) of this definition is satisfied shall be based on both (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager and including enterprise value) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such loan, and (y) the Collateral Manager’s judgment (calculated in good faith in accordance with its Credit and Collection Policies) at the time the loan is acquired by the Borrower. The limitation set forth in clause (iv) above shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. federal income tax purposes, result in a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer adverse economic consequences under capital adequacy or other similar rules, in each case, so long as (x) the Related Documents limit the incurrence of indebtedness by such subsidiary and (y) the aggregate amount of all such indebtedness is not material relative to the aggregate value of the assets of such subsidiary.

“Eligible Investment Required Ratings” means, with respect to any obligation or security, that such obligation or security (a) (i) if such obligation or security has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) if such obligation or security only has a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) if such obligation or security only has a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) has a rating of “A-1” or better (or, in the absence of a short-term credit rating, a long-term credit rating of “A+” or better) from S&P.

“Eligible Investments” means any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)             direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii)            demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)           non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(iv)           money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

(v)            Cash;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) sixty (60) days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to U.S. withholding or foreign withholding tax unless the issuer of the security is required to make “gross-up” payments for the full amount of such withholding tax, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks. Any such investment may be made or acquired from or through the Collateral Agent or any of its affiliates, or any entity for whom the Collateral Agent or any of its affiliates provides services (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror; provided that, notwithstanding the foregoing clauses (i) through (v), unless the Borrower and the Collateral Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an officer’s certificate of the Borrower or the Collateral Manager to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Collateral Manager), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent, Collateral Administrator and Document Custodian shall have no obligation to determine or oversee compliance with the foregoing or to determine whether an investment is an “Eligible Investment”.

“Eligible Loan” means a Loan that meets each of the following criteria at the time of acquisition thereof by the Borrower (or its binding commitment to acquire the same):

(i)             if such Loan is a Real Estate Loan or a Specialty Finance Loan, such Loan has been approved by the Administrative Agent in its sole discretion; or

(ii)            if such Loan is not a Real Estate Loan or a Specialty Finance Loan (unless approved by the Administrative Agent in its sole discretion), such Loan:

(a)           is an Eligible First Lien Obligation (including a First Out Facility, a First Lien/Last Out Term Obligation, an ABL Loan, a Recurring Revenue Loan, Bifurcated First Lien Term Loan, a Uni-Tranche Loan) or an Eligible Second Lien Obligation;

(b)           permits the purchase thereof by or assignment thereof to the Borrower and the pledge to the Collateral Agent;

(c)           is denominated and payable in either Dollars or an Approved Foreign Currency;

(d)           is an obligation of an (i) an Obligor organized or incorporated in the United States (or any state, territory or possession thereof) or Canada or (ii) an Approved Foreign Obligor; provided that, for the avoidance of doubt, a guarantor may be organized or incorporated outside of the United States, Canada or the countries identified in the definition of “Approved Foreign Obligor”;

(e)           is not a Defaulted Loan;

(f)            is not a Non-Cash Paying PIK Loan;

(g)           is not a Zero Coupon Obligation;

(h)           is not a Structured Finance Obligation, a finance lease or chattel paper;

(i)            as of the date of acquisition thereof, is not subject to material non-credit related risk (such as a Loan the payment of which is expressly contingent upon the non-occurrence of a catastrophe) as determined by the Collateral Manager in good faith;

(j)            no portion thereof (including any conversion option, exchange option, warrant or other component thereof) is exchangeable or convertible into equity at the option of the Obligor;

(k)           is not an Equity Security and does not provide for mandatory or optional conversion or exchange into an Equity Security; provided that the acquisition of an instrument that otherwise qualifies as an Eligible Loan, together with a warrant or other similar instrument that may be converted or exchanged for an Equity Security (other than Margin Stock), will not cause the former instrument to lose its eligibility as an Eligible Loan;

(l)            as of the date of acquisition thereof, is not the subject of an offer and has not been called for redemption;

(m)          does not constitute Margin Stock and no part of the proceeds of such loan or any other extension of credit made thereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock;

(n)           does not subject the Borrower to withholding tax unless the Obligor is required to make “gross-up” payments constituting 100% of such withholding tax;

(o)           provides for regular scheduled payments of principal with the full principal balance to be payable in cash at or prior to its maturity;

(p)           is not a Participation Interest;

(q)           as of the date of origination thereof, has an Obligor with (i) TTM Revenue of at least $10,000,000 and (ii) other than with respect to any Recurring Revenue Loan or any ABL Loan, TTM EBITDA of at least $3,000,000;

(r)            has an original term to maturity of not more than seven years;

(s)           provides for regular scheduled payments of interest no less frequently than quarterly;

(t)            has not been the subject of a Material Modification after the date of the acquisition by the Borrower (or its binding commitment to acquire the same), unless approved by the Administrative Agent (in its reasonable discretion);

(u)           is not an obligation pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower (other than Revolving Loans and Delayed Drawdown Loans);

(v)           will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

(w)          is not a Covenant Lite Loan unless it is an Eligible Covenant Lite Loan;

(x)           other than a Real Estate Loan, is not primarily secured by real estate;

(y)           if it is (i) not a Noteless Loan, the related note or (ii) a Noteless Loan, (x) a copy of the loan register with respect to such Noteless Loan evidencing registration of such Collateral Loan on the books and records of the applicable Obligor or bank agent to the name of the Borrower (or its nominee) or (y) a copy (which may be a facsimile copy) of (I) the loan or credit agreement reflecting the Obligor’s commitment thereunder or (II) an assignment agreement in favor of the Borrower as assignee, has been delivered to the Document Custodian in accordance with the provisions of Article XIV;

(z)           as of the date of acquisition thereof, has a purchase price or current fair market value of greater than 80% of par;

(aa)         other than with respect to any Recurring Revenue Loan or any ABL Loan, as of the date of acquisition thereof, has an Obligor with (x) as of the date of acquisition thereof, (A) if such Loan is not a Uni-Tranche Loan, (1) a Senior Debt Ratio of less than 5.00x and (2) a Total Debt Ratio of less than 7.00x, or (B) if such Loan is a Uni-Tranche Loan, a Total Debt Ratio of less than 6.00x and (y) as of any date of determination thereafter, (1) a Senior Debt Ratio of less than 7.00x and (2) a Total Debt Ratio of less than 8.00x;

(bb)        (i) as of the date of origination and as of the date of acquisition thereof, has a Proprietary Risk Rating of 3 or better and (ii) as of any date after the acquisition thereof, has a Proprietary Risk Rating of 4 or better;

(cc)       has been assigned a Risk Factor Rating (i) upon acquisition by the Borrower that is not more than 60 days old and (ii) thereafter, that is not more than 13 months old;

(dd)      was originated, underwritten, documented and closed or acquired in all material respects in accordance with the Collateral Manager’s Credit and Collection Policies;

(ee)        has a Risk Factor Rating of less than or equal to 6500;

(ff)         other than with respect to any ABL Loan, as of the date of acquisition thereof, has a loan (including all Collateral Loans and any other debt senior to or pari passu with such Collateral Loan) to total enterprise value ratio of less than 70% as calculated by the Collateral Manager in good faith in accordance with and at intervals required by its Credit and Collection Policies;

(gg)       the Borrower (or the Collateral Manager on behalf of the Borrower) shall have instructed the Obligor or related administrative or paying agents under the Related Documents to remit all Collections directly to the Collection Account;

(hh)       [reserved];

(ii)          is a Floating Rate Obligation;

(jj)         is, and the applicable Related Documents are, in compliance, in all material respects, with applicable laws, rules and regulations (including relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, OFAC and Patriot Act);

(kk)       does not represent a consumer obligation (including, without limitation, a mortgage loan, auto loan, credit card loan or personal loan);

(ll)          is not a letter of credit;

(mm)     is in registered form within the meaning of Sections 881(c)(2)(B)(i) and 163(f) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations and issued after July 18, 1984;

(nn)       as of the date of acquisition thereof, no payment of interest or principal on such Loan is more than thirty (30) days past the applicable due date within the previous twelve-month period;

(oo)       the Related Documents with respect to such Loan are governed by the laws of the United States (or any state or territory thereof), Canada (or any province thereof) or the United Kingdom;

(pp)       such Obligor or its related guarantor with respect to such Loan is not engaged in any of the following: (i) assault weapons or firearms manufacturing, (ii) consumer and commercial lending, payday lending, pawn shops, or adult entertainment, (iii) illegal or internet gaming (excluding, for the avoidance of doubt, hospitality and/or resorts development or management thereof), or (iv) the sale or cultivation of marijuana or directly related businesses;

(qq)       other than a Control Position Loan, is not an obligation of an Obligor where the Borrower, Collateral Manager or any Affiliate thereof holds voting securities of such Obligor in an amount, collectively, that exceeds 20% of such Obligor’s voting securities; and

(rr)         is not a Control Position Loan in which the warrant or other similar instrument may be converted or exchanged for an Equity Security (other than Margin Stock) in excess of 49% of the equity interests of the related Obligor.

The determination of the total enterprise value for purposes of clause (ii)(ff) of this definition shall be based on (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager) performed on a consistent basis with other loans on or about the date of acquisition by the Borrower, or (y) the Collateral Manager’s judgment at the time the loan is acquired by the Borrower.

“Eligible Second Lien Obligation” means a Loan that:

(a)            would be a First Lien/Last Out Term Obligation if the related First Out Facility had a ratio of funded debt under such related First Out Facility to TTM EBITDA of less than or equal to 1.5x;

(b)            would be a Bifurcated First Lien Term Loan if the related Cross-Defaulted ABL Loan had a ratio of funded debt under such related Cross-Defaulted ABL Loan to TTM EBITDA of less than or equal to 1.5x; or

(c)            meets the following criteria:

 (i)           is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such loan (excluding customary terms applicable to a second lien lender under customary intercreditor provisions, such as subordination in right to payment to a first lien lender following an event of default under the related first lien credit agreement with respect to the liquidation of the Obligor or of specified collateral);

 (ii)          is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such loan (whether or not such loan is also secured by any higher or lower priority security interest or lien on other collateral) in all appropriate jurisdictions subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents, provided that such permitted Liens do not directly secure indebtedness for borrowed money;

 (iii)         is secured, pursuant to such second priority perfected security interest or lien, by collateral having a value (determined as set forth below) not less than the outstanding principal balance of such loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral in all appropriate jurisdictions; and

 (iv)         is not a loan which is secured solely or primarily by the common stock of its Obligor or any of its Affiliates; and

 (v)          is a term loan.

The determination as to whether subclause (iii) of clause (c) of this definition is satisfied shall be based on both (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager and including enterprise value) performed on or about the date of acquisition by the Borrower or of the most recent restructuring of such loan, and (y) the Collateral Manager’s judgment (calculated in good faith in accordance with its Credit and Collection Policies) at the time the loan is acquired by the Borrower. The limitation set forth in subclause (iv) of clause (c) above shall not apply with respect to a loan made to a parent entity that is secured solely or substantially by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would (1) in the case of a subsidiary that is not part of the same consolidated group as such parent entity for U.S. federal income tax purposes, result in a deemed dividend by such subsidiary to such parent entity for such tax purposes, (2) violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) or (3) cause such subsidiary to suffer adverse economic consequences under capital adequacy or other similar rules, in each case, so long as (x) the Related Documents limit the incurrence of indebtedness by such subsidiary and (y) the aggregate amount of all such indebtedness is not material relative to the aggregate value of the assets of such subsidiary.

“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.

“Erroneous Payment” has the meaning assigned to it in Section 12.08(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it Section 12.08(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.08(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.08(d).

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that, as a result of the introduction of any change in applicable law since the Closing Date, it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for such Lender or any of its assignees or participants to ascertain the Adjusted Eurodollar Rate, (c) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of Dollars are being offered to such Lender or any of its assignees or participants in the London interbank market does not adequately and fairly reflect the cost to such Lender, such assignee or such participant of making, funding or maintaining any Advance; provided that such Lender has generally made a similar determination with respect to its other borrowers under facilities bearing interest at an index based on LIBOR or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender or any of its assignees or participants to obtain Dollars in the London interbank market using reasonable commercial efforts to make, fund or maintain any Advance.

“Eurodollar Reserve Percentage” means, for any Tranche Period, the percentage, if any, applicable during such Tranche Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

“Euros” means the unit of single currency of the Participating Member States.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, sum of the Dollar Equivalent of the portions (calculated by the Collateral Manager without duplication) of each Eligible Loan that cause such Concentration Limitations to be exceeded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Amount” means (a) any amount received in the Collection Account with respect to any Collateral Loan, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Collateral Loan or any related Collateral, (b) any reimbursement of insurance premiums paid by the Borrower, (c) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Related Documents or (d) any amount deposited into the Collection Account in error.

“Facility Amount” means (a) on or prior to the Commitment Termination Date, $~~100,000,000~~450,000,000 (as such amount may be reduced from time to time pursuant to Section 2.06) and (b) following the Commitment Termination Date, the outstanding principal balance of all the Advances; provided that the Facility Amount may be increased by the Borrower from time to time in accordance with Section 2.15 hereof.

“Facility Amount Increase” means an increase in the Facility Amount pursuant to Section 2.15 hereof.

“Facility Amount Increase Request” is defined in Section 2.15 hereof.

“Facility Documents” means this Agreement, the Purchase and Contribution Agreement, the Account Control Agreement, the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter, the Administrative Agent Fee Letter, the Lender Fee Letter and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest.

“FATCA” means Code Sections 1471 through 1474 (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions), any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any law implementing an intergovernmental agreement or approach thereto.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower, the Collateral Administrator and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Final Maturity Date” means the earlier of (a) the second anniversary of the Commitment Termination Date (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Agents) or (b) the date of the termination of the Commitments and the acceleration of the Advances pursuant to Section 6.02.

“Final Order” means an order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Documents” has the meaning set forth in Section 14.02(b).

“Financing Statements” has the meaning specified in Section 9-102(a)(39) of the UCC.

“First Lien/Last Out Term Obligation” means a Loan that (a) constitutes an Eligible First Lien Obligation, (b) consists of a term loan (including Delayed Drawdown Loans), (c) includes a First Out Facility under a single credit agreement having a ratio of funded debt under the First Out Facility to TTM EBITDA on any date of determination of less than or equal to 1.5x, (d) is secured on a pari passu basis with the First Out Facility by a perfected, first priority security interest in substantially all of the assets of the related Obligor (subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents), and (e) in the case of an event of default under the applicable Related Document, will be paid after one or more tranches of the related First Out Facility issued by the same Obligor have been paid in full in accordance with a specified waterfall of payment.

“First Out Facility” means a Loan that (a) constitutes an Eligible First Lien Obligation, (b) consists of a term loan, (c) includes a First Lien/Last Out Term Obligation under a single credit agreement, (d) is secured on a pari passu basis with the First Lien/Last Out Term Obligation by a perfected, first priority security interest in substantially all of the assets of the related Obligor (subject to Purchase Money Liens and customary Liens for taxes or regulatory charges not then due and payable and other permitted Liens under the Related Documents), and (e) in the case of an event of default under the applicable Related Document, will be paid in full before one or more tranches of the related First Lien/Last Out Term Obligation issued by the same Obligor will be paid in accordance with a specified waterfall of payment.

“Fitch” means Fitch, Inc., together with its successors.

“Floating Rate Obligation” means any Loan that bears a floating rate of interest.

“Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) ~~initially~~ with respect to the LIBOR Rate. For the avoidance of doubt, as of the Closing Date the Floor is one-half of one percent (0.50%).

“Floor Obligation” means, as of any date:

(a)             a Floating Rate Obligation (1) for which the Related Documents provides for a Libor rate option and that such Libor rate is calculated as the greater of a specified “floor” rate per annum and LIBOR for the applicable interest period and (2) that, as of such date, bears interest based on such LIBOR option, but only if as of such date the LIBOR for the applicable interest period is less than such floor rate; and

(b)             a Floating Rate Obligation (1) for which the Related Documents provides for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable interest period and (2) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable interest period is less than such floor rate.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal or interest, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of (x) Section 6.01, Section 9.01, or Section 16.01(b) or any related definitions or provisions in a manner that would alter the effect of such Sections or (y) any provisions (including any relevant definitions) relating to the pro rata treatment of payments to each Lender, (g) modify the definition of the term “Required Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Collateral Default Ratio”, “Concentration Limitations”, “Coverage Test”, “Eligible First Lien Obligation”, “Eligible Loan”, “Eligible Second Lien Obligation”, “Fundamental Amendment”, “Interest Coverage Ratio Test”, “Maximum Advance Rate Test”, “Maximum Available Amount”, “Minimum Equity Amount”, “Portfolio Quality Test”, “Weighted Average Spread Test”, “Weighted Average Life Test”, “Weighted Average Risk Factor Rating Test”, “Weighted Average Senior Debt Ratio Test”, “Weighted Average TTM EBITDA Test”, “Weighted Average Total Debt Ratio Test”, “Weighted Average Loan to Enterprise Value Test”, “Weighted Average Debt to TTM Recurring Revenue Test”, “Weighted Average Recurring Revenue Loan to Enterprise Value Test”, or in any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, be adverse to the interests of Lenders or less restrictive on the Borrower in any other material fashion, or (i) extend the Reinvestment Period.

“Funding Effective Date” means the later of the Closing Date and the date on which the conditions precedent set forth in Section 3.01 are satisfied.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“IBA” means the ICE Benchmark Administration Limited (together with any successor to the ICE Benchmark Administration Limited).

“Indemnified Party” has the meaning assigned to such term in Section 16.04(b).

“Ineligible Loan” means, at any time, a Loan or any portion thereof that fails to satisfy any criteria of the definition of “Eligible Loan”.

“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest” means, for each day during an Interest Accrual Period and each Advance outstanding by a Lender on such day, the sum of the products (for each day during such Interest Accrual Period) of:

—

where:

IR      =       the Interest Rate for such Advance on such day;

P       =        the principal amount of such Advance on such day; and

D      =        360.

“Interest Accrual Period” means, with respect to each Advance (or portion thereof) (a) with respect to the first Payment Date following such Advance (or portion thereof), the period from and including the Closing Date or the date of such Advance, as applicable, to and including the last day of the calendar month preceding the first Payment Date and (b) with respect to any subsequent Payment Date for such Advance (or portion thereof), the period commencing on the first day of the calendar month in which the preceding Payment Date occurred and ending on the last day of the calendar month immediately preceding the month in which the Payment Date occurs; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder.

“Interest Collection Subaccount” has the meaning specified in Section 8.02(a).

“Interest Coverage Ratio” means, on any date of determination, the percentage equal to:

(a)             an amount equal to the applicable Collateral Interest Amount at such time; divided by

(b)             the aggregate amount payable (or expected as of the date of determination to be payable) under Section 9.01(a)(i)(A) through (D) on the Payment Date immediately succeeding such date of determination.

“Interest Coverage Ratio Test” means a test that will be satisfied on any date of determination if the Interest Coverage Ratio is greater than or equal to 150%.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a)             the Dollar Equivalent of all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Loans (including Ineligible Loans), including the accrued interest received in connection with a sale thereof during such Collection Period;

(b)             all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds;

(c)             the Dollar Equivalent of all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period, unless the Collateral Manager notifies the Agents before such Determination Date that the Collateral Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds;

(d)             the Dollar Equivalent of all commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Collateral Manager notifies the Agents before such Determination Date that the Collateral Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds; and

(e)             all Cash contributions to the Borrower, which are designated as “Interest Proceeds” by the Collateral Manager pursuant to Section 10.05.

provided that:

 (1)          solely after the Reinvestment Period, as to any Defaulted Loan (and only so long as it remains a Defaulted Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Loan equals the outstanding principal balance of such Defaulted Loan at the time as of which it became a Defaulted Loan and all amounts received in excess thereof will constitute Interest Proceeds;

 (2)          solely after the Reinvestment Period, all payments received in respect of Equity Securities will constitute Principal Proceeds; and

 (3)          all Cash received as equity contributions from the BDC will constitute Principal Proceeds unless specified by the Collateral Manager pursuant to Section 10.05.

“Interest Rate” means a rate equal to the Alternative Rate plus the Applicable Margin.

“Interim Order” means an order, judgment, decree or ruling entered after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c) granting interim authorization, the operation or effect of which has not been stayed, reversed or amended.

“Intermediary” means U.S. Bank National Association, solely in its capacity as securities intermediary under the Account Control Agreement, and any successor thereto.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender Fee Letter” means that certain Amended and Restated Lender Fee Letter, dated as of the date hereof, by and among the Lenders, the Borrower and the Collateral Manager.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“LIBOR” means the London interbank offered rate.

“LIBOR Rate” means, for any day during the applicable Tranche Period and any Advance, an interest rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%), as determined by the Administrative Agent, equal to:

(i)              the IBA set LIBOR for deposits for such Tranche Period in United States dollars as displayed in the Bloomberg Financial Markets System (or such other service as may be nominated by ICE (or any successor thereto if ICE is no longer making LIBOR available) as the information vendor for the purpose of displaying the LIBOR for United States dollar deposits) at approximately 11:00 a.m. (London time) on the Rate Setting Day; or

(ii)             if such rate is not published at such time and day for any reason, then the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) based on the rates at which Dollar deposits for such Tranche Period are displayed on page “LIBOR” of the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such rate is available, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by KeyBank National Association at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for such Tranche Period.

Notwithstanding the foregoing, if the LIBOR Rate as determined herein would be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Listed Collateral Loan” means a Collateral Loan for which, at the time of determination, a Listed Value is available.

“Listed Value” means, for any Collateral Loan, the bid price for such Collateral Loan most recently quoted by Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Date Corporation (Thompson Reuters), or quoted by another nationally recognized broker-dealer or nationally recognized quotation service as may be approved from time to time by the Administrative Agent and the Required Lenders if so requested by the Borrower; provided that, if the Collateral Manager reasonably believes that the price quoted by any such source is based on less than three bona fide bids, then the Collateral Manager, by notice to the Agents, may determine the Listed Value in accordance with clause (a) of the definition of “Market Value”.

“Loan” means a loan or other debt obligation.

“Loan Checklist” means an electronic or hard copy, as applicable, checklist delivered by the Borrower (or the Collateral Manager on behalf of the Borrower) to the Document Custodian, for each Collateral Loan, of the Related Documents identified on such Loan Checklist, including, but not limited to, as applicable, an assignment agreement, funding memo, loan or credit agreement, security agreement and (if not a Noteless Loan) a promissory note (or such Loan Checklist shall specify if such Collateral Loan is a Noteless Loan), and which shall specify whether such Related Document is an original or a copy and shall include the name of the Obligor with respect to such Collateral Loan, in each case as of the date of acquisition thereof by the Borrower.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Value” means, for any Collateral Loan:

(a)             the lower of:

 (x)         the fair market value of such Collateral Loan as reasonably determined by the Collateral Manager in accordance with the Collateral Management Standard; and

 (y)        the purchase price in respect of such Collateral Loan expressed as an effective percentage of par less any loss reserves maintained by the Borrower in accordance with GAAP; or

(b)            solely after the Reinvestment Period, if such Collateral Loan is a Listed Collateral Loan as at such date, the Listed Value of such Collateral Loan as at such date.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower or the Collateral Manager, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans generally or any material portion of the Collateral Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document taken as a whole, (d) the ability of each of the Borrower or the Collateral Manager to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification” means, with respect to any Loan, any amendment, waiver, consent or modification of a Related Document with respect thereto executed or effected after the date on which such Loan is acquired by the Borrower (other than a COVID-19 Modification), that:

(a)             reduces, reschedules or waives one or more interest payments or permits any interest due with respect to such Loan in cash to be deferred, rescheduled or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already expressly permitted by the terms of its underlying instruments as of the date such Loan was acquired by the Borrower) or extends or reschedules one or more interest payments with respect to such Loan for more than 93 days in the aggregate during any 12 month successive period; provided that any reduction, waiver, rescheduling, deferral or capitalization of interest payments shall not constitute a Material Modification if the remaining cash interest payable on such Loan is at least equal to LIBOR plus 3.00% per annum;

(b)             except for permitted liens, contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor or releases any material guarantor or co-Obligor from its obligations with respect thereto (other than as expressly permitted by the Related Documents as of the date such Loan was acquired by the Borrower);

(c)             substitutes or releases the underlying assets securing such Loan (other than as expressly permitted by the Related Documents as of the date such Loan was acquired by the Borrower), and such substitution or release materially and adversely affects the value of such Loan (as determined by the Administrative Agent in a commercially reasonable manner);

(d)             waives, reschedules, extends or postpones any date fixed for any scheduled payment or mandatory prepayment of principal (other than in respect of excess cash flow) on such Loan; provided that no such rescheduling, extension, postponement, reduction or deferral of principal on such Loan shall constitute a Material Modification if the aggregate amount of such rescheduled, extended, postponed, reduced or deferred principal owing to the Borrower (x) is less than or equal to 10.0% of the original principal amount of the Loan owned by Borrower and (y) is due and payable by the related Obligor on or before the maturity date of such Loan; or

(e)             reduces or forgives any principal amount of such Loan.

“Maximum Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Advances at such time is less than or equal to (b) the Maximum Available Amount at such time.

“Maximum Available Amount” means, at any time, the least of:

(a)            (i) the Facility Amount at such time minus (ii) the Net Aggregate Exposure Amounts at such time reduced by the aggregate amount of cash then on deposit in the Principal Collection Subaccount; provided that the amount determined pursuant to this subclause (ii) shall not be less than zero, provided further that solely for purposes of funding the Revolving Reserve Account on the Commitment Termination Date pursuant to Section 8.04. the Maximum Available Amount under this clause (a) shall be the Facility Amount; provided further that during the Amortization Period, the Maximum Available Amount under this clause (a) shall be the Advances Outstanding;

(b)            the sum of:

(i)           the product of (x) the Borrowing Base and (y) the Weighted Average Advance Rate; plus

(ii)          the aggregate amount of cash then on deposit in the Principal Collection Subaccount~~; minus~~

~~(iii)         the Net Aggregate Exposure Equity Amount~~; and

(c)            the sum of:

(i)           the Aggregate Collateral Balance (calculated only pursuant to clauses (a) and (b) of such definition); minus

(ii~~)~~          the Net Aggregate Exposure Equity Amount; minus

~~(iii~~)         the Minimum Equity Amount; plus

(~~iv~~iii)     the aggregate amount of cash then on deposit in the Principal Collection Subaccount; provided that solely for purposes of funding the Revolving Reserve Account up to the Revolving Reserve Required Amount on the Commitment Termination Date pursuant to Section 8.04, the Maximum Available Amount under clause (c)(i) shall use the Aggregate Collateral Balance (calculated pursuant to clause (a), (b) and (c) under such definition).

“Measurement Date” means, (i) the Closing Date, (ii) each Borrowing Date and (iii) each Monthly Report Determination Date.

“Minimum Equity Amount” means, at any time, the greater of (i) $50,000,000 and (ii) the Aggregate Collateral Balance of all Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, proposed to be owned) by the Borrower which consist of obligations of any Obligor which, together with the Affiliates thereof, is an Obligor with the 1st, 2nd, 3rd, 4th, 5th or 6th largest percentage of the Aggregate Collateral Balance.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Asset Amount” means, for any Payment Date, the Aggregate Collateral Balance as of the last day of the most recent Collection Period.

“Monthly Report” has the meaning specified in Section 8.06(a).

“Monthly Report Determination Date” has the meaning specified in Section 8.06(a).

“Monthly Reporting Date” means the date that is two Business Days prior to the 20th of each calendar month.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Moody’s Industry Classification” means the industry classifications set forth in Schedule 4, as such industry classifications shall be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications. The determination of which Moody’s Industry Classification to which an Obligor belongs shall be made in good faith by the Collateral Manager.

“Moody’s RiskCalc” means Moody’s RiskCalc® Plus Version 3.1 in the Credit Cycle Adjustment (“CCA”) mode with static mapping to equivalent bond letter ratings; provided, however, that if at any time of determination a different Risk Factor Rating is obtained utilizing the Financial Statement Only (“FSO”) mode, upon the Borrower’s request and the approval of the Agent in its sole discretion, the FSO mode may be substituted for the CCA mode with respect to such Risk Factor Rating.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net Aggregate Exposure Amount” means, at any time, the excess (if any) of (x) the Dollar Equivalent of the aggregate unfunded amounts in respect of all Revolving Loans and Delayed Drawdown Loans at such time over (y) the aggregate amount on deposit in the Revolving Reserve Account at such time.

~~“Net Aggregate Exposure Equity Amount” means, at any time, the excess (if any) of (x) the product of (a) the Dollar Equivalent of the aggregate unfunded amounts in respect of all Revolving Loans and Delayed Drawdown Loans multiplied by (b) the difference of (i) 100% minus (ii) the Weighted Average Advance Rate at such time over (y) the aggregate amount on deposit in the Revolving Reserve Account at such time.~~

“Non-Cash Paying PIK Loan” means, at any time, a PIK Loan that is deferring all of the cash interest that is due at such time.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 16.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Noteless Loan” means a Loan with respect to which the Related Documents either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.05.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter or any other Facility Document, including, without limitation, (x) all amounts payable by the Borrower in respect of the Advances, with interest thereon, ~~and~~(y) all amounts payable hereunder and (z) all such amounts payable that accrue after the commencement of an Insolvency Event (in each case whether or not allowed as a claim in such Involvency Event).

“Obligor” means, in respect of any Loan, the Person primarily obligated to pay Collections in respect of such Loan.

“OFAC” has the meaning assigned to such term in Section 4.01(f).

“Other Taxes” has the meaning given in Section 16.03(b).

“Ownership Certificates” means, in respect of any Collateral, all stock, ownership certificates, participation certificates and other “instruments” and “certificated securities” (as such terms are defined in the UCC), if any, governing or evidencing or representing ownership of such Collateral.

“Participant” means any Person to whom a participation is sold as permitted by Section 16.06(c).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Participation Interest” means a participation interest in a Loan.

“Party” has the meaning assigned to such term in Section 16.22.

“Past Due Rate” means a rate per annum equal to the Base Rate plus the Applicable Margin.

“PATRIOT Act” has the meaning assigned to such term in Section 16.16.

“Payment Account” means the payment account of the Collateral Agent established pursuant to Section 8.03(a).

“Payment Date” means the 20th day of each January, April, July and October; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“Payment Notice” has the meaning assigned to it in Section 12.08(b).

“Payment Recipient” has the meaning assigned to it in Section 12.08(a).

“Payor” has the meaning assigned to it in Section 12.08(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” of any Lender means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such lender with an assignor.

“Permitted Agent” means:

(a)            in connection with the Facility Documents, the Collateral Manager, the Document Custodian, the Collateral Administrator, the Intermediary, the Agents and any such party’s sub-agents; and

(b)            in connection with the Loans, (i) administrative agents, collateral agents, arrangers, trustees and similar agents (and any sub-agents) appointed under the Related Documents, (ii) financial and restructuring advisors, appraisers and evaluators, (iii) foreign agents retained for foreign perfection purposes or other local law requirements, (iv) back-office operations providers and (v) legal counsel, in each case, consistent with the Collateral Manager’s past practice and in the ordinary course of business.

“Permitted Assignee” means (i) an Affiliate of any Lender that has a short-term unsecured debt rating or certificate of deposit rating of “A-2” or better by S&P or “P-2” or better by Moody’s, and (ii) any Person who is a Lender immediately prior to any assignment, and which, in the case of clause (i) and at the time of the related assignment, does not require the Borrower to pay any additional or increased costs or is otherwise approved by the Borrower.

“Permitted Liens” means: (a) Liens created in favor of the Collateral Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; and (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP.

“Permitted Securitization” means any private or public term or conduit securitization transaction undertaken by the Borrower or its Affiliates that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Loan that permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon; provided that any Loan that requires interest in cash at a rate of at least LIBOR plus 4.50% per annum shall not constitute a “PIK Loan” for purposes of this Agreement.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Plan Asset Rule” has the meaning specified in Section 4.01(n).

“Portfolio Collateral” has the meaning assigned to such term in Section 15.01(b).

“Portfolio Quality Test” means each of (i) the Weighted Average Spread Test, (ii) the Weighted Average Life Test, (iii) the Weighted Average Risk Factor Rating Test, (iv) the Weighted Average Senior Debt Ratio Test, (v) the Weighted Average TTM EBITDA Test, (vi) the Weighted Average Total Debt Ratio Test, (vii) the Weighted Average Loan to Enterprise Value Test, (viii) the Weighted Average Debt to TTM Recurring Revenue Test, and (ix) the Weighted Average Recurring Revenue Loan to Enterprise Value Test.

“Potential Collateral Manager Termination Event” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Collateral Manager Termination Event.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate announced by KeyBank National Association from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by KeyBank National Association in connection with extensions of credit to debtors. KeyBank National Association may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Balance” means, with respect to any Loan, as of any date of determination, the Dollar Equivalent of the outstanding principal amount of such Loan (excluding any capitalized interest).

“Principal Collection Subaccount” has the meaning specified in Section 8.02(a).

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any Cash equity contributions (unless specified by the Collateral Manager to constitute Interest Proceeds in accordance with Section 10.05).

“Priority of Payments” has the meaning specified in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Professional Independent Manager” means an individual who is employed by a nationally-recognized company that provides professional independent directors or independent managers for Special Purpose Entities and other corporate services in the ordinary course of its business.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Proprietary Risk Rating” means, for any Loan, the rating assigned thereto by the Collateral Manager under the five-level numeric rating system used by the Collateral Manager to rate the credit profile on Loans, as described in the Collateral Manager’s Credit and Collection Policies, applied consistently and in good faith.

“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement dated as of the Closing Date between the BDC, as seller, and the Borrower, as buyer.

“Purchase Money Lien” means a Lien that secures indebtedness (including under a capital lease) for borrowed money so long as (i) substantially all of the proceeds of the indebtedness for borrowed money (including under a capital lease) that is the subject of such Lien was used to acquire, construct or improve the asset(s) that are the subject of such Lien, and (ii) such Lien does not attach to assets other than those acquired, constructed or improved with such proceeds.

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“QIB” has the meaning specified in Section 16.06(e).

“Qualified Purchaser” has the meaning specified in Section 16.06(e).

“Rate Setting Day” means, with respect to each Advance (or portion thereof) the Business Day prior to the start of each Tranche Period.

“Real Estate Loan” means any Loan that is either (i) secured primarily by a mortgage, deed of trust or similar lien on real estate or (ii) (a) secured primarily by a pledge of stock issued by a holding company that, directly or indirectly through one or more subsidiaries, owns assets primarily comprised of real estate (it being the understanding that with respect to any holding company whose value is primarily derived from real estate, an Obligor must have a pledge of all of the Equity Interests of the operating company that is the fee owner of such real estate) or (b) issued by a Person whose primary asset is real estate, or whose value is otherwise primarily derived from real estate.

“Recurring Revenue” means, with respect to any Obligor, the amount, as determined by the Collateral Manager in accordance with its Credit and Collection Policy, of revenues of such Obligor in respect of perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams.

“Recurring Revenue Loan” means a Loan that meets each of the following criteria:

(a)            constitutes an Eligible First Lien Obligation;

(b)            the Obligor is in a high growth industry or industry that customarily has businesses with recurring revenue models;

(c)            the Obligor has generated a minimum of $15,000,000 in TTM Recurring Revenue during the most recent reporting period;

(d)            the ratio of the Dollar Equivalent of the outstanding principal amount of such loan to the related Obligor’s TTM Recurring Revenue is less than or equal to 3.00x;

(e)            reserved;

(f)             the Obligor has a ratio of Senior Total Funded Debt to enterprise value of 55% or less; and

(g)            has Related Documents that obligate the Obligor with respect to such Loan to meet a minimum of two (2) financial covenants, including a covenant for minimum liquidity and maximum ratio of outstanding principal amount of such loan to TTM Recurring Revenue.

The determination of the enterprise value for purposes of clause (f) of this definition shall be based on both (x) an Appraisal or other valuation (including an internal valuation performed by the Collateral Manager) performed on a consistent basis with other loans (i) on or about the date of acquisition by the Borrower, (ii) on or about the date of the most recent restructuring of such loan, (iii) at any interval required by the Credit and Collection Policy or (iv) on or about the date of any Material Modification of such loan, and (y) the Collateral Manager’s judgment at the time the loan is acquired by the Borrower.

“Register” has the meaning specified in Section 16.06(d).

“Registered Investment Adviser” means a Person duly registered as an investment adviser (including by being identified as a “relying adviser” in Section 1.B., Schedule D of its related “filing adviser’s” Form ADV) in accordance with and pursuant to Section 203 of the Investment Advisers Act of 1940, as amended.

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Change” has the meaning specified in Section 2.09(a).

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) July 16, 2024 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Agents), (b) the date of the termination of the Commitments pursuant to Section 6.02 or (c) the date of the termination of the Commitments in whole pursuant to Section 2.06.

“Related Documents” means, with respect to each Collateral Loan, all agreements or documents evidencing, guaranteeing, securing, governing or giving rise to such Loan including with respect to Related Documents to be delivered to the Document Custodian as identified on the related Loan Checklist for a Collateral Loan the following to the extent reasonably available to the Borrower (or the Collateral Manager on its behalf): (i)(A) if the Collateral Loan includes a note, (x) an original, executed copy of the related promissory note, or (y) in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity indorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent, in each case with respect to clause (x) or clause (y) with an unbroken chain of indorsements from each prior holder of such promissory note to the Borrower or to the Collateral Agent, or in blank, or (B) in the case of a noteless Collateral Loan, a paper or electronic copy of each executed document or instrument evidencing the creation or assignment of such Collateral Loan to the Borrower, (ii) paper or electronic copies of the related loan agreement, guaranty, security agreement, intercreditor agreement or any other material agreement (as determined by the Collateral Manager in its reasonable discretion) and (iii) any other document included on the related Loan Checklist that is reasonably requested by the Administrative Agent and reasonably available to the Collateral Manager.

“Related Party” has the meaning assigned to such term in Section 16.04(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Requested Amount” has the meaning assigned to such term in Section 2.02.

“Required Lenders” means, as of any date of determination, one or more Lenders having aggregate Percentages more than 50%; provided, however that at any time there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (who are not Affiliates of each other). To the extent provided in the last paragraph of Section 16.01(c), the Percentage of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company that does not have officers, any Responsible Officer of the sole member, managing member or manager, acting on behalf of the sole member, managing member or manager in its capacity as sole member, managing member or manager, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) in the case of the Administrative Agent, a vice president, assistant vice president, secretary, assistant secretary or officer of the Administrative Agent, and (f) in the case of the Document Custodian, the Collateral Administrator or the Collateral Agent, a vice president, assistant vice president, secretary, assistant secretary or officer within the applicable Corporate Trust Office of the Document Custodian, Collateral Administrator or the Collateral Agent, as applicable, duly authorized to act on such person’s behalf and in each case responsible for the administration of this Agreement.

“Restatement Effective Date” means June 1, 2020.

“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any shareholder, partner, member or other equity investor in the Borrower on account of any share, membership interest, partnership interest or other equity interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any class of stock of or other equity interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any share, membership interest, partnership interest or other equity interest in respect of the Borrower.

“Revaluation Event” means, for any Collateral Loan that is a Real Estate Loan or Specialty Finance Loan, the occurrence of any of the following:

(a)            a Material Modification;

(b)            failure by the related Obligor to timely deliver a quarterly or annual financial reporting package as required under the Related Documents unless waived or otherwise agreed to by the Administrative Agent;

(c)            any Revaluation Test fails to be satisfied; and

(d)            either the Proprietary Risk Rating with respect to such Collateral Loan is downgraded to a “4” or “5”.

“Revaluation Test” means, for any Collateral Loan that is a Real Estate Loan or Specialty Finance Loan, one or more metrics (not to exceed two) and related test thresholds designated by the Administrative Agent in its sole discretion as of the date such Collateral Loan is approved by the Administrative Agent as an Eligible Loan pursuant to clause (i) of the definition thereof, which shall be monitored by the Collateral Manager. The Administrative Agent may, in its sole discretion, substitute or include other metrics (not to exceed two) with respect to such Collateral Loan and/or adjust the test thresholds for such metrics. Notwithstanding anything herein to the contrary, Real Estate Loans and Specialty Finance Loans shall not be subject to any Revaluation Test based upon Risk Factor Ratings.

“Review Criteria” is defined in Section 14.02(b)(i).

“Review Period” is defined in Section 14.02(b)(i).

“Revolving Loan” means any Loan (other than a Delayed Drawdown Loan) (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the Obligor by the Borrower provided that any such loan will be a Revolving Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Reserve Account” means the account established pursuant to Section 8.04.

“Revolving Reserve Required Amount” has the meaning assigned to such term in Section 8.04.

“Risk Factor Rating” means, with respect to any Loan (excluding any Real Estate Loan or any Specialty Finance Loan, which shall not be required to have a Risk Factor Rating), determined on the date of acquisition and on each Risk Factor Rating Trigger Date with respect to such Loan, the number set forth on Schedule 7 which corresponds to the “bond default rating” and estimated default frequency for the Obligor of such Loan obtained by inputting current data related to such Obligor into Moody’s RiskCalc to produce a “bond default rating” based on the one-year and five-year expected default frequency; provided, however, that the Collateral Manager may substitute (i) a credit estimate issued by Moody’s which assigns a specific Risk Factor Rating or (ii) a private or public rating issued by any of S&P, Fitch or Moody’s as the “bond default rating” in lieu of the “bond default rating” determined by Moody’s RiskCalc. For purposes of determining the Risk Factor Rating in accordance with Schedule 7 solely with respect to a Loan with a “bond default rating” determined by Moody’s RiskCalc, (i) a Loan with a Moody’s RiskCalc “bond default rating” of Baa3 or better will be deemed to have a “bond default rating” of Ba3, (ii) a Loan with a Moody’s RiskCalc “bond default rating” of Ba1 will be deemed to have a “bond default rating” of B1, (iii) a Loan with a Moody’s RiskCalc “bond default rating” of Ba2, Ba3 or B1 will be deemed to have a “bond default rating” of B2, and (iv) a Loan with a Moody’s RiskCalc “bond default rating” of B2 will be deemed to have a “bond default rating” of B3. Notwithstanding anything herein to the contrary, with regard to a Recurring Revenue Loan, the Risk Factor Rating will be deemed to be (x) if the ratio of such Loan to such Obligor’s TTM Recurring Revenue is less than or equal to 2.50x, 3490 and (y) if the ratio of such Loan to such Obligor’s TTM Recurring Revenue is greater than 2.50x, 4770.

“Risk Factor Rating Trigger Date” means (a) with respect to any Loan that is not a Recurring Revenue Loan, (i) each one-year anniversary of the date of acquisition of such Loan, (ii) any time that the related Obligor’s ratio of Senior Total Funded Debt to TTM EBITDA increases by greater than 0.75x (based on the most recent financial statements and covenant compliance package delivered by the related Obligor) since the later of (x) the date of acquisition of such Loan or (y) the date that the Risk Factor Rating was last determined in accordance with clause (a)(ii) of this definition and (iii) any time that the related Obligor’s TTM EBITDA declines below $5,000,000 and (b) with respect to any Loan that is a Recurring Revenue Loan, (i) each one-year anniversary of the date of acquisition of such Loan, (ii) any time that the related Obligor’s TTM Recurring Revenue decreases by 20% or more since the later of (x) the date of acquisition of such Loan or (y) the date that the related Obligor’s TTM Recurring Revenue was last determined in accordance with clause (b)(ii) of this definition, or (iii) any time that the related Obligor’s ratio of Senior Total Funded Debt to enterprise value increases by 25% or more since the later of (x) the date of acquisition of such Loan or (y) the date that the related Obligor’s ratio of Senior Total Funded Debt to enterprise value was last determined in accordance with clause (b)(iii) of this definition. For purposes of clause (b)(iii) of this definition, enterprise value shall be determined in accordance with the definition of “Recurring Revenue Loan”.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, ~~(a)~~ any Person (a) listed ~~in~~on, and/or targeted by, any Sanctions~~-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located,~~; (b) who is a resident, operating, or organized ~~or resident in a~~under the laws of, a comprehensively Sanctioned Country or territory; or (c) ~~any Person~~who is directly or indirectly owned or controlled by any such Person or Person(s).

“Sanctions” means economic or financial sanctions or trade embargoes, trade sanctions laws, regulations, rules, decisions, and/or restrictive measures administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State ~~or~~, (b) the United Nations Security Council, the European Union, any European Union member state, the government of Japan or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Distribution” means, with respect to any Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Loan.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian, the Collateral Manager, the Intermediary, the Lenders and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” has the meaning assigned to it in Section 8-102(a)(14) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Debt Ratio” means, with respect to any Loan, the ratio of Senior Total Funded Debt to TTM EBITDA of the related Obligor, calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Loan utilizing the most recently delivered financial results for the related Obligor.

“Senior Total Funded Debt” means, with respect to any Loan at any time the same is to be determined, the sum (but without duplication) of (a) the Dollar Equivalent of all indebtedness for borrowed money of the related Obligor and its Subsidiaries ranking senior or pari passu to such Loan at such time, and (b) the Dollar Equivalent of all indebtedness for borrowed money of any other Person which is directly or indirectly guaranteed by the Obligor or any of its Subsidiaries or which the Obligor or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Obligor or any of its Subsidiaries has otherwise assured a creditor against loss; provided that, in the case of this clause (b), any such obligation under such guarantee, agreement or assurance ranks senior or pari passu with respect to such Loan.

“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) on the immediately succeeding Business Day.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and will not be unreasonably small with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York and applicable laws relating to fraudulent transfers under the Bankruptcy Code and New York State law. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Special Purpose Entity” means a limited liability company or other business entity that is created with the purpose of being “bankruptcy remote” and whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the special purpose provisions of the Borrower LLC Agreement.

“Specialty Finance Loan” means a Loan that (i) is advanced under a borrowing base facility, (ii) requires the Obligor to deliver a monthly or quarterly borrowing base report, and (iii) is secured by a diversified pool of collateral including, but not limited to commercial loans, litigation finance loans, leases, royalties, structured settlements, or consumer finance loans.

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.05(a) and that is available to the Collateral Agent, to be specified by the Collateral Manager to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Default or Event of Default shall have occurred and then be continuing, at any time with not less than five Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent) the Collateral Manager may (and, if the-then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.05(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof.

“Specified LIBOR” means at any time the LIBOR Rate then in effect as determined by the Collateral Manager (and subject to confirmation and agreement by the Administrative Agent in its commercially reasonable discretion).

“Structured Finance Obligation” means any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that ABL Loans, loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subject Laws” has the meaning assigned to such term in Section 4.01(f).

“Successor Collateral Management Fee” means the monthly fee, accruing from the date a Successor Collateral Manager becomes the Collateral Manager, payable in arrears on each Payment Date for the related Interest Accrual Period, in an amount equal to 0.35% per annum (calculated on the basis of a 360 day year and the actual number of days elapsed) of the Monthly Asset Amount.

“Successor Collateral Manager” has the meaning assigned to such term in Section 11.09(a).

“Taxes” has the meaning assigned to such term in Section 16.03(a).

“Tax Jurisdiction” means any of the Netherlands Antilles, Bermuda, the Cayman Islands, the British Virgin Islands, the Channel Islands, Jersey, the Isle of Man or the Bahamas; provided, in the case of an Obligor organized or incorporated in a Tax Jurisdiction, that in the Collateral Manager’s good faith estimate, a substantial portion of the assets, revenues or operations supporting the related Collateral Loan are directly or through subsidiaries located in, or are obligations of (i) Obligors organized or incorporated in the United States or Canada or (ii) Approved Foreign Obligors (other than those that constitute Tax Jurisdictions).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Party Expense Cap” means, for any rolling twelve-month period, an amount equal to $300,000.

“Total Debt Ratio” means, with respect to any Loan, the ratio of Total Funded Debt to TTM EBITDA of the related Obligor, calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Loan utilizing the most recently delivered financial results for the related Obligor.

“Total Funded Debt” means, with respect to any Loan at any time the same is to be determined, the sum (but without duplication) of (a) the Dollar Equivalent of all indebtedness for borrowed money of the related Obligor and its Subsidiaries at such time, and (b) the Dollar Equivalent of all indebtedness for borrowed money of any other Person which is directly or indirectly guaranteed by the Obligor or any of its Subsidiaries or which the Obligor or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Obligor or any of its Subsidiaries has otherwise assured a creditor against loss, calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Loan utilizing the most recently delivered financial results for the related Obligor.

“Tranche Period” means, with respect to each Borrowing, either (i) the one-month period commencing on the first day of a calendar month and ending on the last day of such calendar month or (ii) the three-month period commencing on the first day of a calendar quarter and ending on the last day of the calendar month occurring three months thereafter, in each case as the Borrower may elect pursuant to Section 2.17; provided, that no Tranche Period shall extend beyond the Final Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Tranche Period Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.17 in the form attached hereto as Exhibit K.

“TTM EBITDA” means, at any time the same is to be determined with respect to any Obligor, the Dollar Equivalent of the trailing twelve-month EBITDA of such Obligor calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Loan utilizing the most recently delivered financial results for the related Obligor.

“TTM Recurring Revenue” means, at any time the same is to be determined with respect to any Obligor, the Dollar Equivalent of the trailing twelve-month Recurring Revenue of such Obligor calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such loan utilizing the most recently delivered financial results of the related Obligor.

“TTM Revenue” means, at any time the same is to be determined with respect to any Obligor, the Dollar Equivalent of the trailing twelve-month revenue of such Obligor calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Loan utilizing the most recently delivered financial results for the related Obligor.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Note” means one or more promissory notes executed by an Obligor evidencing a Loan.

“Uni-Tranche Loan” means any Loan that (i) constitutes an Eligible First Lien Obligation, and (ii) has an Obligor with a ratio of Senior Total Funded Debt to TTM EBITDA of greater than 5.00x.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

“Utilization” has the meaning assigned to such term in the Lender Fee Letter.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voting Shares” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Warranty Loan” has the meaning specified in the Purchase and Contribution Agreement.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loans, the number obtained by summing the products obtained by multiplying:

The Advance Rate at such time applicable to each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans as of such date of determination; provided, however, that (i) at any time that there are fifteen (15) or fewer Obligors with respect to all Collateral Loans, the Weighted Average Advance Rate shall not exceed 60.0%, (ii) at any time that there are sixteen (16) or more but no more than thirty (30) Obligors with respect to all Collateral Loans, the Weighted Average Advance Rate shall not exceed 64.0% and (iii) at any time that there are more than thirty (30) Obligors with respect to all Collateral Loans, the Weighted Average Advance Rate shall not exceed 67.0%.

“Weighted Average Debt to TTM Recurring Revenue Ratio” means, as of any date of determination with respect to all Eligible Loans that are Recurring Revenue Loans, the ratio obtained by summing the products obtained by multiplying:

The ratio of the Dollar Equivalent of the principal balance of such Recurring Revenue Loan to the TTM Recurring Revenue of the related Obligor	X	The portion of the Aggregate Collateral Balance of all Eligible Loans that are Recurring Revenue Loans attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans that are Recurring Revenue Loans as of such date of determination.

“Weighted Average Debt to TTM Recurring Revenue Test” means a test that is satisfied at any such time if the Weighted Average Debt to TTM Recurring Revenue Ratio as calculated on the date of determination is less than or equal to 2.75x.

“Weighted Average Life” means, as of any date of determination with respect to all Eligible Loans, the number of years following such date obtained by summing the products obtained by multiplying:

The Average Life at such time of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance as of such date of determination.

For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Loan and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Loan.

“Weighted Average Life Test” means a test that is satisfied at any such time if the Weighted Average Life as calculated on the date of determination is less than or equal to 5.5 years.

“Weighted Average Loan to Enterprise Value Ratio” means, as of any date of determination with respect to all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans, the ratio (expressed as a percentage) obtained by summing the products obtained by multiplying:

The total amount of all Eligible Loans and any other debt senior to or pari passu with such Eligible Loan to the total enterprise value ratio at such time of the obligor of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans as of such date of determination.

“Weighted Average Loan to Enterprise Value Test” means a test that is satisfied at any such time if the Weighted Average Loan to Enterprise Value as calculated on the date of determination is less than or equal to 65.00%; provided, however, that for purposes of determining the foregoing, with respect to each Eligible Loan, the Weighted Average Loan to Enterprise Value shall be calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Eligible Loan.

“Weighted Average Recurring Revenue Loan to Enterprise Value Ratio” means, as of any date of determination with respect to all Eligible Loans that are Recurring Revenue Loans, the ratio (expressed as a percentage) obtained by summing the products obtained by multiplying:

The total amount of all Eligible Loans that are Recurring Revenue Loans and any other debt senior to or pari passu with such Eligible Loan to total enterprise value ratio at such time of the Borrower of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance of all Eligible Loans that are Recurring Revenue Loans attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans that are Recurring Revenue Loans as of such date of determination.

“Weighted Average Recurring Revenue Loan to Enterprise Value Test” means a test that is satisfied at any such time if the Weighted Average Recurring Revenue Loan to Enterprise Value Ratio as calculated on the date of determination is less than or equal to 40.00%; provided, however, that for purposes of determining the foregoing, with respect to each Eligible Loan, the Weighted Average Recurring Revenue Loan to Enterprise Value Ratio shall be calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Eligible Loan.

“Weighted Average Risk Factor Rating” means, as of any date of determination with respect to all Eligible Loans other than Real Estate Loans and Specialty Finance Loans, the number obtained by summing the products obtained by multiplying:

The Risk Factor Rating at such time of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans other than Real Estate Loans and Specialty Finance Loans as of such date of determination.

“Weighted Average Risk Factor Rating Test” means a test that is satisfied at any such time if the Weighted Average Risk Factor Rating as calculated on the date of determination is less than or equal to 3900.

“Weighted Average Senior Debt Ratio” means, as of any date of determination with respect to all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans, the ratio (expressed as a number) obtained by summing the products obtained by multiplying:

The Senior Total Funded Debt to TTM EBITDA ratio at such time of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans as of such date of determination.

“Weighted Average Senior Debt Ratio Test” means a test that is satisfied at any such time if the Weighted Average Senior Debt Ratio as calculated on the date of determination is less than or equal to 4.75x; provided, however, that for purposes of determining the foregoing, (i) in the case of an Obligor that has acquired a business (whether through an asset acquisition, a merger or otherwise), the TTM EBITDA ratio(s) shall be calculated based on the TTM EBITDA figures for the consolidated business, after giving pro forma effect to the transactions resulting in such acquisition, plus the results of any portion of such trailing twelve month period elapsing after the date of such acquisition; and (ii) for any Eligible Loan, the Weighted Average Senior Debt Ratio shall be calculated in accordance with the corresponding amount or ratio in the underlying Related Documents for such Eligible Loan.

“Weighted Average Spread” means, as of any date of determination, the number obtained by dividing:

(a)            the amount equal to (i) the Aggregate Funded Spread (with respect to all Floating Rate Obligations) plus (ii) the Aggregate Unfunded Spread, by

(b)            the Aggregate Collateral Balance of all Floating Rate Obligations as of such date.

“Weighted Average Spread Test” means, as of any date of determination, a test that is satisfied at any such time if the Weighted Average Spread as calculated on the date of determination is greater than or equal to 5.50%.

“Weighted Average Total Debt Ratio” means, as of any date of determination with respect to all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans, the ratio (expressed as a number) obtained by summing the products obtained by multiplying:

The Total Funded Debt to TTM EBITDA ratio at such time of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans as of such date of determination.

“Weighted Average Total Debt Ratio Test” means a test that is satisfied at any such time if the Weighted Average Total Debt Ratio as calculated on the date of determination is less than or equal to 5.25x.

“Weighted Average TTM EBITDA” means, as of any date of determination with respect to all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans, the number obtained by summing the products obtained by multiplying:

TTM EBITDA at such time with respect to the Obligor of each such Eligible Loan	X	The portion of the Aggregate Collateral Balance attributable to such Eligible Loan and dividing such sum by the Aggregate Collateral Balance of all Eligible Loans other than Recurring Revenue Loans, Real Estate Loans and Specialty Finance Loans as of such date of determination.

“Weighted Average TTM EBITDA Test” means a test that is satisfied at any such time if the Weighted Average TTM EBITDA as calculated on the date of determination is greater than or equal to $16,000,000.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

“Zero Coupon Obligation” means a Loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02.         Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (ix) unless otherwise provided herein, each reference to any time means New York, New York time and (x) any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent, the Collateral Administrator or the Document Custodian and acceptable to the Administrative Agent in its reasonable discretion together with any requested certificate of completion or other evidence of authentication), except to the extent the Collateral Agent, the Collateral Administrator or the Document Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

Section 1.03.         Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

Section 1.04.         Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Loan, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Loans, and with respect to the income that can be earned on Scheduled Distributions on such Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)            All calculations with respect to Scheduled Distributions on the Collateral Loans shall be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loans that are furnished by or on behalf of the Obligor of such Collateral Loans and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)            For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include (i) scheduled interest and principal payments on Defaulted Loans and Ineligible Loans unless or until such payments are actually made and (ii) ticking fees in respect of Collateral Loans, and other similar fees, unless or until such fees are actually paid.

(c)            For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Loans and Ineligible Loans, which, except as otherwise provided herein, shall be assumed to have Scheduled Distributions of zero) shall be the total amount of payments and collections to be received during such Collection Period in respect of such Collateral Loans.

(d)            Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date.

(e)            References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)             For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Loans and Ineligible Loans (including any unfunded commitments with respect to such Collateral Loans) will be treated as having a value equal to zero.

(g)            Determinations of the Eligible Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one such category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

(h)            [Reserved].

(i)             Any Collateral Loan Obligation purchased for 98% of par or more will be deemed to be purchased at par; provided that any arranger, closing or similar fees earned at the primary closing of a Collateral Loan Obligation will not be considered discounts to par.

(j)             References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the BDC and the Borrower’s making or origination of such Loan. Portions of the same Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Loans or Delayed Drawdown Loans) will, for purposes of determining the purchase price of such Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Loan).

(k)            For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

(l)             Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars (and any amounts denominated in an Approved Foreign Currency shall be converted to the Dollar Equivalent for such calculations, as applicable). For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars or an Approved Foreign Currency shall be valued at zero.

(m)           Other than for purposes of determining whether the conditions for each Advance have been satisfied, for purposes of calculating compliance with any test under this Agreement (including, without limitation, the Maximum Advance Rate Test, Interest Coverage Ratio Test, any Concentration Limitation, and any Portfolio Quality Test), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Loan shall be used to determine whether and when such acquisition or disposition has occurred so long as such acquisition or disposition settles within 30 days of the trade date. If such acquisition or disposition does not settle within 30 days of the trade date, all such tests shall be recalculated based on the date such acquisition or disposition of a Loan actually settles. For the avoidance of doubt, for purposes of calculating compliance with any test under this Agreement to determine whether the conditions for each Advance have been satisfied, the settlement date (and not the trade date) with respect to any acquisition or disposition of a Loan shall be used to determine whether and when such acquisition or disposition has occurred.

Section 1.05.         Calculation of Borrowing Base. In connection with amounts to be calculated for purposes of determining the Borrowing Base and generally preparing the Borrowing Base Calculation Statement, all amounts shall be expressed in Dollars. Any amount denominated in an Approved Foreign Currency shall be expressed as the Dollar Equivalent of such amount.

Section 1.06.         Benchmark Notification . The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to USD LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.18, will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as did USD LIBOR or any other benchmark prior to its discontinuance or unavailability.

Article II

Advances

Section 2.01.         Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make loans in Dollars to the Borrower (each, an “Advance”) from time to time on any Business Day during the period from the Funding Effective Date until the Commitment Termination Date, on a pro rata basis in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Maximum Available Amount as then in effect. Each such borrowing of an Advance on any single day is referred to herein as a “Borrowing”. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05.

Section 2.02.         Making of the Advances. (a) If the Borrower desires to make a Borrowing under this Agreement, the Borrower, or the Collateral Manager on its behalf, shall give the Administrative Agent and the Collateral Agent a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than 12:00 noon on the Business Day prior to the day of the requested Borrowing. A Notice of Borrowing received after 3:00 p.m. shall be deemed received on the following Business Day.

Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Advance to be made as part of the requested Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit A, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower or the Collateral Manager, as applicable, shall attach a Borrowing Base Calculation Statement as of the Borrowing Date after giving effect to the requested Borrowing and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Commitment Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $250,000 or an integral multiple of $100,000 in excess thereof.

(b)         Each Lender shall, not later than 1:00 p.m. on each Borrowing Date, make its Percentage of the applicable Requested Amount on each Borrowing Date by wire transfer of immediately available funds to the Collateral Agent Account.

Section 2.03.         Evidence of Indebtedness. (a) Maintenance of Records by Lender. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder, provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

(b)          Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

Section 2.04.         Payment of Principal and Interest. The Borrower shall pay principal and Interest on the Advances as follows:

(a)            100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.

(b)            Interest shall accrue on the unpaid principal amount of each Advance at the applicable Interest Rate from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall determine the unpaid Interest and Commitment Fees payable thereto prior to each Payment Date (using the applicable Interest Rate for each day during the related Interest Accrual Period) to be paid by the Borrower with respect to each Advance on each Payment Date for the related Interest Accrual Period and shall advise the Collateral Manager and the Collateral Administrator thereof on the sixth Business Day prior to such Payment Date. The Administrative Agent shall send a consolidated invoice of all such Interest and Commitment Fees to the Borrower on the Business Day following the Administrative Agent’s receipt of all such information from the Lenders.

(c)            Accrued Interest on each Advance shall be payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date for the Collection Period in which such prepayment occurred.

(d)            Subject in all cases to Section 2.04(f), the obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.14), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

(e)            As a condition to the payment of principal of and Interest on any Advance without the imposition of withholding tax, the Borrower or either Agent may require certification acceptable to it to enable the Borrower and the Agents to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(f)             Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower payable solely from the Collateral and, following realization of the Collateral, and application of the proceeds thereof in accordance with the Priority of Payments and, subject to Section 2.12, all obligations of and any claims against the Borrower hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this clause (f) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized. It is further understood that the foregoing provisions of this clause (f) shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.

Section 2.05.       Prepayment of Advances. (a) Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B not later than 3:00 p.m. at least one (1) Business Day prior to the day of such prepayment (provided that same day notice may be given to cure any non-compliance with the Maximum Advance Rate Test). Each such Notice of Prepayment shall be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Further, each such Notice of Prepayment shall specify the Borrowing(s) and the related Tranche Period(s) for which such prepayment shall be applied to; provided that, if no Borrowing or Borrowings are so specified in such Notice of Prepayment, then the Borrower shall be deemed to have selected to apply such prepayment first, to the Borrowing or Borrowings with Tranche Periods of one month duration, if any, until repaid in full, then, to the Borrowing or Borrowings with Tranche Periods of three months duration, if any. If no Tranche Period is specified in a Notice of Borrowing, then the Borrower shall be deemed to have selected a Tranche Period of three months duration. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) (other than a prepayment made in order to cure any non-compliance with the Maximum Advance Rate Test) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower or, in the case of Revolving Loans and Delayed Drawdown Loans, such lesser amount as is paid by the applicable Obligor in respect thereof. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 2:00 p.m. to the Agent’s Account. The Administrative Agent promptly will make such payment amount specified in such notice available to each Lender in the amount of each Lender’s Percentage of the payment amount by wire transfer to such Lender’s account. Any funds for purposes of a voluntary prepayment received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next Business Day.

(b)            Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments. The Borrower shall provide, in each Monthly Report, notice of the aggregate amounts of Advances that are to be prepaid on the related Payment Date in accordance with the Priority of Payments.

(c)            Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.10 and applied to the Advances in accordance with the Lenders’ respective Percentages.

(d)            Interest on Prepaid Advances. If requested by the Administrative Agent, the Borrower shall pay all accrued and unpaid Interest on Advances prepaid on the date of such prepayment.

Section 2.06.       Changes of Commitments. (a)  Automatic Reduction and Termination. The Commitments of all Lenders shall be automatically reduced to zero at 5:00 p.m. on the Commitment Termination Date.

(b)            Optional Reductions. Prior to the Commitment Termination Date, the Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time without any fee or penalty (other than any applicable Commitment Reduction Fee) upon not less than two Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $5,000,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of (x) the aggregate principal amount of Advances outstanding at such time and (y) the Net Aggregate Exposure Amount under all of the Borrower’s Revolving Loans and Delayed Drawdown Loans. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Lender.

(c)            Effect of Termination or Reduction. The Commitments of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Facility Amount pursuant to this Section 2.06 shall be applied ratably among the Lenders in accordance with their respective Commitments.

(d)            Payment of Commitment Reduction Fee. If applicable, the Borrower shall pay to the Lenders, for their own use and benefit, the Commitment Reduction Fee in connection with any optional reduction of the Facility Amount, subject to and in accordance with the Lender Fee Letter.

Section 2.07.       Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.08.       Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.

Section 2.09.       Increased Costs. (a)       Except with respect to taxes, which shall be governed exclusively by Section 16.03, if, due to either (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the Closing Date, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the Closing Date (a “Regulatory Change”), there shall be any increase in the cost to any Affected Person of agreeing to make or making, funding or maintaining Advances to the Borrower, then the Borrower shall from time to time in accordance with the Priority of Payments, on the Payment Date occurring at least 5 Business Days following such Affected Person’s demand, pay in accordance with the Priority of Payments such Affected Person such additional amounts as may be sufficient to compensate such Affected Person for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost, submitted to the Borrower by an Affected Person (with a copy to the Agents), shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, each of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Person as of the Closing Date, regardless of the date enacted, adopted or issued.

(b)            If an Affected Person determines that compliance with any Applicable Law, request from any central bank or other Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) or any Regulatory Change, in each case, introduced or made after the Closing Date (i) affects the amount of capital or liquidity required to be maintained by such Affected Person and that the amount of such capital or liquidity is increased by or based upon the existence of such Affected Person’s Commitment under this Agreement or upon such Affected Person’s making, funding or maintaining Advances or (ii) reduces the rate of return of an Affected Person to a level below that which such Affected Person could have achieved but for such compliance (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then the Borrower shall from time to time (and, to the extent the funds available for payment thereof by the Borrower are insufficient to pay such amounts in full on the applicable Payment Date, the Collateral Manager, on behalf of the Borrower, shall be obligated to pay such amounts in accordance with the Priority of Payments), on the Payment Date occurring at least 5 Business Days following such Affected Person’s demand, pay in accordance with the Priority of Payments such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09(b), it shall notify, within a commercially reasonable time, the Borrower (with a copy to the Agents) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)            Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.09, such Lender shall (at the request of the Borrower), use reasonable efforts (subject to the customary practices of such Lender) to minimize any increased amounts payable by the Borrower which at first shall include, but not be limited to, designating a different lending office for the funding or the booking of its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.10.       Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Tranche Period, (iii) if any payment or prepayment of any Advance is not made on any date specified in a Notice of Prepayment given by the Borrower or (iv) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.11.       Illegality; Inability to Determine Rates. (a) Notwithstanding any other provision in this Agreement, in the event of a Eurodollar Disruption Event, then the affected Lender shall promptly notify the Agents and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted Eurodollar Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted Eurodollar Rate.

(b)            Upon the occurrence of any event giving rise to a Lender’s suspension of its obligation to make or maintain Advances based on the Adjusted Eurodollar Rate pursuant to Section 2.11(a), such Lender shall use reasonable efforts (subject to the customary practices of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted Eurodollar Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)            If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the Adjusted Eurodollar Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances (provided that each such Lender has generally made a similar determination with respect to its other borrowers under facilities bearing interest at an index based on LIBOR), the Administrative Agent will promptly so notify the Borrower, the Collateral Agent, the Collateral Administrator and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Section 2.12.       Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.13.      Past Due Interest. The Borrower shall pay interest on all Obligations other than amounts due under Section 16.04(a) and other Administrative Expenses that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Past Due Rate. Interest payable at the Past Due Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.14.       Payments Generally. (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement, shall be paid by the Borrower to the Administrative Agent for account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower, the Administrative Agent and the Collateral Agent. Payments must be received by the Administrative Agent for account of the Lenders on or prior to 3:00 p.m. on a Business Day; provided that, payments received by the Administrative Agent after 3:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day.

(b)            Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed in computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by a Lender, the Collateral Agent or the Administrative Agent under this Agreement shall be conclusive absent manifest error.

Section 2.15.       Increase in Facility Amount. The Borrower may, on any Business Day prior to the Commitment Termination Date, increase the Facility Amount by delivering a request substantially in the form attached hereto as Exhibit F (each, a “Facility Amount Increase Request”) to the Administrative Agent (with a copy to the Collateral Agent) or in such other form acceptable to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Facility Amount Increase”) identifying an additional Lender that is a Permitted Assignee (or additional Commitments for existing Lender(s) which have consented to such increase), and the amount of its Commitment (or additional amount of its Commitment(s)); provided, however, that (i) the Facility Amount shall not exceed $~~300,000,000~~650,000,000 without the consent of all Lenders, (ii) any increase of the aggregate amount of the Facility Amount shall be in an amount not less than $10,000,000, (iii) no Default or Event of Default shall have occurred and be continuing at the time of the request or the effective date of the Facility Amount Increase, (iv) all representations and warranties contained in Article IV hereof (as the same may be amended from time to time) shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) at the time of such request and on the effective date of such Facility Amount Increase, and (v) unless such increase is increasing the Commitment of, and with the consent of, an existing Lender, the Administrative Agent shall have provided its written consent to such increase (which consent shall not be unreasonably withheld or delayed). The effective date of the Facility Amount Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall make Advances in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Advances. It shall be a condition to such effectiveness that (i) if any Advances are bearing interest at the Adjusted Eurodollar Rate on the date of such effectiveness, such Advances shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 2.10 hereof, provided, however, that if a Facility Amount Increase is made among the existing Lenders and the amount of the increase in each such Lender’s Commitment is on a pro rata basis in accordance with the existing Commitments of such Lenders on the date of such Facility Amount Increase, such Advances bearing interest at the Adjusted Eurodollar Rate shall not be deemed to be prepaid on such date and (ii) the Borrower shall not have terminated any portion of the Commitments pursuant to Section 2.06 hereof. The Borrower agrees to promptly pay any reasonable expenses of the Administrative Agent and the affected Lender(s) relating to any Facility Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment. For the avoidance of doubt, each Advance made under a Facility Amount Increase shall be subject to the same terms (including pricing) as an Advance under the existing Facility Amount.

Section 2.16.       Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with their Percentages of the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees. No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with their respective Percentages of the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17.       Tranche Period Elections. (a)  Each Borrowing initially shall accrue Interest at the Interest Rate for the applicable Tranche Period specified in the applicable Notice of Borrowing. If no Tranche Period is specified in a Notice of Borrowing, then the Borrower shall be deemed to have selected a Tranche Period of three months duration. Thereafter, the Borrower may elect to convert such Borrowing to a different Tranche Period as provided in this Section 2.17.

(b)            To make an election pursuant to this Section 2.17, the Borrower shall notify the Administrative Agent (with a copy to the Collateral Agent) of such election by delivery of a Tranche Period Election Request by the time that a Notice of Borrowing would be required under Section 2.02 if the Borrower were requesting a Borrowing to be made on the effective date of such election. Each Tranche Period Election Request shall be irrevocable. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect a Tranche Period that does not comply with the proviso to clause (ii) of the definition thereof.

(c)            Each Tranche Period Election Request shall specify the following information:

(i)             the Borrowing to which such Tranche Period Election Request applies;

(ii)            the effective date of the election made pursuant to such Tranche Period Election Request, which shall be the first day after the end of the then applicable Tranche Period; and

(iii)           the Tranche Period to be applicable thereto after giving effect to such election, which Tranche Period shall be a period contemplated by the definition of the term “Tranche Period”.

(d)            Promptly following receipt of a Tranche Period Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Tranche Period Election Request with respect to a Borrowing prior to the end of the Tranche Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Tranche Period, such Borrowing shall continue to accrue Interest with respect to the last selected or deemed selected Tranche Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (with a copy to the Collateral Agent), then, so long as an Event of Default is continuing, each Borrowing shall be converted to a Borrowing that accrues Interest with respect to a Tranche Period of three months duration at the end of the Tranche Period applicable thereto.

Section 2.18.       Benchmark Replacement Setting . Notwithstanding anything to the contrary herein or in any other Facility Document:

(a)            Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings . On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Facility Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. ~~At any time the Benchmark Replacement has been determined other than in accordance with clause (1)(A) of the definition of “Benchmark Replacement” due to the unavailability of Term SOFR and Term SOFR becomes available such that the Benchmark Replacement could be determined in accordance with clause (1)(A), the Administrative Agent and the Borrower each agree to cooperate in good faith to enter into amendments to this Agreement and the Facility Documents as applicable to implement such Benchmark Replacement pursuant to clause (1)(A) of the definition of “Benchmark Replacement”.~~

(b)            Replacing Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above with respect to USD LIBOR), the then-current Benchmark will be replaced with the Benchmark Replacement for all purposes hereunder and under any Facility Document in respect of any Benchmark setting on the later of (i) as of 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower or (ii) such other date as may be determined by the Administrative Agent, in each case, without any further action or consent of any other party to this Agreement or any other Facility Document, so long as the Administrative Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Borrower), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; provided, however, that in the event that the then-current Benchmark is not a SOFR-based rate, then the Benchmark Replacement shall be determined in accordance with clause (1) of the definition of “Benchmark Replacement” unless the Administrative Agent has determined that neither of such alternative rates is available. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing to be made that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Interest Rate for such Borrowing shall be the Base Rate. During the period referenced in the foregoing sentence, the component of Base Rate based upon the then-current Benchmark for or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(c)            Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement (whether in connection with ~~or~~the replacement of USD LIBOR or any future Benchmark), the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.

(d)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.18~~,~~ including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.18, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(e)            Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, ~~then~~ the Administrative Agent may reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.

Article III

Conditions Precedent

Section 3.01.       Conditions Precedent to Restatement Effective Date. The amendment and restatement of the Original Agreement on the terms and conditions set forth herein shall be subject to the conditions precedent that (i) the Administrative Agent shall have received on or before the Restatement Effective Date each of the documents, agreements (in fully executed form), opinions of counsel, UCC lien search results, UCC filings, certificates (including a closing certificate from the Borrower substantially in the form set forth on Exhibit H hereto) and other deliverables listed on the closing memorandum attached as Schedule 8 hereto, in each case, in form and substance acceptable to the Administrative Agent, and (ii) all fees and expenses payable by the Borrowers on or prior to the Restatement Effective Date have been received or will be received contemporaneously with the Restatement Effective Date.

Section 3.02.       Conditions Precedent to Each Borrowing. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions; provided that the conditions described in clauses (c) and (d) (other than a Default or Event of Default described in Sections 6.01(c) or (f) or in Sections 6.03(c), (e) or (f)) below need not be satisfied if the proceeds of the Borrowing are used to fund Revolving Loans or Delayed Drawdown Loans then owned by the Borrower or to settle trades committed to by the Borrower prior to the end of the Reinvestment Period or to fund the Revolving Reserve Account on or prior to the Commitment Termination Date to the extent required under Section 8.04:

(a)            the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.02;

(b)            immediately after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied, as demonstrated on the Borrowing Base Calculation Statement and attached to such Notice of Borrowing;

(c)            each of the representations and warranties of the Borrower and the Collateral Manager contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(d)            no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

and

(e)            immediately after the making of such Advance on the applicable Borrowing Date, each Portfolio Quality Test shall be satisfied, or if any such test is not satisfied, such test shall be maintained or improved after giving effect to such Advance and any related purchase of Loans.

Article IV

Representations and Warranties

Section 4.01.       Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a)            Due Organization. The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)            Due Qualification and Good Standing. The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)            Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law or (iii) implied covenants of good faith and fair dealing.

(d)            Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a material breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) and (iii) above, where such conflicts, contravention, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(e)            Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)             Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury and/or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) the Borrower has adopted internal controls and procedures designed to ensure its continued compliance in all material respects with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent in all material respects with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of its internal procedures and controls), no investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g)            Location. The Borrower’s chief place of business and its chief executive office are located in the State of Illinois. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a).

(h)            Investment Company Act. Assuming compliance by each of the Lenders and any participant with Section 16.06(e), neither the Borrower nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act. The transactions contemplated by this Agreement and the other Facility Documents do not result in the Administrative Agent, the Collateral Agent or the Lenders holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(i)             Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading as of the date such information is stated or certified. All projections and forward-looking statements furnished by or on behalf of the Borrower were prepared in good faith based upon assumptions believed to be reasonable at the time they were provided.

(j)             ERISA. Neither the Borrower nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(k)            Taxes. The Borrower has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(l)             Tax Status. For U.S. federal income tax purposes the Borrower is (i) disregarded as an entity separate from its owner and (ii) has not made an election under U.S. Treasury Regulation Section 301.7701-3 and is not otherwise treated as an association taxable as a corporation.

(m)           Collections. The Borrower (or the Collateral Manager on behalf of the Borrower) has instructed all Obligors or related administrative and paying agents under the Related Documents to remit all Collections directly to the Collection Account.

(n)            Plan Assets. The assets of the Borrower are not treated as “plan assets” for purposes of 29 C.F.R. Section 2510.03-101 and Section 3(42) of ERISA (the “Plan Asset Rule”) and the Collateral is not deemed to be “plan assets” for purposes of the Plan Asset Rule. The Borrower has not taken, or omitted to take, any action which would result in any of the Collateral being treated as “plan assets” for purposes of the Plan Asset Rule or, assuming that the assets of the Lenders, the Administrative Agent and the Collateral Agent are not deemed to be “plan assets” for the purposes of the Plan Asset Rule, the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

(o)            Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.

(p)            Representations Relating to the Collateral. The Borrower hereby represents and warrants that:

(i)             it owns and has legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien, claim or encumbrance of any Person, other than Permitted Liens;

(ii)            other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements or any equivalent filing in any applicable jurisdiction against the Borrower that include a description of collateral covering the Collateral other than any financing statement or any equivalent filing in any applicable jurisdiction relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment, PBGC liens or tax lien filings against the Borrower or any of its assets;

(iii)            the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or Security Entitlements to Financial Assets resulting from the crediting of Financial Assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

(iv)            all Covered Accounts constitute “securities accounts” under Section 8-501(a) of the UCC;

(v)             this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statement referred to in clause (vii) and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (other than Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(vi)            the Borrower has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;

(vii)           with respect to the Collateral that constitutes accounts or general intangibles (as defined in Section 9-102(a)(42) of the UCC), the Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an “all asset” filing). Such filing of a financing statement is sufficient to perfect such security interest under applicable law (to the extent a security interest may be perfected under the UCC solely by filing of a financing statement); and

(viii)          with respect to Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the applicable Covered Account.

(q)            Eligibility. Each Collateral Loan included in a Monthly Report or a Borrowing Base Calculation Statement required to be delivered by it under this Agreement as an Eligible Loan was, in fact, an Eligible Loan and not an Ineligible Loan at such time, unless identified as an Ineligible Loan on such Monthly Report or Borrowing Base Calculation Statement, as applicable.

(r)             Anti-Corruption Laws and Sanctions. The Borrower and its directors, officers, managers and, to its knowledge, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower or its directors, officers or managers, or (b) to its knowledge, any of its agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing, use of proceeds thereof or other transactions hereunder will violate Anti-Corruption Laws or applicable Sanctions.

(s)            Value Given. The Borrower has given fair consideration and reasonably equivalent value to the BDC in exchange for the purchase of the Collateral Loans (or any number of them) from the BDC pursuant to the Purchase and Contribution Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the BDC and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t)             Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent, the Collateral Agent and Lenders on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the Closing Date and as of the date any such update is delivered.

Section 4.02.       Representations and Warranties of the Collateral Manager. The Collateral Manager (and the Borrower, where so indicated) represents and warrants to each of the Secured Parties on and as of each Measurement Date (and in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a)            Due Organization. The Collateral Manager is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)            Due Qualification and Good Standing. The Collateral Manager is in good standing in the State of Maryland. The Collateral Manager is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents to which it is a party, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c)            Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Collateral Manager of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law or (iii) implied covenants of good faith and fair dealing.

(d)            Non-Contravention. None of the execution and delivery by the Collateral Manager of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration of, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clauses (ii) and (iii) above, where such conflicts, contravention, breaches, violations or defaults could not reasonably be expected to have a Material Adverse Effect.

(e)            Governmental Authorizations; Private Authorizations; Governmental Filings. The Collateral Manager has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, and the performance by the Collateral Manager of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)            Compliance with Agreements, Laws, Etc. The Collateral Manager has duly observed and complied in all material respects with all Applicable Laws, including the Securities Act and the Investment Company Act, relating to the conduct of its business and its assets. The Collateral Manager has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, (x) to the extent applicable, the Collateral Manager is in compliance in all material respects with Subject Laws, (y) the Collateral Manager has adopted internal controls and procedures designed to ensure its continued compliance in all material respects with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent in all material respects with the PATRIOT Act and implementing regulations, once such regulations have been finalized, and (z) to the knowledge of the Collateral Manager (based on the implementation of its internal procedures and controls), no investor in the Collateral Manager is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g)            Location of Records. The Collateral Manager’s chief place of business, its chief executive office and the office in which the Collateral Manager maintains its books and records are located in the State of Illinois. The Collateral Manager’s registered office and the jurisdiction of organization of the Collateral Manager is the jurisdiction referred to in Section 4.02(a).

(h)            Investment Advisers Act. The Collateral Manager is a Registered Investment Adviser.

(i)             Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Collateral Manager to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading as of the date such information is stated or certified. All projections and forward-looking statements furnished by the Collateral Manager were prepared in good faith based upon assumptions believed to be reasonable at the time they were provided.

(j)             ERISA. Neither the Collateral Manager nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(k)            Taxes. The Collateral Manager has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person, other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(l)             Eligibility. Each Collateral Loan included in a Monthly Report or a Borrowing Base Calculation Statement required to be delivered by it under this Agreement as an Eligible Loan was, in fact, an Eligible Loan and not an Ineligible Loan at such time, unless identified as an Ineligible Loan on such Monthly Report or Borrowing Base Calculation Statement, as applicable.

(m)           Anti-Corruption Laws and Sanctions. The Collateral Manager and its subsidiaries and their respective directors, officers, managers and, to its knowledge, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Collateral Manager, its subsidiaries or their respective directors, officers or managers, or (b) to their respective knowledge, any of their agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.

Article V

Covenants

Section 5.01.       Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the date that all Obligations have been paid in full, other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted, and all Commitments hereunder have been terminated:

(a)            Compliance with Agreements, Laws, Etc. It shall (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply in all material respects with the terms and conditions of each Facility Document, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to carry out its business and the transactions contemplated to be performed by it under the Facility Documents, its Constituent Documents and the Related Documents to which it is a party.

(b)            Enforcement. (i)  It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s material covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (i) amendments to Related Documents that govern Defaulted Loans or Ineligible Loans, (ii) amendments to Collateral Loans in accordance with the Credit and Collection Policies and the Collateral Management Standard, and (iii) actions taken in connection with the work-out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Collateral Manager to the extent not prohibited by this Agreement or as otherwise required hereby.

(ii)            Except as provided for in this Agreement, it will not, without the prior written consent of the Administrative Agent and the Required Lenders, contract with other Persons for the performance of actions and obligations to be performed by the Borrower or the Collateral Manager hereunder. Notwithstanding any such arrangement, the Borrower shall remain primarily liable with respect thereto. The Borrower will punctually perform, and use its commercially reasonable efforts to cause the Collateral Manager and such other Person to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document.

(c)            Further Assurances. It shall promptly upon the reasonable request of the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders (through the Administrative Agent), at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders (through the Administrative Agent), the Borrower shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Collateral Agent’s first priority security interest in the Collateral, the Borrower authorizes the Collateral Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices and jurisdictions as are necessary to perfect the security interests of the Collateral Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Collateral Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07.

In addition, the Borrower will take such reasonable action from time to time as shall be necessary to ensure that all assets (including all Covered Accounts, but excluding all Excluded Amounts) of the Borrower constitute “Collateral” hereunder. Subject to the foregoing, the Borrower will, and, upon the reasonable request of Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) shall, at the Borrower’s expense, take such other action (including executing and delivering or authorizing for filing any required UCC financing statements or any other filing required in the appropriate jurisdictions) as shall be necessary to create and perfect a valid and enforceable first-priority security interest on all Collateral acquired by the Borrower as collateral security for the Obligations and will in connection therewith deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 3.01 on the Funding Effective Date or as the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders (through the Administrative Agent) shall have reasonably requested.

(d)            Financial Statements; Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) with a copy to the Collateral Agent:

(i)              within ninety days after the end of each fiscal year of the BDC, the BDC’s audited consolidated balance sheet and related line item profit and loss statements (including (x) a consolidating schedule showing such statements for the Borrower and (y) the most recent quarterly valuation statement for the BDC) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the BDC, and each of its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii)             within sixty days after the end of each of the first three fiscal quarters of each fiscal year of the BDC, each of its unaudited consolidated balance sheet and related line item profit and loss statements (in the case of the BDC, including (x) a consolidating schedule showing such statements for the Borrower and (y) the most recent quarterly valuation statement for the BDC) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, in each case, to the extent produced, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the BDC and each of its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)             [reserved];

(iv)            within two Business Days after a Responsible Officer of the Collateral Manager or a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (w) Default or (x) Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(v)             from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test and each Portfolio Quality Test) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request if reasonably available to the Borrower;

(vi)            promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(vii)           promptly after the occurrence of any change in the Borrower’s taxpayer identification number, notice of such change on an IRS Form W-9;

(viii)           at least two (2) Business Days prior to doing so, the Borrower shall provide notice of any change in its chief place of business, its chief executive office or the office in which the Borrower maintains its books and records;

(ix)            within 15 days after each Determination Date, a Compliance Certificate in the form attached hereto as Exhibit J calculating each Coverage Test;

(x)              within 90 days after the last day of each fiscal year, a certificate in form and substance reasonably satisfactory to the Administrative Agent calculating the total net revenue of the Collateral Manager; and

(xi)            as soon as commercially practicable: (i) promptly upon request therefor by the Administrative Agent or any Lender, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with Applicable Laws (including without limitation the Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

(e)            Access to Records and Documents. It shall permit the Administrative Agent and each Lender (or any Person designated by the Administrative Agent or such Lender) to, upon reasonable advance notice (which, so long as no Event of Default shall have occurred and be continuing, shall not be less than two Business Days) and during normal business hours, visit and inspect and make copies thereof at reasonable intervals (i) of its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents, in each case all as often as the Administrative Agent or the Lenders may reasonably request; provided that so long as no Event of Default has occurred and is continuing, each Person entitled to so visit and inspect the Borrower’s records under this clause (e) may only exercise its rights under this clause (e) twice during any fiscal year of the Borrower (it being understood that the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year absent the occurrence and continuance of an Event of Default). The Administrative Agent and each Lender agrees to use commercially reasonable efforts to coordinate with each other Lender in exercising their respective rights under this paragraph (e) and under Section 5.03(d) below with a view to minimizing duplication of effort and expense by the Borrower.

(f)            Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely to:

(i)              fund or pay the purchase price of Loans (other than Ineligible Loans) or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein or for general corporate purposes (including for the avoidance of doubt to make Restricted Payments to its members in respect of their membership interests in the Borrower);

(ii)             fund additional extensions of credit under Revolving Loans and Delayed Drawdown Loans purchased in accordance with the terms of this Agreement; and

(iii)            to fund the Revolving Reserve Account on or prior to the Commitment Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting a Borrowing of Advances for a Borrowing Date falling no more than five and no less than one Business Day prior to the Commitment Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04).

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g)            Audit Rights. It will permit the Administrative Agent and any Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base at least once and no more than twice during any fiscal year of the Borrower. The Borrower shall pay the reasonable and documented fees and expenses of any representatives retained by the Administrative Agent or any Lender to conduct any such evaluation or appraisal; provided that (i) the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing and (ii) such evaluation or appraisal shall not be duplicative of any audit under Section 5.03(e). Each Lender agrees to use commercially reasonable efforts to coordinate with the other Lenders in exercising their respective rights under this paragraph (g) and under Section 5.03(e) with a view to minimizing duplication of effort and expense by the Borrower.

(h)            Opinions as to Collateral. On or before each five (5) year anniversary of the Closing Date until the Final Maturity Date, the Borrower shall furnish to the Agents an opinion of counsel, addressed to the Borrower, the Lenders and the Agents, relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.

(i)             No Other Business. The Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, originating, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Loans, Eligible Investments and the other Collateral in connection therewith and entering into and performing its obligations under the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and shall not engage in any activity or take any other action that would cause the Borrower to be subject to U.S. Federal or material state or local income tax on a net income basis.

(j)             Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. federal income tax purposes and will take no contrary position, except to the extent required by law. Assuming that such treatment is correct, the Borrower shall at all times maintain its status as an entity disregarded as an entity separate from its owner for U.S. federal income tax purposes. The Borrower shall at all times ensure that its owner is and will remain a United States person as defined by Section 7701(a)(30) of the Code. Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

(k)            Collections. The Borrower (or the Collateral Manager on behalf of the Borrower) shall direct all Obligors or related administrative and paying agents under the Related Documents to remit all Collections directly to the Collection Account.

(l)            Priority of Payments. The Borrower shall direct the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the provisions of this Agreement.

(m)            Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Borrower.

(n)            Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Winston & Strawn LLP, as counsel to the Borrower, issued in connection with the Purchase and Contribution Agreement and relating to the issues of substantive consolidation and true sale of certain Loans.

Section 5.02.                 Negative Covenants of the Borrower. The Borrower covenants and agrees that until the date that all Obligations have been paid in full, other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted, and all Commitments hereunder have been terminated:

(a)            Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien ~~(other than Permitted Liens)~~ upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement ~~and the~~, other Facility Documents and Permitted Liens.

(b)            Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of division, plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by Section 10.01 of this Agreement (including in connection with the repayment in full of the Obligations) or with the prior written consent of the Required Lenders.

(c)            Amendments to Constituent Documents, etc. Without the consent of the Administrative Agent, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents and (ii) it will not amend, modify or waive any term or provision in any Facility Document (other than in accordance with its terms, including any provision thereof requiring the consent of the Administrative Agent or all or a specified percentage of the Lenders).

(d)            ERISA. Neither it nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan.

(e)            Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens.

(f)             Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g)            Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided that the Borrower may make Restricted Payments to its members in respect of their membership interests in the Borrower (i) on any day, with amounts paid to the Borrower pursuant to Section 9.01 on any applicable Payment Date (ii) at any time with Principal Proceeds, subject to satisfaction of the requirements set forth in Section 8.02(b) and (iii) at any time during the Revolving Period, with the proceeds of any Advance so long as (x) the conditions precedent to such Advance set forth in Section 4.02 are satisfied, (y) no Default or Event of Default shall have occurred and be continuing or result from such Restricted Payment and (z) none of the proceeds from such Advance are needed to settle the acquisition of any Eligible Loan.

(h)            Changes to Filing Information. It shall not change its name, its chief place of business, its chief executive office, the office in which the Borrower maintains its principal books and records or its jurisdiction of organization, unless it gives ten days’ prior written notice to the Agents and takes all actions necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral and promptly files appropriate amendments to all previously filed financing statements that are necessary to continue to perfect the security interests of the Collateral Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Collateral Agent and the Administrative Agent).

(i)             Transactions with Affiliates. Except as permitted or required under the Facility Documents, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Loans and other Loans) unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).

(j)             Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.

(k)            Subject Laws. It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person controlling, controlled by, or under common control with any other Person, whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or otherwise in violation of any Subject Laws.

(l)             No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.

(m)            Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by of this Agreement or (ii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents or otherwise in the ordinary course of business as is customary for Special Purpose Entities. The Borrower shall not acquire any Loans or other property other than as expressly permitted hereunder; it being understood and agreed that the Borrower shall be permitted to acquire Loans from its Affiliates and from ~~unaffiliated~~Unaffiliated third parties.

(n)            Validity of this Agreement. It shall not (i) take any action to permit or fail to take any action that would cause the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement (except in accordance with its terms) and (ii) take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(o)            [Reserved].

(p)            Subsidiaries. It shall not have or permit the formation of any subsidiaries (other than equity interests in Obligors in connection with the exercise of any remedies with respect to a Collateral Loan or any exchange offer, work-out or restructuring of a Collateral Loan).

(q)            Name. It shall not conduct business under any name other than its own.

(r)             Employees. It shall not have any employees (other than officers and directors to the extent they are employees).

(s)             Non-Petition. The Borrower shall not be party to any agreements under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for loan agreements, related loan documents, bond indentures and related bond documents, any agreements related to the purchase and sale of any Loans which contain customary (as determined by the Collateral Manager) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager) loan trading documentation, and customary service contracts and engagement letters entered into with Permitted Agents in connection with the Loans.

(t)             Certificated Securities. The Borrower shall not acquire or hold any Certificated Securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Collateral Manager).

(u)             Independent Manager. The Borrower shall at all times (other than in connection with the resignation, death, incapacity or disability of a current independent manager) maintain at least one independent manager who (A) for the five year period prior to his or her appointment as independent manager has not been, and during the continuation of his or her service as independent manager, is not: (i) an employee, manager, member, stockholder, partner or officer of the Borrower or any of its Affiliates (other than his or her service as an independent manager of the Borrower or any of its Affiliates that are structured to be “bankruptcy remote”), (ii) a significant customer or supplier of the Borrower or any of its Affiliates, (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower, or (iv) any member of the immediate family of a Person described in clauses (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) is a Professional Independent Manager. The criteria set forth above in this Section 5.02(u) are referred to herein as the “Independent Manager Criteria”. The Borrower shall notify the Administrative Agent (which shall notify each Lender) of any decision to appoint a new manager of the Borrower as the “independent manager” for purposes of this Agreement, such notice shall be delivered not less than ten days prior to the proposed effective date of such appointment (unless such appointment is due to the resignation, death, incapacity, disability or unwillingness to serve of the prior independent manager, in which case the Borrower shall deliver notice promptly upon identifying the successor independent manager) and shall certify that the designated Person satisfies the Independent Manager Criteria. Except for the appointment of a successor independent manager employed by any of AMACAR Group LLC, Citadel SPV, Global Securitization Services, LLC, Lord Securities Corporation, Puglisi & Associates or CT Corporation following the death, disability or incapacity of the previous independent manager, the Borrower shall not appoint a new manager as the independent manager without first confirming that such proposed new independent manager is acceptable to the Administrative Agent as evidenced in a writing executed by the Administrative Agent. In no event shall any Independent Manager be removed or expelled except as permitted under the Borrower’s Constituent Documents.

(v)            Changes to Related Documents. If any amendment, consent, waiver or other modification with respect to a Related Document (other than a Defaulted Loan or an Ineligible Loan) would constitute a Material Modification, then the Borrower shall not cause or vote in favor of any such Material Modification, if such Material Modification would result in the occurrence of a Default or Event of Default, without the written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(w)            Anti-Corruption and Sanctions. The Borrower will not request any Borrowing, and shall not use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to the Borrower.

Section 5.03.                 Affirmative Covenants of the Collateral Manager. The Collateral Manager covenants and agrees that until the date that all Obligations have been paid in full, other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted, and all Commitments hereunder have been terminated:

(a)            Compliance with Agreements, Laws, Etc. It shall (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply in all material respects with the terms and conditions of each Facility Document, Constituent Document and each Related Document to which it is a party, and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to carry out its business and the transactions contemplated to be performed by it under the Facility Documents, the Constituent Documents and the Related Documents to which it is a party.

(b)            Enforcement. (i)  It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Related Documents that govern Defaulted Loans or Ineligible Loans, (2) amendments to Collateral Loans in accordance with the Credit and Collection Policies and the Collateral Management Standard, and (3) actions taken in connection with the work-out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Collateral Manager to the extent not prohibited by this Agreement or as otherwise required hereby.

(ii)             It will not, without the prior written consent of the Administrative Agent and the Required Lenders, contract with other Persons for the performance of actions and obligations to be performed by the Collateral Manager hereunder. Notwithstanding any such arrangement, the Collateral Manager shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Collateral Manager, and the Collateral Manager will punctually perform all of its obligations and agreements contained in this Agreement or any such other agreement.

(c)            Further Assurances. It shall promptly at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (subject to Permitted Liens) in all appropriate jurisdictions. The Collateral Manager shall promptly take, at the Borrower’s expense, such further action necessary to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

In addition, the Collateral Manager will take such reasonable action from time to time as shall be necessary to ensure that all assets (including all Covered Accounts, but excluding all Excluded Amounts) of the Borrower constitute “Collateral” hereunder. Subject to the foregoing, the Collateral Manager will at the Borrower’s expense, take such other action (including executing and delivering or authorizing for filing any required UCC financing statements) as shall be necessary to create and perfect a valid and enforceable first-priority security interest on all Collateral acquired by the Borrower as collateral security for the Obligations in all appropriate jurisdictions.

(d)            Access to Records and Documents. It shall permit the Administrative Agent and each Lender (or any Person designated by the Administrative Agent or such Lender) to, upon reasonable advance notice (which, so long as no Event of Default shall have occurred and be continuing, shall not be less than five Business Days) and during normal business hours, visit and inspect and make copies thereof at reasonable intervals (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents, in each case all as often as the Administrative Agent or the Lenders may reasonably request; provided that so long as no Event of Default has occurred, each Person entitled to so visit and inspect the Collateral Manager’s records under this paragraph (d) may only exercise its rights under this paragraph (d) twice during any fiscal year of the Collateral Manager (it being understood that the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year absent the occurrence and continuance of an Event of Default). The Administrative Agent and each Lender agrees to use commercially reasonable efforts to coordinate with each other Lender in exercising their respective rights under this paragraph (d) and under Section 5.01(e) with a view to minimizing duplication of effort and expense by the Borrower and the Collateral Manager.

(e)            Audit Rights. It will permit the Administrative Agent and any Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)) to conduct evaluations and appraisals of the Collateral Manager’s computation of the Borrowing Base and the assets included in the Borrowing Base at least once and no more than twice during any fiscal year of the Collateral Manager. The Borrower shall pay the reasonable and documented fees and expenses of any representatives retained by the Administrative Agent or any Lender to conduct any such evaluation or appraisal; provided that (i) the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing and (ii) such evaluation or appraisal shall not be duplicative of any audit under Section 5.01(g). Each Lender agrees to use commercially reasonable terms to coordinate with the other Lenders in exercising their respective rights under this paragraph (e) and under paragraph (d) above with a view to minimizing duplication of effort and expense by the Borrower.

(f)            Independent Manager. The Collateral Manager shall notify the Administrative Agent (which shall notify each Lender) of any decision to appoint a new manager of the Borrower as the “independent manager” for purposes of this Agreement, such notice shall be delivered not less than ten days prior to the proposed effective date of such appointment (unless such appointment is due to the resignation, death, incapacity, disability or unwillingness to serve of the prior independent manager, in which case the Collateral Manager shall deliver notice promptly upon receipt of knowledge of such resignation) and shall certify that the designated Person satisfies the Independent Manager Criteria.

(g)            Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of the Collateral Manager to any other Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Collateral Manager which was provided to the Collateral Manager from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct in all material respects to the actual knowledge of the Collateral Manager.

(h)            Amendments to Administration Agreement and Advisory Agreement. The Collateral Manager shall notify the Administrative Agent (which shall notify each Lender) of any proposed amendment or modification of the Administration Agreement or the Advisory Agreement. Such notice shall be delivered not less than ten days prior to the proposed effective date of such amendment or modification.

Section 5.04.                 Negative Covenants of the Collateral Manager. The initial Collateral Manager covenants and agrees that until the date that all Obligations have been paid in full, other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted, and all Commitments hereunder have been terminated:

(a)            Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes material any condition upon its ability to perform its obligations under the Facility Documents.

(b)            Validity of this Agreement. It shall not (i) take any action to permit or fail to take any action that would cause the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement (except in accordance with its terms) and (ii) except as permitted by this Agreement, take any action that would permit the lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(c)            Liquidation; Merger; Disposition of Assets. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of all or substantially all of its assets or enter into any agreement or commitment to do so, except (i) with the prior written consent of the Required Lenders and (ii) that the Collateral Manager shall be allowed to merge with any entity so long as the Collateral Manager remains the surviving corporation of such merger, with a net worth not less than the net worth of the Collateral Manager immediately prior to such merger, and such merger does not result in an Event of Default under Section ~~6.2~~6.01(g~~)(ii~~). The Collateral Manager shall give 30 days prior written notice of any merger to the Administrative Agent and the Collateral Agent.

(d)            Changes to Related Documents. If any amendment, consent, waiver or other modification with respect to a Related Document (other than a Defaulted Loan or an Ineligible Loan) would constitute a Material Modification, then the Collateral Manager shall not cause or vote in favor of any such Material Modification, if such Material Modification would result in the occurrence of a Default or Event of Default, without the written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

(e)            Certain Amendments to Administration Agreement and Advisory Agreement. The Collateral Manager shall not agree to any amendment or modification of the Administration Agreement or the Advisory Agreement if any such amendment or modification has or could reasonably be expected to have a material adverse effect on the pool of Collateral, the Collateral Manager’s ability to manage the pool of Collateral or the Lenders.

Section 5.05.                 Certain Undertakings Relating to Separateness. (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the Collateral Manager and any of its Affiliates, the BDC and their respective Affiliates) and in furtherance of the foregoing:

(1)            The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other Borrower documents separate from those of any other Person, provided that the Borrower may be consolidated with the BDC solely for tax and accounting purposes.

(2)            The Borrower shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person (other than as expressly contemplated herein with respect to the Excluded Amounts), and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Facility Documents.

(3)            The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.

(4)            The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due.

(5)            The Borrower has observed, and shall observe all (A) limited liability company formalities and (B) other organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its limited liability company agreement in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity.

(6)            The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person except as permitted by or pursuant to the Facility Documents.

(7)            The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person provided that the assets of the Borrower may be consolidated into the BDC for accounting purposes and included in consolidated financial statements of the BDC.

(8)            The Borrower shall not identify itself as a division of any other Person.

(9)            The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.

(10)          The Borrower shall not use its separate existence to perpetrate a fraud in violation of Applicable Law.

(11)          The Borrower shall not, in connection with the Facility Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of Applicable Law.

(12)          The Borrower shall maintain an arm’s length relationship with its Affiliates and the Collateral Manager.

(13)          Except as permitted by or pursuant to the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person.

(14)          Except as provided in the Facility Documents, the Borrower shall not acquire any securities or debt instruments of the Collateral Manager, its Affiliates or any other Person.

(15)          The Borrower shall not make loans or advances to any Person, except for the Collateral Loans and as permitted by or pursuant to the Facility Documents.

(16)          The Borrower shall make no transfer of its assets except as permitted by or pursuant to the Facility Documents.

(17)          The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns under applicable law or is not permitted to file its own tax returns separate from those of any other Person.

(18)          The Borrower shall not acquire obligations or securities of its members.

(19)          The Borrower shall use separate stationery, invoices and checks.

(20)          The Borrower shall correct any known misunderstanding regarding its separate identity.

(21)          The Borrower shall maintain adequate capital in light of its contemplated business operations.

(22)          The Borrower shall at all times be organized as a special purpose entity with organizational documents substantially similar in all material respects to those in effect on the Closing Date.

(23)          The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all material respects.

Article VI

Events of Default

Section 6.01.                 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            a default by the Borrower in the payment, when due and payable, of any interest on or Commitment Fee in respect of the Advances and such default is not cured within two (2) Business Days; or

(b)            the failure to reduce the outstanding Advances to $0 on the Final Maturity Date; or

(c)            (i) the Borrower becomes an investment company required to be registered under the Investment Company Act or (ii) the BDC ceases to be an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act or to be qualified as a “regulated investment company” for purposes of the Code; or

(d)            except as otherwise provided in this Section 6.01, (i) a failure by the Borrower to deliver (or cause to be delivered) any Monthly Report, Borrowing Base Calculation Statement, quarterly financial report pursuant to Section 5.01(d)(ii) or notice of a Default or Event of Default pursuant to Section 5.01(d)(iv) when due and such default is not cured within three Business Days; or (ii) a default in the performance, or breach in a covenant by the Borrower with respect to the management and distribution of funds received with respect to the Collateral Loans and such default is not cured within two Business Days; (iii) a failure by the Borrower to deliver (or cause to be delivered) any material information requested by the Administrative Agent or the Required Lenders pursuant to Section 5.01(d)(v) within ten (10) Business Days of such request; or (iv) a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Borrower, the Collateral Manager or the BDC under this Agreement or the other Facility Documents (other than failure to comply with any Concentration Limitation or any Portfolio Quality Test), or the failure of any representation or warranty of the Borrower or the BDC made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (x) written notice to the Borrower or the Collateral Manager (which may be by email) by the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Collateral Manager (as the case may be), and (y) actual knowledge of the Borrower, the BDC or the Collateral Manager; or

(e)            the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $5,000,000 against the BDC, or $500,000 against the Borrower (exclusive of any amounts fully covered by insurance), and the aforementioned parties shall not have either (x) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (y) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty days from the date of entry thereof; or

(f)             an Insolvency Event relating to the Borrower or the BDC occurs; or

(g)            any Collateral Manager Termination Event shall have occurred and be continuing; or

(h)            (i) any Facility Document to which the Borrower or the BDC is a party shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the BDC, as the case may be or (ii) the Borrower, the BDC or any of their Affiliates shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder; or

(i)             (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such Lien shall not have been released within five (5) Business Days, unless in each case a reserve has been established therefor in accordance with GAAP and such action is being diligently contested in good faith by appropriate proceedings (except to the extent that the amount secured by such Lien exceeds $750,000); or

(j)             a Change of Control occurs with respect to the Borrower; or

(k)             the BDC shall fail to maintain unencumbered liquidity (calculated as the sum of (i) cash or cash equivalents, (ii) committed, undrawn and available amounts under any of the BDC’s facilities, (iii) loans that would constitute Collateral Loans hereunder if they were sold or contributed to the Borrower and (iv) the amount (if any) by which the ~~Borrowing Base~~Maximum Available Amount on such date exceeds the aggregate outstanding principal amount of Advances hereunder) in an amount at least equal to the greater of (A) the sum of (x) the product of (1) the Principal Balance of the single largest Collateral Loan multiplied by (2) the applicable Advance Rate and (y) in the event one or more Approved Foreign Currency denominated Loans are included in the Borrowing Base on the applicable date of determination, minus (in the case of an increase) or plus (in the case of a decrease) the aggregate cumulative amount (if any) by which the Borrowing Base is adjusted as of such date of determination solely as a result of the redetermination of the Dollar Equivalent of any such Approved Foreign Currency denominated Collateral Loans (and not as a result of a change in the Principal Balance thereof) as compared with the initial determination of the Dollar Equivalent of such Approved Foreign Currency denominated Collateral Loan on the date such Approved Foreign Currency denominated Loan was acquired by the Borrower and (B) the Net Aggregate Exposure ~~Equity~~ Amount; or

(l)             the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens) or the Collateral Agent shall fail to have a first priority perfected security interest in any part of the Collateral (other than in respect of a de minimis amount of Collateral and subject to Permitted Liens); or

(m)           the Borrower shall assign or attempt to assign any of its rights, obligations, or duties under the Facility Documents without the prior written consent of each Lender; or

(n)            the Interest Coverage Ratio Test shall not be satisfied as of any Determination Date; or

(o)            the Maximum Advance Rate Test shall not be satisfied and such failure shall continue for three (3) Business Days; or

(p)            the Borrower shall fail to maintain at least one independent manager as required pursuant to Section 5.02(u), provided that, upon the resignation, death, disability, incapacity or unwillingness to serve of the current independent manager, the Borrower shall have 10 Business Days to replace such independent manager with a successor independent manager that satisfies the Independent Manager Criteria;

(q)            as of the Monthly Reporting Date that immediately follows the date that, pursuant to Section 5.01(d)(ii), the Borrower delivers the financial statements of the BDC for the fiscal quarter ended March 31, 2020, and thereafter, the BDC’s equity determined in accordance with GAAP and as shown in the BDC’s most recently delivered quarterly consolidated financials and audited annual consolidated financial statements shall be less than 50% of the amount of contributed capital less accumulated distributed redemptions; or

(r)             as of the Monthly Reporting Date that immediately follows the date that, pursuant to Section 5.01(d)(ii), the Borrower delivers the financial statements of the BDC for the fiscal quarter ended March 31, 2020, and thereafter, the BDC’s ratio of debt to equity (calculated as a percentage), as determined in accordance with GAAP and as shown in the BDC’s most recently delivered quarterly consolidated financial statements and annual audited consolidated financial statements, exceeds 200%.

Section 6.02.         Remedies upon an Event of Default. (a)  Upon a Responsible Officer of the Borrower or Collateral Manager obtaining knowledge of the occurrence of an Event of Default, each of the Borrower and the Collateral Manager shall notify each other and the Agents, in accordance with Section 5.01(d)(iv). Upon the occurrence of an Event of Default known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.

(b)            Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC (which rights shall be cumulative), the Administrative Agent shall, at the request of, or may with the consent of, the Required Lenders, by notice to the Borrower (with a copy to the Collateral Agent), do any one or more of the following: (1) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate, and (2) declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (f) of Section 6.01, the Commitments shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party. The Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Administrative Agent, (i) assemble all or any part of the Collateral as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to such parties and (ii) without notice except as specified below, sell the Collateral or any part thereof at a public or private sale in accordance with applicable law. The Administrative Agent shall provide notice to the Borrower, Collateral Manager or the BDC of its election to sell the Collateral hereunder on the date that is 13 Business Days prior to the proposed date of such sale (the date such notice is delivered, the “Collateral Sale Notice Date”), and the Borrower agrees that such notice shall constitute reasonable notification. All cash proceeds received by the Administrative Agent or Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 9.01(a)(iii).

If the Administrative Agent elects to sell the Collateral in whole or in part, at a public or private sale, the Borrower, the BDC, the Collateral Manager (so long as it is an Affiliate of the BDC) or any of their respective Affiliates or assignees shall have the right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at a purchase price that is equal to the amount of the Obligations as of the date of such proposed sale. Such right of first refusal shall terminate not later than 4:00 p.m. on the twelfth Business Day following the Collateral Sale Notice Date.

If none of the Borrower, the BDC, the Collateral Manager or any of their respective Affiliates or assignees elects to exercise its right of first refusal, the Administrative Agent may sell such Collateral or portion thereof. For the avoidance of doubt, the Borrower, the BDC, the Collateral Manager or their respective Affiliates or assignees may participate in any public or private sale of the Collateral directed by the Administrative Agent.

(c)            In addition, upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral, which notice shall be delivered to the Borrower, the BDC and the Collateral Manager (with a copy to the Collateral Agent): (w) the Collateral Manager’s power to consent to modifications to and direct the acquisition, sales and other dispositions of Collateral Loans will be immediately suspended, (x) the Collateral Manager will be required to obtain the consent of the Administrative Agent before causing the Borrower to agree to any modification of any Collateral Loan or before causing the Borrower to acquire, sell or otherwise dispose of any Collateral Loan, and (y) the Collateral Manager (so long as it is an Affiliate of the Borrower) will cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent in its sole discretion (so long as, in the case of this clause (y), the Collateral Manager and the BDC are afforded a commercially reasonable opportunity to bid for and acquire such Collateral Loan in such sale or disposition).

Section 6.03.                 Collateral Manager Termination Events. “Collateral Manager Termination Event”, wherever used herein, means any one of the following events (whatever the reason for such Collateral Manager Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            any Event of Default shall have occurred and be continuing; or

(b)            the Collateral Manager is required to be registered under the Investment Company Act and is not registered; or

(c)            except as otherwise provided in this Section 6.03, (i) a failure by the Collateral Manager to deliver (or cause to be delivered) any Monthly Report or Borrowing Base Calculation Statement when due and such default is not cured within three Business Days; or (ii) a default in the performance or breach in a covenant by the Collateral Manager with respect to the management and distribution of funds received with respect to the Collateral Loans, and such failure or default is not cured within two Business Days; or (iii) a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Collateral Manager under this Agreement or the other Facility Documents, or the failure of any representation or warranty of the Collateral Manager made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty days after the earlier of (x) written notice to the Collateral Manager (which may be by email) by the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent), and (y) actual knowledge of the Collateral Manager; or

(d)           the rendering of one or more final judgments, decrees or orders against the Collateral Manager (exclusive of any amounts fully covered by insurance) by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (i) at any time the Collateral Manager and the Administrator, collectively, have at least $5,000,000,000 in assets under its management, $5,000,000 or more, or (ii) at any time the Collateral Manager and the Administrator, collectively, have less than $5,000,000,000 in assets under its management, $2,000,000 or more, and the Collateral Manager shall not have either (x) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (y) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty days from the date of entry thereof; or

(e)           an Insolvency Event relating to the Collateral Manager, the Advisor or the Administrator occurs; or

(f)            (1) any Facility Document to which the Collateral Manager is a party shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Collateral Manager, (2) the Collateral Manager or any of its Affiliates shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (3) any Lien securing any obligation under any Facility Document shall, in whole or in part (other than in respect of a de minimis amount of Collateral), cease to be a first priority perfected security interest of the Collateral Agent except for Permitted Liens; or

(g)           the Collateral Manager shall fail to comply with the first sentence of Section 5.04(c); or

(h)           any two of Theodore Koenig, Aaron Peck or Michael Egan shall fail to provide active and material participation in the Adviser’s or the Administrator’s daily activities, including, but not limited to, general management, underwriting and credit approval process, and credit monitoring activities and such Persons are not replaced with other individuals satisfactory to the Administrative Agent in its sole discretion within 60 days; or

(i)            any change to the Credit and Collection Policies that has a material adverse effect at any time on the interests and rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders without the prior written consent of the Administrative Agent; or

(j)            the Administrator shall fail to maintain at least $4,000,000,000 of assets (including cash) under management; or

(k)           as of any Monthly Report Determination Date, the rolling trailing 6-month average Collateral Default Ratio shall exceed 7%; or

(l)            (i) one or more acts (including any failure(s) to act) by the Collateral Manager, the Advisor or the Administrator occurs that constitutes fraud (as determined in a final, non-appealable adjudication by a court of competent jurisdiction) in the performance of its asset management business or (ii) the Collateral Manager, the Advisor or the Administrator or any of their respective senior officers is convicted of (with no further right of appeal) a felony criminal offense materially related to its asset management business and, in each case, such Person is not replaced or does not cease to have responsibility for asset management activities, within 60 days of the applicable adjudication or conviction; or

(m)          the Advisory Agreement or the Administration Agreement is terminated without the prior written consent of the Administrative Agent.

Section 6.04.        Remedies upon a Collateral Manager Termination Event. Upon a Responsible Officer of the Borrower or Collateral Manager obtaining knowledge of the occurrence of Collateral Manager Termination Event, each of the Borrower and the Collateral Manager shall notify each other and the Agents, specifying the specific Collateral Manager Termination Event(s) that occurred as well as all other Collateral Manager Termination Events that are then known to be continuing. Upon the occurrence of a Collateral Manager Termination Event actually known to a Responsible Officer of the Collateral Agent, subject to the immediately preceding sentence, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Collateral Manager Termination Event in writing.

Upon the occurrence and during the continuance of a Collateral Manager Termination Event, the Administrative Agent, by written notice to the Collateral Manager (with a copy to the Document Custodian, the Collateral Administrator and the Collateral Agent) (a “Collateral Manager Termination Notice”), may terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement in accordance with Section 11.09 and appoint a successor Collateral Manager pursuant to Section 11.09 hereto.

Article VII

Pledge of Collateral; Rights of the Collateral Agent

Section 7.01.          Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i)            all Collateral Loans and Related Documents      (listed, as of the Closing Date, in Schedule 3), both now and hereafter owned, including all collections and other proceeds thereon or with respect thereto;

(ii)           each Covered Account and all Money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;

(iii)          all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;

(iv)          each Facility Document (other than this Agreement) and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

(v)           all Cash or Money in possession of the Borrower or delivered to the Collateral Agent (or any bailee of the foregoing);

(vi)          all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(vii)         all other property of the Borrower and all property of the Borrower which is delivered to the Collateral Agent (or the Document Custodian on its behalf) by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);

(viii)        all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(ix)           all Proceeds of any and all of the foregoing.

provided, however, that the term “Collateral” shall exclude all Excluded Amounts.

(b)            All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC.

Section 7.02.       Release of Security Interest. If and only if all Obligations have been paid in full (other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted) and all Commitments have been terminated, the Collateral Agent, for itself and on behalf of the Secured Parties, shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Collateral Agent’s security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Collateral Agent, for itself and on behalf of the other Secured Parties, shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower and the Collateral Manager.

Section 7.03.       Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at, and in accordance with the written direction of the Administrative Agent or the Required Lenders acting through the Administrative Agent, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) to redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Collateral Manager’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, the Collateral Agent (acting at the direction of the Administrative Agent) or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as permitted by applicable law, without notice to the Borrower.

Section 7.04.       Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05.       Related Documents. (a) Each of the Borrower and the Collateral Manager hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent), promptly forward to such Agent all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent), act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.

(b)            Each of the Borrower and the Collateral Manager hereby agrees that, to the extent the same shall be in the Borrower’s or the Collateral Manager’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of the Administrative Agent or the Collateral Agent (acting at the direction of the Administrative Agent) following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee (including the Document Custodian). In addition, in accordance with Article XIV, promptly following its acquisition of any Loan the Borrower or the Collateral Manager (on behalf of the Borrower) shall deliver to the Document Custodian copies of the principal underlying documentation with respect to such Loan (e.g., loan or credit agreement, primary security agreement and guarantees, etc.).

Section 7.06.       Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b)           No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07.        Protection of Collateral. The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary to secure the rights and remedies of the Secured Parties hereunder and to:

(i)             grant security more effectively on all or any portion of the Collateral;

(ii)            maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)           perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary as a result of changes in law or regulations);

(iv)           enforce any of the Collateral or other instruments or property included in the Collateral;

(v)            preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(vi)           pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 7.07 or Section 5.01(c). The Borrower further authorizes the Administrative Agent or its counsel to file, without the Borrower’s signature, UCC- 1 financing statements that name the Borrower as debtor and the Collateral Agent as secured party and that describe “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable.

Article VIII

Accounts, Accountings and Releases

Section 8.01.          Collection of Money. Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution. Any Covered Account may contain any number of subaccounts for the convenience of the Collateral Agent or as required by the Collateral Manager for convenience in administering the Covered Account or the Collateral.

Section 8.02.           Collection Account. (a) In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Intermediary or a sub-agent of the Intermediary a single, segregated account in the name “MC Income Plus Financing SPV LLC Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Collection Account”, which shall be maintained with the Intermediary in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. In addition, the Borrower shall establish at the Intermediary two segregated subaccounts within the Collection Account, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount”. The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.05(a), immediately upon receipt thereof all Interest Proceeds received by the Collateral Agent. The Collateral Agent shall deposit immediately upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.05(a), all Principal Proceeds (unless simultaneously reinvested in additional Loans in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent. In addition, for each Approved Foreign Currency, the Borrower shall establish at the Intermediary segregated sub-accounts that each constitute a Principal Collection Subaccount and Interest Collection Subaccount for each Approved Foreign Currency. Any amounts received by the Collateral Agent that are denominated in an Approved Foreign Currency that are required to be deposited into the Principal Collection Subaccount or the Interest Collection Subaccount shall be deposited by the Collateral Agent into the Principal Collection Subaccount or Interest Collection Subaccount for such Approved Foreign Currency, as applicable. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.05(a). It is hereby understood and agreed that, notwithstanding the establishment of Principal Collection Subaccounts and Interest Collection Subaccounts for each Approved Foreign Currency, no Principal Collection Subaccount or Interest Collection Subaccount for an Approved Foreign Currency shall be available for the receipt of Money or other Collateral denominated in the applicable Approved Foreign Currency until such time as the Collateral Agent notifies the Borrower and the Administrative Agent that such Principal Collection Subaccount and Interest Collection Subaccount for such Approved Foreign Currency are operational and available to receive such Money and other Collateral denominated in such Approved Foreign Currency (and the Intermediary and the Collateral Agent shall have no liability for any failure or delay in the receipt of such Money or other Collateral denominated in an Approved Foreign Currency prior to the date that the Collateral Agent notifies the Borrower and the Administrative Agent that the Principal Collection Subaccount and Interest Collection Subaccount with respect to such Approved Foreign Currency is operational and available for deposits).

(b)            At any time during the Revolving Period, the Collateral Manager on behalf of the Borrower may by delivery of a certificate of a Responsible Officer of the Collateral Manager direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and (i) reinvest such funds in additional Loans or exercise a warrant held in the Collateral, in each case in accordance with the requirements of Article X and such certificate or (ii) make Restricted Payments to its members in respect of their membership interests in the Borrower, so long as (x) no Default or Event of Default shall have occurred and be continuing, (y) none of such Principal Proceeds are needed to settle the acquisition of any Eligible Loan and (z) each Coverage Test is satisfied as of such date (as demonstrated on a duly completed and executed Borrowing Base Calculation Statement delivered to the Administrative Agent). At any time as of which funds on deposit in the Revolving Reserve Account are insufficient to meet the Borrower’s funding obligations in respect of Delayed Drawdown Loans and Revolving Loans, the Collateral Manager on behalf of the Borrower may by delivery of a certificate of a Responsible Officer direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent, shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and remit such funds as so directed by the Collateral Manager to meet the Borrower’s funding obligations in respect of Delayed Drawdown Loans or Revolving Loans, provided, however, that no such withdrawal of funds from the Principal Collection Subaccount shall occur unless each of the following conditions shall have been satisfied (as certified by the Collateral Manager) both before and immediately after giving effect to such withdrawal of funds from the Principal Collection Subaccount:

(A)        each Coverage Test shall be satisfied (as demonstrated on a duly completed and executed Borrowing Base Calculation Statement delivered to the Administrative Agent and the Collateral Agent);

(B)         each of the representations and warranties of the Borrower and the Collateral Manager contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such earlier date as if made on such date);

(C)         no Default or Event of Default shall have occurred and be continuing at the time of such withdrawal or shall result upon the making of such withdrawal.

(c)            The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on each Payment Date, the amount set forth to be so transferred in the Monthly Report for such Payment Date

(d)            Notwithstanding anything to the contrary set forth herein, the Collateral Manager may direct the Collateral Agent to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

(e)            Within three (3) Business Days of the receipt of any Collections denominated in an Approved Foreign Currency, the Collateral Manager agrees to provide written instruction to the Collateral Agent to convert amounts on deposit denominated in such Approved Foreign Currency to Dollars using the Dollar Equivalent set forth in such written instructions. All risk and expense incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Collateral Manager in a non-negligent manner, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions. The Collateral Agent shall be under no duty to convert amounts on deposit denominated in an Approved Foreign Currency to Dollars if the Collateral Agent does not receive such instructions from the Collateral Manager.

Section 8.03.           Transaction Accounts. (a) Payment Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Intermediary a single, segregated account in the name “MC Income Plus Financing SPV LLC Payment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Payment Account”, which shall be maintained by the Borrower with the Intermediary in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments ~~on the Payment Dates~~ in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments.

(b)            Custodial Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Intermediary a single, segregated account in the name “MC Income Plus Financing SPV LLC Custodial Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Custodial Account”, which shall be maintained by the Borrower with the Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. All Collateral Loans (other than Noteless Loans or Collateral Loans which are an account or general intangible (including participation interest) shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Agreement. The Collateral Agent agrees to give the Borrower prompt notice if (to the Collateral Agent’s actual knowledge) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

In addition, for each Approved Foreign Currency, the Borrower shall establish at the Intermediary segregated sub-accounts that each constitute a Custodial Account for each Approved Foreign Currency. All Collateral Loans (other than Noteless Loans or Collateral Loans which are an account or general intangible (including participation interest) that are denominated in an Approved Foreign Currency shall be credited to the Custodial Account for such Approved Foreign Currency, as applicable. It is hereby understood and agreed that, notwithstanding the establishment of the sub-accounts of the Custodial Account for each Approved Foreign Currency, no sub-account of the Custodial Account for an Approved Foreign Currency shall be available for the credit of Collateral Loans denominated in the applicable Approved Foreign Currency until such time as the Collateral Agent notifies the Borrower and the Administrative Agent that such sub-account of the Custodial Account for such Approved Foreign Currency is operational and available to receive such Custodial Loan denominated in such Approved Foreign Currency (and the Intermediary and the Collateral Agent shall have no liability for any failure or delay in the credit of any Collateral Loans denominated in an Approved Foreign Currency prior to the date that the Collateral Agent notifies the Borrower and the Administrative Agent that the sub-account of the Custodial Account with respect to such Approved Foreign Currency is operational and available for deposits).

Section 8.04.        The Revolving Reserve Account; Fundings. (a) In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Restatement Effective Date, establish at the Intermediary a single, segregated account in the name “MC Income Plus Financing SPV LLC Revolving Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Revolving Reserve Account”, which shall be maintained by the Borrower with the Intermediary in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement.

The Borrower shall at all times following the end of the Reinvestment Period, maintain an amount in the Revolving Reserve Account equal to and in no event less than the Revolving Reserve Required Amount. On the Commitment Termination Date and at all times thereafter, the “Revolving Reserve Required Amount” shall equal the sum of (x) the Net Aggregate Exposure Amount, plus (y) the aggregate amount of funds needed to settle purchases of Loans which the Borrower committed, prior to the end of the Reinvestment Period, to acquire after the Commitment Termination Date. Subject to the terms of this Agreement, the Borrower may request a Borrowing prior to the Commitment Termination Date in an amount sufficient to fund the Revolving Reserve Required Amount. Neither the Collateral Agent nor the Intermediary shall be under any obligation to monitor or determine if the amounts in the Revolving Reserve Account are equal to or greater than the Revolving Reserve Required Amount.

Funds in the Revolving Reserve Account will be available solely to cover drawdowns on the Delayed Drawdown Loans and Revolving Loans, provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds the Revolving Reserve Required Amount, the Borrower or the Collateral Manager on its behalf may by delivery of a certificate of a Responsible Officer to the Administrative Agent, remit such excess to the Collection Account. In addition, following the occurrence and during the continuance of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Administrative Agent and deposited into the Collection Account.

Section 8.05.        Reinvestment of Funds in Covered Accounts. (a) By delivery of a certificate of a Responsible Officer of the Borrower (or the Collateral Manager on behalf of the Borrower) (which may be in the form of standing instructions), the Borrower (or the Collateral Manager on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Collection Account (including the Principal Collection Subaccount and the Interest Collection Subaccount) and the Revolving Reserve Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If, prior to the occurrence and continuance of an Event of Default, the Borrower shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts and shall immediately invest in Specified Eligible Investments that mature overnight. If the Collateral Agent does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, but only in Specified Eligible Investments selected by the Administrative Agent maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). During the continuance of an Event of Default, the Collateral Agent (as directed by the Administrative Agent) shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent maturing not later than the earlier of (i) thirty days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment. Without limiting the foregoing, in no event shall the Collateral Agent be liable for any negative interest accrued or applied in respect of any funds received by it or maintained in an account hereunder. The Borrower shall be responsible for the payment of any such negative interest and the Collateral Agent (or the Securities Intermediary) shall be entitled to deduct from amounts on deposit in the Secured Accounts (as defined in the Account Control Agreement) an amount necessary to pay such negative interest. For the avoidance of doubt, the reimbursement and indemnification protections afforded to the Collateral Agent under Section 12.04 of this Agreement shall apply in respect of any interest-related expenses incurred by the Collateral Agent (or the Securities Intermediary) in the performance of its duties hereunder.

(b)            The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)            The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Collateral Manager any information regularly maintained by the Collateral Agent that the Borrower or the Collateral Manager may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.06 or to permit the Collateral Manager to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Collateral Manager. The Collateral Agent shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such Obligor.

Section 8.06.         Accountings. The Collateral Manager shall compile and provide (or cause to be compiled and provided) to the Collateral Administrator and the Administrative Agent a loan data file (the “Data File”) for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Administrator shall assist the Collateral Manager to compile (or cause to be compiled) a monthly report on a settlement basis (each, a “Monthly Report”) (containing such information agreed upon by the Collateral Agent, the Collateral Manager, the Collateral Administrator and the Administrative Agent). The Collateral Administrator shall use commercially reasonable efforts to assist the Collateral Manager to compile such Monthly Report at least five (5) days prior to the Monthly Reporting Date. The Collateral Administrator shall use commercially reasonable efforts to assist the Collateral Manager to review and confirm the calculations made by the Collateral Manager in any such Monthly Report by the Monthly Reporting Date, and the Collateral Administrator shall cooperate with the Collateral Manager in connection with such review. Upon completion of the Monthly Report by the Collateral Manager and the Collateral Administrator and in any event by no later than the Monthly Reporting Date, the Collateral Administrator shall compile and provide to the Agents, the Collateral Manager and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the last day of the previous calendar month. The Monthly Report delivered for any calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral set forth on Schedule 2 hereto including, for the avoidance of doubt, calculation statements with respect to the Dollar Equivalent of Collateral Loans denominated in an Approved Foreign Currency and amounts held in the applicable Principal Collection Subaccount and the Interest Collection Subaccount for each Approved Foreign Currency, and shall be determined as of the Monthly Report Determination Date applicable to such Monthly Report. Additionally, each Monthly Report that is delivered on the first Monthly Reporting Date to occur after the delivery of the quarterly valuation statements for the BDC pursuant to Section 5.01(d)(iii) shall include a statement reporting the assets (including cash) under management by the Collateral Manager. The Collateral Manager shall provide such statement to the Collateral Administrator to be included in the Monthly Report at least five (5) days prior to such Monthly Reporting Date.

In addition, the Collateral Manager shall provide together with each Data File a copy of each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification, together with each other amendment, modification or waiver under any Related Document for each Collateral Loan that, in the Collateral Manager’s reasonable judgment, are material in relation to the related Obligor, in each case that became effective during the one month period ending on the Monthly Report Determination Date for the immediately prior Monthly Report (or, in respect of the first Monthly Report, from the Closing Date) together with a listing of each Collateral Loan with respect to which one of the foregoing amendments, modifications or waivers is being provided.

Section 8.07.         Release of Collateral. (a) If no Event of Default has occurred and is continuing, the Borrower may, by delivery of a certificate of a Responsible Officer of the Collateral Manager delivered to the Collateral Agent at least one Business Day prior to the settlement date for any sale of any item of Collateral certifying that the sale of such security is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent (or the Document Custodian on its behalf) to release or cause to be released such item from the lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Document Custodian, as applicable) shall deliver any such item, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such certificate; provided that the Collateral Agent (or Document Custodian, as applicable) may deliver any such item in physical form for examination in accordance with street delivery custom.

(b)            Subject to the terms of this Agreement, the Collateral Agent or Document Custodian, as applicable, shall, upon the receipt of a certificate of the Borrower, by delivery of a certificate of a Responsible Officer of the Collateral Manager, deliver any Collateral as instructed in such certificate, and execute such documents or instruments as are presented by the Borrower or the Collateral Manager and are reasonably necessary to release or cause to be released such security from the lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c)            As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of Collateral in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(d)            The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower (or the Collateral Manager on its behalf), at such time as there are no Commitments outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, release any remaining Collateral from the lien of this Agreement.

(e)            Any security, Collateral Loan or amounts that are released pursuant to Section 8.07(a) or (b) shall automatically be released from the Lien of this Agreement.

Section 8.08.         [Reserved].

Section 8.09.         Covered Account Details. The account number of each Covered Account is set forth on Schedule 6.

Section 8.10.         Delivery of Report, Notices, Etc.. Documents and notices required to be delivered by the Borrower or the Collateral Manager pursuant this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower or the Collateral Manager posts such documents or notices, or provides a link thereto on the Collateral Manager’s website or otherwise delivers such documents or notices via email in accordance with Section 16.02.

Article IX

Application of Monies

Section 9.01.        Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the following priorities (the “Priority of Payments”) as set forth in the related Monthly Report:

(i)             On each Payment Date prior to the occurrence and continuance of an Event of Default, Interest Proceeds on deposit in the Interest Collection Subaccount, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred into the Payment Account, to be applied in the following order of priority:

(A)             (1) first, to pay all out-of-pocket costs and expenses (including the fees and expenses of attorneys, experts and agents) of the Collateral Agent incurred in connection with any sale of Collateral or other exercises of its remedial rights pursuant to Section 7.03; and (2) second, to pay to the Collateral Agent, the Collateral Administrator, Intermediary and the Document Custodian, any amounts payable pursuant to Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter, this Agreement and the other Facility Documents, provided that the amount applied under this clause (A)(2) for such Payment Date shall not exceed the Third Party Expense Cap for such Payment Date; provided, further that the Third Party Expense Cap shall not apply with respect to fees and expenses (including the fees and expenses of attorneys, experts and agents) incurred in connection with the transfer of servicing to Successor Collateral Manager;

(B)             to the Collateral Manager, to pay accrued and unpaid Collateral Management Fees and all other expenses (including indemnities) incurred by the Collateral Manager in connection with the services provided under this Agreement and as further described in Sections 11.03, 11.07 and 11.09, provided that, to the extent directed by the Collateral Manager, all or any portion of such Collateral Management Fees may be waived or payable to an Affiliate of the Collateral Manager; provided, further, that the amount applied under this clause (B) for such Payment Date in respect of expenses and indemnities shall not exceed the Collateral Manager Expense Cap for such Payment Date;

(C)             to pay regular scheduled payments, any fees and expenses incurred under any hedge agreement (excluding any hedge termination payments);

(D)             to each Lender to pay accrued and unpaid Interest, Commitment Fees due to each such Lender and amounts payable to each such Lender under Sections 2.09 and 2.10;

(E)              if the Maximum Advance Rate Test is not satisfied as of the related Determination Date, to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until the Maximum Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date);

(F)              to payment of Administrative Expenses; provided that the amount applied under this clause (F) for such Payment Date shall not exceed the Administrative Expense Cap for such Payment Date;

(G)              to the payment or application of amounts referred to in clauses (A), (B), (C) and (F) above (in the same order of priority specified above), to the extent not paid in full pursuant to applications under such clauses;

(H)             [reserved];

(I)               during the Reinvestment Period, to the payment of any hedge breakage or termination costs owed by the Borrower;

(J)               after the Reinvestment Period, to any hedge breakage or termination costs owed by the Borrower; and

(K)             the remainder to the Borrower or to the BDC at the direction of the Collateral Manager.

(ii)            On each Payment Date prior to the occurrence and continuance of an Event of Default, Principal Proceeds on deposit in the Principal Collection Subaccount that are received on or before the related Determination Date and that are not designated for reinvestment by the Collateral Manager will be transferred to the Payment Account and applied, except for any such Principal Proceeds that will be used to settle binding commitments (entered into prior to the related Determination Date) for the purchase of Loans, in the following order of priority:

(A)             to the payment of unpaid amounts under clauses (A) through (F) in clause (i) above (in the same order of priority specified therein and subject to any limitations set forth therein), to the extent not paid in full thereunder;

(B)              during the Reinvestment Period and so long as the Maximum Advance Rate Test is not satisfied, all remaining amounts shall be applied in any combination of the following two options: (1) to prepay the Advances in an amount necessary to cause the Maximum Advance Rate Test to be satisfied; and/or (2) for deposit into the Revolving Reserve Account;

(C)              during the Reinvestment Period and so long as the Maximum Advance Rate Test is satisfied, at the discretion of the Collateral Manager, all remaining amounts shall remain in the Principal Collection Subaccount as Principal Proceeds or be applied in any combination of the following three options: (1) to the Principal Collection Subaccount for the purpose of acquiring additional Loans, and/or (2) to prepay the Advances and/or (3) for deposit into the Revolving Reserve Account;

(D)             after the Reinvestment Period, for deposit into the Revolving Reserve Account until the Revolving Reserve Required Amount is on deposit therein;

(E)              after the Reinvestment Period, to each Lender to pay the Advances of such Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;

(F)              after the Reinvestment Period, to the payment of amounts referred to in clauses (G) and (H) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder;

(G)             after the Reinvestment Period, without duplication, to the payment of any other Administrative Expenses; and

(H)             after the Reinvestment Period, the remainder to the Borrower or to the BDC at the direction of the Collateral Manager.

(iii)           On each Business Day following the occurrence and continuance of an Event of Default, Interest Proceeds on deposit in the Interest Collection Subaccount and Principal Proceeds on deposit in the Principal Collection Subaccount will be transferred to the Payment Account and applied in the following order of priority:

(A)             to the payment of unpaid amounts under clause (A) in clause (i) above (in the order specified therein and subject to any limitations set forth therein; provided, that if the Advances have been accelerated following the occurrence and during the continuance of an Event of Default, and the sale of the Collateral has commenced in connection therewith, such limitations specified therein shall not be given any effect);

(B)             to the payment of unpaid amounts under clause (B) in clause (i) above (subject to the Collateral Manager Expense Cap if the Collateral Manager is the initial Collateral Manager or an Affiliate of the Borrower or the BDC);

(C)             to each Lender to pay accrued and unpaid Interest, Commitment Fees due to each such Lender and amounts payable to each such Lender under Sections 2.09 and 2.10;

(D)             to the payment of Administrative Expenses ~~(subject to the cap set forth in~~; provided that the amount applied under this clause (~~F~~D) ~~in clause (i) above)~~for such Business Day shall not exceed the Administrative Expense Cap for such Business Day;

(E)             to each Lender to pay the Advances of such Lender (pro rata, based on each Lender’s Percentage) until the Advances are paid in full;

(F)             to the payment or application of amounts referred to in clauses (A) through (D) above (in the same order of priority specified therein), to the extent not paid in full pursuant to applications under such clauses;

(G)             [reserved];

(H)             to the payment of any other Administrative Expenses to the extent not paid in full;

(I)               the remainder to the Borrower or to the BDC at the direction of the Collateral Manager.

(b)            If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Monthly Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

Article X

Sale of Collateral Loans; Purchase of Additional Loans

Section 10.01.            Sales of Collateral Loans.      (a) Discretionary Sales of Collateral Loans. Subject to the satisfaction of the conditions specified in Section 10.04, the Collateral Manager on behalf of the Borrower may sell any Collateral Loan, Defaulted Loan, or Ineligible Loan if such sale meets the requirements set forth below (provided that prior to such discretionary sale, the Collateral Manager shall demonstrate that the requirements set forth below are met by submitting to the Lenders completed forms of “Borrowing Base Certificate,” “Compliance Certificate,” “Compliance Calculation Sheet” and “Excess Concentration Limitations” as set forth in the forms of Monthly Report (Schedule 2 to this Agreement) as of the date of such discretionary sale after giving effect thereto):

(i)	no Default or Event of Default is continuing or would result upon giving effect thereto (unless, in the case of such a Default, such Default will be cured upon giving effect to such sale and the application of the proceeds thereof);

(ii)	upon giving effect thereto and the application of the proceeds thereof, each Coverage Test is satisfied (or if any such Coverage Test is not satisfied, such test is maintained or improved after giving effect to such sale) and each Portfolio Quality Test is satisfied (or if any Portfolio Quality Test is not satisfied, such test is maintained or improved after giving effect to such sale);

(iii)	except as provided in Section 10.01(c), if such sale is to an Affiliate of the Borrower, such sale is made for a purchase price at least equal to the Market Value thereof;

(iv)	such sale is made for Cash; and

(v)	in the reasonable judgment of the Collateral Manager, there is no adverse selection impacting the interest of the Secured Parties of such Collateral Loans to be sold.

Notwithstanding anything above that would otherwise prohibit the sale of a Collateral Loan after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower entered into an agreement to sell any such Collateral Loan prior to the occurrence and continuance of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower shall be permitted to consummate such sale notwithstanding the occurrence and continuance of such Default or an Event of Default, provided that such sale was not entered into in contemplation of the occurrence of such Default or Event of Default and such settlement occurs within the customary settlement period for similar trades.

(b)            Sales of Equity Securities. The Borrower may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price within forty-five days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law or applicable contract restriction, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law or applicable contract.

(c)            Certain Restrictions. In the case of a sale of a Defaulted Loan or an Ineligible Loan to an Affiliate (without regard to the proviso in the definition thereof) of the Borrower at a price less than the original percentage of par paid by the Borrower, the purchase price shall not be less than the Market Value of such Defaulted Loan or Ineligible Loan (determined in accordance with clause (a)(x) of the definition of “Market Value”).

(d)            Terms of Sales. All sales of Collateral Loans and other property of the Borrower under the provisions above in this Section 10.01 must be exclusively for Cash.

Section 10.02.          Purchase of Additional Loans. (a) Purchase of Loans. On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Collateral Manager on behalf of the Borrower may, if each of the conditions specified in this Section 10.02 and Section 10.04 are met, invest Principal Proceeds, accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Loans and other amounts on deposit in the Principal Collection Subaccount in additional Loans, provided, that no Loan may be purchased unless each of the following conditions are satisfied as of the date the Collateral Manager commits on behalf of the Borrower to make such purchase, in each case after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i)             such obligation is an Eligible Loan;

(ii)            each Coverage Test is satisfied (or if any such Coverage Test is not satisfied, such test is maintained or improved after giving effect to such purchase); and

(iii)           each Portfolio Quality Test is satisfied (or if any such Portfolio Quality Test was not satisfied prior to such purchase, such test is maintained or improved after giving effect to such purchase).

(b)            Purchase of Loans Involving Affiliates. Additional Loans may be purchased from time to time by the Borrower from the Collateral Manager or any of its Affiliates only if (x) the material terms and conditions thereof are no less favorable to the Borrower than the terms it would obtain if negotiated on an arms-length basis, (y) the transactions are effected in accordance with all Applicable Laws and (z) such purchase is for an amount equal to or less than the lesser of (A) the original purchase price paid by the Collateral Manager or such Affiliate (after adjustment for any borrowings or repayments and amortization of upfront fees and exclusive of interest) and (B) the Collateral Manager’s current mark with respect to such Loan.

Section 10.03.        Substitution and Transfer of Loans. (a)  Substitutions. The Borrower may (including in connection with any retransfer of a Collateral Loan to Fund under the Purchase and Contribution Agreement) replace any Collateral Loan with another Loan (a “Substitute Loan”), subject to the satisfaction of the conditions set forth below and in Section 10.04(c).

(b)            Conditions to Substitution. No substitution of a Collateral Loan with a Substitute Loan shall occur unless each of the following conditions is satisfied as of the date of such substitution (as certified to the Agents by the Borrower (or the Collateral Manager on behalf of the Borrower)):

(i)             each Substitute Loan satisfies the eligibility criteria set forth in the definition of an Eligible Loan on the date of substitution;

(ii)            after giving effect to any such substitution, each Coverage Test is satisfied (or if any such Coverage Test is not satisfied, such test is maintained or improved after giving effect to such substitution) and each Portfolio Quality Test is satisfied (or if any Portfolio Quality Test is not satisfied, such test is maintained or improved after giving effect to such substitution);

(iii)           100% of the proceeds from the sale of the Collateral Loan(s) to be replaced in connection with such Substitute Loan are either applied by the Borrower to acquire the Substitute Loan(s) or deposited in the Principal Collection Subaccount;

(iv)           no Default or Event of Default has occurred and is continuing (before or after giving effect to such substitution);

(v)            there is no adverse selection, impacting the interest of the Secured Parties, by the Borrower or Collateral Manager with regard to such Collateral Loans to be substituted or the Substitute Loans;

(vi)      the Borrower and, if the Collateral Manager is the initial Collateral Manager or an Affiliate of the Borrower or the BDC, the Collateral Manager (on behalf of the Borrower) shall agree to pay the legal fees and expenses of the Administrative Agent and the Collateral Agent in connection with any such substitution (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in connection with such sale, substitution or repurchase);

(vii)    the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any such substitution and shall deliver to the Document Custodian the Related Documents for any Substitute Loans;

(viii)   upon confirmation of the delivery of a Substitute Loan for each applicable Collateral Loan being substituted for, each applicable Collateral Loan being substituted for shall be removed from the Collateral and the applicable Substitute Loan(s) shall be included in the Collateral;

(ix)      the Concentration Limitations are satisfied (or if there is any Excess Concentration Amount, such Excess Concentration Amount is maintained or decreased after giving effect to such sale); and

(x)       the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Agent) on the date of such substitution a certificate of a Responsible Officer of the Borrower certifying that each of the foregoing is true and correct as of such date~~; and~~

~~(x)      the Concentration Limitations are satisfied (or if there is any Excess Concentration Amount, such Excess Concentration Amount is maintained or decreased after giving effect to such sale)~~.

Section 10.04.          Conditions Applicable to All Sale, Substitution and Purchase Transactions. (a) Any transaction effected under this Article X or in connection with the acquisition of additional Loans shall be conducted on an arm’s length basis and, if effected with a Person that is an Affiliate of the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be on material terms no less favorable to the Borrower and the Secured Parties than would be the case if such Person were not such an Affiliate or as otherwise expressly permitted under the Facility Documents.

(b)           Upon each acquisition by the Borrower of a Loan, (i) all of the Borrower’s right, title and interest to such Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Loan shall be Delivered to the Collateral Agent (or the Document Custodian on its behalf, as applicable); provided, that, notwithstanding the foregoing, the Related Documents with respect to such Loan may be delivered within ten (10) Business Days of the contribution or acquisition of such Loan.

(c)           The Aggregate Principal Balance of the Collateral Loan(s) which are the subject of any sale to an Affiliate of the Borrower under this Article X or substitution pursuant to Section 10.03, together with the sum of the Aggregate Principal Balance of all Collateral Loans sold to Affiliates or substituted in the twelve month period preceding the proposed date of sale or substitution (or such lesser number of months as shall have elapsed since the Closing Date) shall not exceed 20% of the highest Aggregate Collateral Balance during such period; provided that, the sum of the Aggregate Principal Balance of all Defaulted Loans sold to Affiliates or substituted in the twelve month period preceding the proposed date of sale or substitution (or such lesser number of months as shall have elapsed since the Closing Date) shall not exceed 10% of the of the highest Aggregate Collateral Balance during such period. For the avoidance of doubt, the foregoing limitations shall not apply (i) to Warranty Loans or (ii) where Collateral Loans are sold by the Borrower in connection with a Permitted Securitization.

(d)          Upon the sale or substitution of a Collateral Loan pursuant to this Article X, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release and transfer to the Borrower, without recourse, representation or warranty, all the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Collateral Loan being sold or being substituted for, as applicable. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Collateral Manager, on behalf of the Borrower, and take other such actions as shall reasonably be requested by the Collateral Manager on behalf of the Borrower to effect the release and transfer of such Collateral Loan being sold or substituted for pursuant to this Article X.

(e)           For the avoidance of doubt, the restrictions set forth in Sections 10.01 and 10.04 shall not apply to the sale of Warranty Loans.

Section 10.05.         Additional Equity Contributions. The BDC may, but shall have no obligation to, at any time or from time to time contribute additional equity to the Borrower for any purpose, including for the purpose of curing any Default, satisfying any Coverage Test, enabling the acquisition or sale of any Loan or satisfying any conditions under Section 3.02. Each equity contribution shall either be made (i) in Cash, (ii) by assignment and contribution of an Eligible Investment and/or (iii) by assignment and contribution of a Loan. All Cash contributed to the Borrower shall be treated as Principal Proceeds except to the extent that the Collateral Manager, in its discretion, specifies that such Cash shall constitute Interest Proceeds.

Article XI

Administration and Servicing of Contracts

Section 11.01.          Designation of the Collateral Manager. (a)  Initial Collateral Manager. The servicing, administering and collection of the Collateral shall be conducted in accordance with this Section 11.01 by the Person designated as the Collateral Manager hereunder. Monroe Capital Income Plus Corporation is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities, of Collateral Manager pursuant to the terms hereof. The Collateral Manager and the Borrower hereby acknowledge that each of the Secured Parties are third party beneficiaries of the obligations taken by the Collateral Manager hereunder.

(b)          Subcontracts. The Collateral Manager may, with the prior written consent of the Administrative Agent, subcontract with any other Person for back office, servicing and administrative functions or collecting the Collateral; provided that (i) the Collateral Manager shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to such Person, (ii) the Collateral Manager shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be subject to the provisions hereof.

Section 11.02.          Duties of the Collateral Manager. (a)  Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Collateral Management Standard. Without limiting the foregoing, the duties of the Collateral Manager shall include the following:

(i)        supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii)       preparing and submitting claims to Obligors on each Collateral Loan;

(iii)      maintaining all necessary servicing records with respect to the Collateral;

(iv)     maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(v)      promptly delivering to the Administrative Agent, each Lender, the Collateral Administrator or the Collateral Agent, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, the Collateral Administrator or the Collateral Agent may from time to time reasonably request;

(vi)     identifying each Collateral Loan clearly and unambiguously in its servicing records to reflect that such Collateral Loan is owned by the Borrower and that the Borrower is pledging a security interest therein to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement;

(vii)    notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(viii)    maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(ix)      with respect to each Collateral Loan included as part of the Collateral, making copies of the Related Documents available for inspection by the Administrative Agent, upon reasonable notice, at the offices of the Collateral Manager during normal business hours in accordance with Section 5.03(d);

(x)       directing the Collateral Agent to make payments pursuant to the terms of the Monthly Report in accordance with the Priority of Payments;

(xi)      directing the acquisition, sale or substitution of Collateral in accordance with Article X;

(xii)      providing assistance to the Borrower with respect to the purchase of Loans and sale of Collateral Loans;

(xiii)    instructing the Obligors or related the administrative and paying agents under the Related Documents, as applicable, on the Collateral Loans to make payments directly into the Collection Account;

(xiv)    preparing the Monthly Reports and cooperating with the Collateral Administrator in its duties hereunder in the manner and at the times required hereunder;

(xv)     complying with such other duties and responsibilities as required of the Collateral Manager by this Agreement; and

(xvi)    with respect to each Loan proposed to be acquired by the Borrower, providing a Loan Checklist and Related Documents to the Document Custodian (with an electronic copy provided to the Administrative Agent prior to any Advance, the proceeds of which are to be used to fund all or a portion of such acquisition).

It is acknowledged and agreed that the Borrower possesses only such rights with respect to the enforcement of rights and remedies with respect to the Collateral Loans and the underlying assets securing such Collateral Loans under the Related Documents as have been transferred to the Borrower with respect to the related Collateral Loan, and therefore, for all purposes under this Agreement, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the Related Documents, it has the right to do so.

(b)            Exercise of Remedies Not Release. Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder or any other Facility Document shall not release the Collateral Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder.

(c)          Application of Obligor Payments. Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 11.03.          Liability of the Collateral Manager; Indemnification of the Collateral Manager Persons.

(a)          The Collateral Manager and any of its Affiliates, employees, shareholders, members, partners, assigns, representatives or agents (each such individual or entity, which, for the avoidance of doubt, shall be deemed to include the Administrator and the Advisor, a “Collateral Manager Person”) shall not be liable to the Borrower, any Lender, the Administrative Agent, the Lead Arranger, the Collateral Agent, the Collateral Administrator, the Document Custodian or any other Person for any liability, loss (including amounts paid in settlement), damages, judgments, costs, expenses (including reasonable attorneys’ fees and expenses, accountant’s fees and expenses and the fees and expenses of other experts), demands, charges or claim (collectively, the “Damages”) incurred by reason of any act or omission or alleged act or omission performed or omitted by such Collateral Manager Person, or for any decrease in the value of the Collateral or any other losses suffered by any party; provided, however, that a Collateral Manager Person shall be liable for any Damages that arise (i) by reason of any act or omission constituting bad faith, willful misconduct, or gross negligence by any Collateral Manager Person in the performance of or reckless disregard of the Collateral Manager’s duties hereunder or (ii) by any breach of the representations and warranties of the Collateral Manager expressly set forth in this Agreement (each such breach, a “Collateral Manager Breach”).

(b)          The Collateral Manager may rely in good faith upon, and will incur no Damages for relying upon, (i) any authoritative source customarily used by firms performing services similar to those services provided by the Collateral Manager under this Agreement, and (ii) the advice of nationally recognized counsel, accountants or other advisors as the Collateral Manager determines reasonably appropriate in connection with the services provided by the Collateral Manager under this Agreement.

(c)          In no event shall the Collateral Manager be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to diminution in value or lost profits) even if the Collateral Manager has been advised of the likelihood of such damages and regardless of the form of such action.

(d)           Each Collateral Manager Person shall be held harmless and be indemnified by the Borrower for any Damages suffered by virtue of any acts or omissions or alleged acts or omissions arising out of the activities of such Collateral Manager Person in the performance of the obligations of the Collateral Manager under this Agreement or as a result of this Agreement, or the Borrower’s ownership interest in any portion of the Collateral Loans, except to the extent any such Damage arises as a result of a Collateral Manager Breach. All amounts payable pursuant to this Section 11.03 shall be payable in accordance with the Priority of Payments.

Section 11.04.          Authorization of the Collateral Manager. The Borrower hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the pledge of the Collateral by the Borrower to the Collateral Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing its name on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Collateral Manager could have done if it owned such Collateral. The Borrower shall furnish the Collateral Manager (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its collateral management duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make the Secured Parties, the Collateral Agent, the Collateral Administrator, the Administrative Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the Lenders in accordance with Section 16.01), the Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders) may provide notice to the Collateral Manager (with a copy to the Collateral Administrator, the Document Custodian and the Collateral Agent) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with Section 6.02.

Section 11.05.         Realization Upon Defaulted Loans. The Collateral Manager will use reasonable efforts consistent with the Collateral Management Standard, this Agreement and the Related Documents to exercise (on behalf of the Borrower and the Secured Parties) available remedies (which may include liquidating, foreclosing upon or repossessing, as applicable, or otherwise comparably converting the ownership of any related property) with respect to any Defaulted Loan. The Collateral Manager will comply with the Collateral Management Standard, the Related Documents and Applicable Law in realizing upon such related property, and employ practices and procedures, including reasonable efforts, consistent with the Collateral Management Standard and the Related Documents, to enforce all obligations of Obligors. Without limiting the generality of the foregoing, the Collateral Manager may cause the sale of any such related property to the Collateral Manager or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Administrative Agent setting forth the Collateral Loan, the related property, the sale price of the related property and certifying that such sale price is the fair market value of such related property. The Collateral Manager will remit to the Collection Account the recoveries received in connection with the sale or disposition of related property relating to any Defaulted Loan hereunder.

Section 11.06.         Collateral Management Compensation. As compensation for its servicing and collateral management activities hereunder and reimbursement for its expenses, the Collateral Manager shall be entitled to receive the Collateral Management Fee to the extent of funds available therefor pursuant to the Priority of Payments, as applicable.

Section 11.07.         Payment of Certain Expenses by Collateral Manager. The Collateral Manager (if the Collateral Manager is an Affiliate of the Borrower) will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with the production of reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Collateral Management Fee.

Section 11.08.         The Collateral Manager Not to Resign; Assignment. The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that the performance of its duties hereunder is or becomes impermissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced by an opinion of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Successor Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager in accordance with Section 11.09.

Section 11.09.          Appointment of Successor Collateral Manager. (a)  Upon resignation of the Collateral Manager pursuant to Section 11.08, the Borrower may (with the consent of the Administrative Agent and the Required Lenders) at any time appoint a successor collateral manager (the “Successor Collateral Manager”), which, for the avoidance of doubt may be the Administrative Agent or any Lender, and such Successor Collateral Manager shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. Upon the occurrence and continuance of a Collateral Manager Termination Event, the Administrative Agent may (with the consent of the Required Lenders and, in the case of a Collateral Manager Termination Event arising solely under Section 6.03(a), with the consent of the BDC) at any time appoint a successor collateral manager, which, for the avoidance of doubt may be the Administrative Agent or any Lender, and such Successor Collateral Manager shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. No assignment of this Agreement by the Collateral Manager (including, without limitation, a change in control or management of the Collateral Manager which would be deemed an “assignment” under the Investment Advisers Act of 1940, as amended) shall be made unless such assignment is consented to in writing by the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, however, that nothing herein shall be construed to restrict the ability of the Administrative Agent to replace the Collateral Manager upon the occurrence of a Collateral Manager Termination Event pursuant to Section 11.09 or any obligations of the Collateral Manager in connection with such provisions.

(b)           Upon its appointment (the “Assumption Date”), the Successor Collateral Manager shall be the successor in all respects to the Collateral Manager with respect to collateral management functions under this Agreement subject to and in accordance with the terms of this Agreement (including without limitation Article XIII hereof) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Collateral Manager by the terms and provisions hereof, and all references in this Agreement to the Collateral Manager shall be deemed to refer to the Successor Collateral Manager; provided that the Successor Collateral Manager shall not (i) be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, actions performed, breaches, defaults, claims, obligations or liabilities of the terminated Collateral Manager or any other predecessor Collateral Manager arising before the Assumption Date, (ii) have any obligation to pay any taxes required to be paid by the terminated Collateral Manager or any other predecessor Collateral Manager (provided that the Successor Collateral Manager shall pay any income taxes for which it is liable), (iii) have any liability for any failure to perform its duties as Collateral Manager, or any loss or damages arising from such failure, that results from the actions (or inaction) of the terminated Collateral Manager or any other predecessor Collateral Manager on or before the Assumption Date, (iv) have any obligation to perform advancing or repurchase obligations, if any, of the Borrower, the terminated Collateral Manager or any other predecessor Collateral Manager unless it elects to do so in its sole discretion, (v) have any obligation to pay any of the fees and expenses of any other party to the transaction contemplated by this Agreement or any Facility Document, (vi) have any liability with respect to any of the representations and warranties of any predecessor Collateral Manager under this Agreement, (vii) have any obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it and (viii) have any obligation to file or record any financing statements or other documents in order to perfect or continue any security interests contemplated by this Agreement unless it has been directed by the Administrative Agent to make such filing or recordation. The indemnification obligations of the Successor Collateral Manager, upon becoming a Successor Collateral Manager, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances.

(c)           The Collateral Manager agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral, including, without limitation, the transfer to the Successor Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Collateral and the delivery to the Successor Collateral Manager in an orderly and timely fashion of all files and records with respect to the Collateral and a computer data file in readable form containing all information necessary to enable the Successor Collateral Manager to service the Collateral. In addition, the Collateral Manager agrees to cooperate and use its commercially reasonable efforts in providing, at the expense of the Collateral Manager, the Successor Collateral Manager with reasonable access (including at the premises of the Collateral Manager) to the employees of the Collateral Manager, and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Successor Collateral Manager to assume the servicing functions hereunder and under this Agreement and to maintain a list of key servicing personnel and contact information.

(d)         Notwithstanding the Successor Collateral Manager’s assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Collateral Manager under this Agreement arising on and after the Assumption Date, the Successor Collateral Manager shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of the initial Collateral Manager or any other predecessor Collateral Manager arising under the terms of this Agreement, arising by operation of law or otherwise with respect to the period ending on the Assumption Date, including, without limitation, any liability for, any duties, responsibilities, obligations or liabilities of the initial Collateral Manager or any other predecessor Collateral Manager arising on or before the Assumption Date under this Agreement, regardless of when the liability, duty, responsibility or obligation of the initial Collateral Manager or any other predecessor Collateral Manager therefor arose, whether provided by the terms of this Agreement arising by operation of law or otherwise, and in no case will the Successor Collateral Manager have any liability for any failure to perform its duties as Collateral Manager, or any loss or damages arising from such failure, that results from the actions (or inaction) of the initial Collateral Manager or any other predecessor Collateral Manager on or before the Assumption Date.

(e)          The Successor Collateral Manager undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Successor Collateral Manager hereunder.

(f)            Notwithstanding anything contained in this Agreement or any Facility Document to the contrary, the Successor Collateral Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Collateral Manager relating to the Collateral Loans (collectively, the “Predecessor Collateral Manager Work Product”) without any audit or other examination thereof, except to the extent that it knows such records or work product to be incorrect, and such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Collateral Manager or any other predecessor Collateral Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Collateral Manager Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Collateral Manager making or continuing any Errors (collectively, “Continued Errors”), such Successor Collateral Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that such Successor Collateral Manager agrees to use commercially reasonable efforts to prevent further Continued Errors. In the event that the Successor Collateral Manager becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Successor Collateral Manager shall be entitled to recover its costs thereby expended in accordance with the Priority of Payments.

(g)           The Collateral Manager will, upon the request of the Successor Collateral Manager, provide the Successor Collateral Manager with a power of attorney providing that the Successor Collateral Manager is authorized and empowered to execute and deliver, on behalf of the Collateral Manager, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do so or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Collateral Manager under this Agreement.

(h)         The Successor Collateral Manager shall not be liable for an action or omission to act hereunder, except for its own willful misconduct, gross negligence or bad faith. Under no circumstances will the Successor Collateral Manager be liable for indirect, special, consequential or incidental damages, such as loss of use, revenue or profit. In no event shall the Successor Collateral Manager be liable to the Borrower for any bad debts or other defaults by Obligors.

(i)            Except as set forth herein, the Successor Collateral Manager shall have no duty to review any information regarding the Collateral Manager, including any financial statements or the information set forth herein.

(j)          If the Successor Collateral Manager is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of such party, the Successor Collateral Manager shall use commercially reasonable efforts to resume performance as soon as reasonably possible, and the Successor Collateral Manager’s obligations shall be suspended for a reasonable time during which such conditions exist.

Article XII

The Agents

Section 12.01.          Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders or, with respect to the Collateral Agent, the Administrative Agent; provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of such Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner.

If the Collateral Agent has been requested or directed by the Administrative Agent or the Required Lenders to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any Facility Document or Related Document unless and until directed by the Required Lenders (or the Administrative Agent on their behalf).

Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such person in accordance with any notice given by the Required Lenders (or the Administrative Agent on their behalf) pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such person, the Required Lenders or persons purporting to be the Required Lenders are not entitled to give such notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that such Required Lenders or persons purporting to be the Required Lenders are not entitled to give such notice. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Administrative Agent or the Required Lenders as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two-Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

If the Administrative Agent fails to hold at least 20% of the Commitments, the Required Lenders may remove the Administrative Agent and appoint a successor Administrative Agent in accordance with Section 12.05.

Section 12.02.         Delegation of Duties. Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.03.         Agent’s Reliance, Etc. (a) Neither Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or the Collateral Manager or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or the Collateral Manager or any other Person or to inspect the property (including the books and records) of the Borrower or the Collateral Manager; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Borrowing Base Certificate), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by facsimile, email, cable, telex or other electronic transmission, if acceptable to it) reasonably believed by it to be genuine and signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Collateral Manager’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b)           No Agent shall be liable for the actions or omissions of any other Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other Agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Notice of Borrowing received hereunder). No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agent shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 16.02. Any electronically signed document delivered via email from a person purporting to be a Responsible Officer shall be considered signed or executed by such Responsible Officer on behalf of the applicable Person. No Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act. Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval, electronic transmission or other paper or document. Neither Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(c)           No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(d)         The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Facility Document or Related Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party. Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities that are afforded to it in this Agreement.

(e)         Each Lender acknowledges that except as expressly set forth in this Agreement, the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party as to any matter. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Collateral Manager. The Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Collateral Manager which may come into the possession of the Collateral Agent.

(f)            The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement date, (ii) to select, determine or designate any alternative benchmark rate or Benchmark Replacement, or other successor or replacement benchmark rate, or whether any conditions to the designation of such a rate have been satisfied, or  (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor rate, or (iv) to determine  whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.  The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 12.04.         Indemnification. Each of the Lenders agrees to indemnify and hold the Agents harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 16.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, demands, charges, costs, expenses (including, without limitation, fees and expenses of agents, experts or attorneys) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, demands, charges, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, demands, charges, costs, expenses or disbursements (for purposes hereof, “Liabilities”) unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Documents, unless such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented fees and expenses of agents, experts and attorneys) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise). The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder.

Section 12.05.         Successor Agents. Subject to the terms of this Section 12.05, each Agent may, upon thirty days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable. If an Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty days of notice of resignation such Agent may appoint a successor agent. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Agent is a Lender or an Affiliate of such Agent or any Lender. Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06.          Administrative Agent’s Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 12.07.         Compensation of Collateral Agent. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to fees pursuant to the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter and any other reasonable and documented out-of-pocket fees, expenses (including reasonable and documented out-of-pocket fees, costs and expenses of agents, experts and attorneys) and indemnity amounts payable by the Borrower or the Collateral Manager to the Collateral Agent under the Facility Documents.

Section 12.08.        Recovery of Erroneous Payments. (a)  If the Collateral Agent or the Administrative Agent (a “Payor”) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Payor has determined in its sole discretion (whether or not after receipt of any notice under Section 12.08(b)) that any funds received by such Payment Recipient from the Payor or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Payor, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Payor the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Payor in same day funds at the greater of the Federal Funds Rate and a rate determined by the Payor in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Payor to any Payment Recipient under this Section 12.08(a) shall be conclusive, absent manifest error.

(b)          Without limiting Section 12.08(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Payor (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Payor (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)        an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and

(ii)       such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Payor of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying the Payor pursuant to this Section 12.08(b).

(c)          Each Lender or Secured Party hereby authorizes the Payor to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Facility Document, or otherwise payable or distributable by the Payor to such Lender or Secured Party from any source, against any amount due to the Payor under Section 12.08(a) or under the indemnification provisions of this Agreement.

(d)          In the event an Erroneous Payment (or portion thereof) is not recovered by the Payor for any reason, after demand therefor by the Payor in accordance with Section 12.08(a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Payor’s request to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with any assignment fee to be waived by the Payor in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to Platform as to which the Payor and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Payor as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Payor as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)          The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Payor from the Borrower for the purpose of making such Erroneous Payment.

(f)          To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Payor for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 12.08 shall survive the resignation or replacement of the Payor, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.

Article XIII

Reserved

Article XIV

The Document Custodian

Section 14.01.          Designation of Document Custodian.

(a)       Initial Document Custodian. The role of Document Custodian with respect to the Related Documents delivered to it shall be conducted by the Person designated as Document Custodian hereunder from time to time in accordance with this Section 14.01. Until the Administrative Agent shall give to U.S. Bank a Document Custodian Termination Notice, U.S. Bank is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Document Custodian pursuant to the terms hereof.

(b)      Successor Document Custodian. Upon the Document Custodian’s receipt of a Document Custodian Termination Notice from the Administrative Agent of the designation of a successor Document Custodian pursuant to the provisions of Section 14.05, the Document Custodian agrees that it will terminate its activities as Document Custodian hereunder. Upon the resignation of the Document Custodian, the Administrative Agent shall appoint a successor Document Custodian and if it does not do so within thirty days of the Document Custodian’s resignation, the Document Custodian may petition a court of competent jurisdiction for the appointment of a successor.

Section 14.02.         Duties of Document Custodian.

(a)      Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Document Custodian to act as its agent and hereby authorizes the Document Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Document Custodian by this Agreement. The Document Custodian hereby accepts such agency appointment to act as Document Custodian pursuant to the terms of this Agreement, until its resignation or removal as Document Custodian pursuant to the terms hereof.

(b)       Duties. On or before the Funding Effective Date, and until its removal pursuant to Section 14.5, the Document Custodian shall perform, on behalf of the Administrative Agent and the other Secured Parties, the following duties and obligations:

(i)         The Document Custodian shall take and retain custody of the Related Documents delivered to it by the Borrower or the Collateral Manager (on behalf of the Borrower) pursuant to Section 7.05 in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five Business Days of its receipt of the Related Documents and Loan Checklist (the “Review Period”), the Document Custodian shall review the Related Documents delivered to it to confirm that (A) if the Loan Checklist or electronic files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the Loan Checklist or electronic file indicates that such document may contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, the related initial principal loan balance when entered into or obtained by the Borrower, loan identification number and Obligor name with respect to such Collateral Loan is referenced on the related Loan Checklist or electronic file and does not appear to be a duplicate Collateral Loan (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Document Custodian, in connection with each delivery of Related Documents for a Collateral Loan hereunder to the Document Custodian, the Collateral Manager shall provide to the Document Custodian an electronic file (in EXCEL or a comparable format acceptable to the Document Custodian) or the related Loan Checklist that contains a list of all Related Documents for such Loan and whether they require original signatures, the loan identification number and the name of the Obligor and the initial principal loan balance when entered into or obtained by the Borrower with respect to each related Collateral Loan. Notwithstanding anything herein to the contrary, the Document Custodian’s obligation to review the Related Documents shall be limited to reviewing such Related Documents based on the information provided on the Loan Checklist or electronic file as the case may be. In receiving any Related Documents hereunder, and in maintaining any listing or providing any report or communication with respect to the Related Documents held hereunder, the Document Custodian shall be required only to review such Related Documents in accordance with the Review Criteria. Within one Business Day after the end of the Review Period, the Document Custodian shall notify the Borrower, the Collateral Manager, the Administrative Agent and the Collateral Agent in writing of any Related Documents listed on the Loan Checklist not included in the Related Documents so delivered to the Document Custodian and any other exceptions to the Review Criteria substantially in the form of Exhibit L attached hereto (the “Custodial Certificate”). After the Document Custodian’s delivery of the Custodial Certificate, the Collateral Manager shall have ten Business Days to correct any non-compliance with any Review Criteria. In addition, if requested in writing in the form of Exhibit E-1 by the Collateral Manager and approved by the Administrative Agent within ten Business Days of the Document Custodian’s delivery of such Custodial Certificate, the Document Custodian shall return the Related Documents for any Collateral Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Document Custodian shall not have any responsibility for reviewing any Related Documents.

(ii)       In taking and retaining custody of the Related Documents, the Document Custodian shall be deemed to be acting as the custodian of the Secured Parties, and has no instructions to hold any Related Documents for the benefit of any Person other than the Secured Parties; provided that the Document Custodian makes no representations as to the existence, perfection or priority of any Lien on the Related Documents or the instruments therein; and provided further that the Document Custodian’s duties as custodian shall be limited to those expressly contemplated herein. In so taking and retaining custody of the Related Documents, the Document Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC.

(iii)      The Document Custodian shall maintain continuous custody of all items in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Related Document which comes into the possession of the Document Custodian (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Document Custodian specified in Schedule 5 or at such other offices as shall be specified to the Administrative Agent, the Borrower and the Collateral Manager in a written notice at least thirty (30) days prior to such change. Each Related Document shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Document Custodian and the Administrative Agent. The Document Custodian shall keep the Related Documents clearly segregated from any other documents or instruments in its files.

(iv)      On each Payment Date, the Document Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Collateral Loan for which it holds Related Documents, the non-complying Collateral Loans and the applicable Review Criteria that any non-complying Collateral Loan fails to satisfy.

(v)            In performing its duties, the Document Custodian shall use a similar degree of care and attention as it employs with respect to similar collateral that it holds as Document Custodian for others.

(vi)           In no event shall the Document Custodian be liable for special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if the Document Custodian has been advised of the likelihood of such damages and regardless of the form of such action.

(vii)         Notwithstanding anything herein to the contrary, delivery of the Collateral Loans acquired by the Borrower which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, shall be made by delivery to the Document Custodian (as part of the Related Documents) of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Collateral Loan on the books and records of the applicable Obligor or bank agent to the name of the Borrower (or its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Borrower as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Document Custodian with respect to the custody of such Collateral Loans shall be limited to the exercise of reasonable care by the Document Custodian in the physical custody of any such Related Documents delivered to it, including any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it as part of the Related Documents.

(viii)         The Document Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Collateral Loan to be held by the Document Custodian under this Agreement, it shall be the sole responsibility of the Borrower to make or cause delivery thereof to the Document Custodian, and the Document Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Collateral Loan or to compel or cause delivery thereof to the Document Custodian.

(ix)              With respect to the documents comprising each Related Document, the Document Custodian shall (i) act exclusively as Document Custodian for the Secured Parties, (ii) hold all documents constituting such Related Document received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the Administrative Agent’s written instructions shall control.

(x)              The Document Custodian shall accept only written instructions of a Responsible Officer of the Borrower, Collateral Agent, Collateral Manager or Administrative Agent concerning the use, handling and disposition of the Related Documents.

(xi)            In the event that (i) the Borrower, the Administrative Agent, the Administrative Agent, any Agent, the Collateral Manager, the Document Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Related Document or a document included within a Related Document or (ii) a third party shall institute any court proceeding by which any Related Document or a document included within a Related Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Document Custodian shall, to the extent permitted by Applicable Law, continue to hold and maintain all the Related Documents that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Document Custodian shall dispose of such Related Document or a document included within such Related Document as directed by the Administrative Agent, which shall give a direction consistent with such determination. The reasonable and documented out-of-pocket expenses of the Document Custodian incurred as a result of such proceedings shall be borne by the Borrower and paid in accordance with Section 16.04.

(xii)            The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Document Custodian, or the Administrative Agent. The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Collateral Manager Termination Event, unless a Responsible Officer of the Document Custodian has knowledge of such matter or written notice thereof is received by the Document Custodian.

Section 14.03.      Merger or Consolidation. Any Person (i) into which the Document Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Document Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Document Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Document Custodian hereunder, shall be the successor to the Document Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 14.04.   Document Custodian Compensation and Indemnification. As compensation for its Document Custodian activities hereunder, the Document Custodian shall be entitled to fees pursuant to Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter. The Document Custodian’s entitlement to receive the fees under the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter shall cease on the earlier to occur of: (i) its removal as Document Custodian and appointment and acceptance by the successor custodian pursuant to Section 14.05 and the Document Custodian has ceased to hold any Related Documents or (ii) the termination of this Agreement. Upon termination of this Agreement or earlier resignation or removal of the Document Custodian, the Borrower shall pay to the Document Custodian such compensation, and shall likewise reimburse the Document Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination, resignation or removal, as the case may be. For the avoidance of doubt, the Document Custodian shall be entitled to all of the benefits of the indemnification provisions to the extent and in the manner set forth in Section 16.04. All indemnifications in favor of the Document Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Document Custodian. The Borrower agrees to pay or reimburse to the Document Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of agents, experts and legal counsel) incurred, in connection with the preparation, execution, performance or enforcement of this Agreement, or in connection with the transactions contemplated hereby or performance by the Document Custodian of its duties and services under this Agreement (including costs and expenses of any action deemed necessary by the Document Custodian to collect any amounts owing to it under this Agreement).

Section 14.05.      Document Custodian Resignation and Removal.

(a)   The Document Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Document Custodian and the Collateral Agent (the “Document Custodian Termination Notice”); provided that notwithstanding its receipt of a Document Custodian Termination Notice, the Document Custodian shall continue to act in such capacity (and shall continue to be entitled to receive fees) until a successor Document Custodian has been appointed, has agreed to act as Document Custodian hereunder, and has received all Related Documents held by the previous Document Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Document Custodian and the successor custodian, with a copy delivered to the Administrative Agent, the Borrower, the Collateral Agent and the Collateral Manager.

(b)            The Document Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a)  written notice to the Borrower, the Collateral Manager and the Administrative Agent, or (b) the Document Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Document Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Document Custodian shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor custodian shall have assumed the responsibilities and obligations of the Document Custodian hereunder. Promptly after receipt of notice of the Document Custodian’s resignation, the Administrative Agent shall promptly appoint a successor custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, each Agent, the resigning Document Custodian and to the successor custodian.

(c)            In the event of any such resignation or removal, the Document Custodian shall, no later than five (5) Business Days after receipt of notice of the successor custodian, transfer to the successor custodian, as directed in writing by the Administrative Agent, all the Related Documents being administered under this Agreement. The cost of the shipment of Related Documents arising out of the resignation of the Document Custodian pursuant to Section 14.05(b) shall be at the expense of the Document Custodian. Any reasonable and documented out-of-pocket cost of shipment arising out of the removal or discharge of the Document Custodian pursuant to Section 14.05(a) shall be at the expense of the Borrower and paid in accordance with Section 16.04.

Section 14.06.      Limitation on Liability.

(a)         The Document Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, facsimile, email, electronic transmission or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Document Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions (including any instructions provided by facsimile, email or other electronic transmission) of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b)         The Document Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. The Document Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Document Custodian shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Article XII shall be afforded to the Document Custodian.

(c)            The Document Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Related Documents.

(d)            The Document Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Document Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)            The Document Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Document Custodian.

(f)             The Document Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)          It is expressly agreed and acknowledged that the Document Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)        Without prejudice to the generality of the foregoing, the Document Custodian shall be without liability to the Borrower, Collateral Manager, the Administrative Agent or any other Person for any failure or delay in the performance or its obligations hereunder because of, or for any damage or loss resulting from or caused by, events or circumstances beyond the Document Custodian’s reasonable control, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Borrower, the Collateral Manager, Collateral Administrator or the Administrative Agent (including any Responsible Officer of any thereof) in its instructions to the Document Custodian; or changes in applicable law, regulation or orders.

(i)            In the event that (i) the Borrower, Collateral Agent, the Collateral Administrator, the Collateral Manager, the Administrative Agent, Lenders or Document Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Loan or Related Documents or (ii) a third party shall institute any court proceeding by which any Related Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Document Custodian shall, to the extent permitted by law, continue to hold and maintain all the Related Documents that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Document Custodian shall dispose of such Related Documents as directed by the Collateral Agent or Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Document Custodian incurred as a result of such proceedings shall be borne by the Borrower.

Section 14.07.     Delivery of Related Documents. (a) The Borrower shall deliver, or cause to be delivered, to the Document Custodian all of the Related ~~Loan~~ Documents for each Collateral Loan owned by the Borrower at any time during the term of this Agreement at the address identified herein. The Document Custodian shall not be responsible for any Collateral Loan or Related Document until actually received by it.

(b)            The Borrower or the Collateral Manager (on behalf of the Borrower) shall deliver, promptly after the acquisition of any Collateral Loan (but no more than five (5) Business Days after such acquisition) the Related Documents for each Collateral Loan. In connection with each delivery of Related Documents to the Document Custodian, the Collateral Manager shall represent, warrant and agree that the Related Documents delivered to the Document Custodian shall include all of the documents listed in the related Loan Checklist and all of such documents are complete in all material respects pursuant to a certification in the form of Exhibit G executed by a Responsible Officer of the Collateral Manager.

(c)                Notwithstanding any language to the contrary herein, the Document Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in the Related Documents or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Loan.

Section 14.08.      Release of Related Documents.

(a)            Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Document Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent) to, and shall, upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E-1 a (“Request for Release of Related Documents”), release to the Collateral Manager within two Business Days of receipt of such request, the Related Documents or the documents set forth in such Request for Release of Related Documents. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Document Custodian the Related Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists. Upon receipt of a certificate of the Collateral Manager substantially in the form of Exhibit E-2 (a “Certificate for Release of Related Documents”), with a copy to the Administrative Agent (who shall forward a copy to the Collateral Agent), stating that such Collateral Loan was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, (y) sold pursuant to a sale in accordance with Section 10.01, or (z) repurchased or substituted in accordance with Section 10.03, the Document Custodian shall within three (3) Business Days of its receipt of such Certificate for Release of Related Documents, release the requested Related Documents to the Collateral Manager, and the Collateral Manager will not be required to return the Related Documents to the Document Custodian.

(b)   Release for Payment. Upon receipt by the Document Custodian of the Collateral Manager’s Request for Release of Related Documents (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Document Custodian shall promptly release the Related Documents to the Collateral Manager.

Section 14.09.      Return of Related Documents. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Document Custodian return each Related Document (as applicable), respectively (a) delivered to the Document Custodian in error, (b) as to which the Lien on the underlying assets securing such related Collateral Loan has been so released pursuant to Section 7.02, (c) that has been the subject of a discretionary sale or any sale of a loan pursuant to Section 10.01 or substitution pursuant to Section 10.03 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Document Custodian and the Administrative Agent a written Request for Release of Related Documents (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Document Custodian shall upon its receipt of each such Request for Release of Related Documents executed by the Borrower and the Administrative Agent promptly, but in any event within two Business Days, return the Related Documents so requested to the Borrower.

Section 14.10.      Access to Certain Documentation and Information Regarding the Collateral; Audits.

(a)   The Collateral Manager and the Document Custodian shall provide to the Administrative Agent access to the Related Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge (but, with respect to the Document Custodian, at the expense of the Borrower) but only (i) upon two Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Document Custodian’s normal security and confidentiality procedures; provided that the Administrative Agent may, and shall upon request of any Lender, permit each Lender to be included on any such review, and shall use reasonably commercial efforts to schedule any review on a day when Lenders desiring to participate in such review may be included. From time to time at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with ARTICLE XI and may conduct an audit of the Collateral, and Related Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time, in each case subject to the provisions of Section 5.03(e). The Collateral Manager hereby agrees to cause each of the Administrator and the Advisor, as applicable, to provide access to the Related Documents and all other documentation regarding the Collateral and allow the Administrative Agent the right to review their collection and administration of the Collateral, as required under this Section 14.10(a).

(b)            Without limiting the foregoing provisions of Section 14.10(a), from time to time on request of the Administrative Agent, the Document Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Related Documents and all other documentation regarding the Collateral. Up to one such review per fiscal year shall be at the expense of the Borrower and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, after the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Borrower.

Section 14.11.              Representations and Warranties of the Document Custodian. The Document Custodian in its individual capacity and as Document Custodian represents and warrants as follows:

(a)            Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Document Custodian under this Agreement.

(b)            Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Document Custodian, as the case may be.

(c)            No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Document Custodian is a party or by which it or any of its property is bound.

(d)            No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Document Custodian.

(e)          All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Document Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Document Custodian of the transactions contemplated hereby and the fulfillment by the Document Custodian of the terms hereof have been obtained.

(f)          Validity. The Agreement constitutes the legal, valid and binding obligation of the Document Custodian, enforceable against the Document Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Code and general principles of equity (whether considered in a suit at law or in equity).

Section 14.12.           Covenants of the Document Custodian.

(a)          Affirmative Covenants of the Document Custodian.

(i)            Compliance with Law. The Document Custodian will comply in all material respects with all Applicable Law.

(ii)            Preservation of Existence. The Document Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(iii)            Location of Related Documents. Subject to Section 14.08, the Related Documents shall remain at all times in the possession of the Document Custodian at the Corporate Trust Office of the Document Custodian unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Related Documents to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Related Documents may be released pursuant to this Agreement.

(b)          Negative Covenants of the Document Custodian.

(i)            Related Documents. The Document Custodian will not dispose of any documents constituting the Related Documents in any manner that is inconsistent with the performance of its obligations as the Document Custodian pursuant to this Agreement.

(ii)            No Changes to Document Custodian Fee. The Document Custodian will not make any changes to the custodian fee set forth in the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Section 14.13. Transmission of Related Documents. Written instructions as to the method of shipment and shipper(s) the Document Custodian is directed to utilize in connection with the transmission of Related Documents in the performance of the Document Custodian’s duties hereunder shall be delivered by the Borrower or the Collateral Manager to the Document Custodian prior to any shipment of any Related Documents hereunder. In the event the Document Custodian does not receive such written instruction from the Borrower or the Collateral Manager, the Document Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at the sole cost and expense of the Borrower (or, at the Document Custodian’s option, reimburse the Document Custodian for all reasonable and documented out-of-pocket costs and expenses incurred by the Document Custodian consistent with such instructions in accordance with Section 16.04) and shall maintain such insurance against loss or damage to the Related Documents as the Collateral Manager deems appropriate.

Section 14.14 Document Custodian as Agent of Collateral Agent. The Document Custodian agrees that, with respect to any Related Document at any time or times in its possession or held in its name, the Document Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Document Custodian is the same entity as the Collateral Agent, the Document Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

Article XV

The Collateral Administrator

Section 15.01.      Powers and Duties of Collateral Administrator. (a)  U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank’s resignation or removal as Collateral Administrator pursuant to Section 15.04 hereof. In such capacity, the Collateral Administrator shall assist the Borrower and the Collateral Manager by maintaining a database of certain characteristics with respect to the Collateral on an ongoing basis, and in providing to the Borrower and the Collateral Manager certain reports, calculations and other data (as may be mutually agreed upon by the parties hereto), which reports, calculations and other data the Borrower or the Collateral Manager on its behalf, and/or the Collateral Administrator is required to prepare and deliver (or which are necessary to be performed in order that certain reports and calculations can be performed as required) under Section 8.06. U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Borrower or the Collateral Manager under this Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Borrower or the Collateral Manager under or pursuant to this Agreement.

(b)          The Collateral Administrator shall perform the following general functions from time to time:

(i)            Promptly, and in any event within 30 days after the Closing Date, create a collateral database with respect to the Collateral (the “Collateral Database”);

(ii)            Update the Collateral Database promptly for changes and to reflect the sale or other disposition of the Collateral Loans included in the Collateral (the “Portfolio Collateral”) and the addition to the Collateral of additional Loans from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Borrower or Collateral Manager as may be reasonably required by the Collateral Administrator, or by the agents for the underlying obligors from time to time, or based on information maintained by U.S. Bank in its capacity as Collateral Agent under this Agreement;

(iii)          Provide or make available the information contained in the Collateral Database to the Collateral Manager on behalf of the Borrower, as the Collateral Manager shall reasonably request;

(iv)            Track the receipt and daily allocation to the Collection Account with respect to Interest Proceeds and Principal Proceeds and the outstanding balance therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions to the Collection Accounts as of the close of business on the preceding Business Day;

(v)            [Reserved];

(vi)            [Reserved]; and

(vii)            So long as the same Person serves as both Collateral Administrator and as Collateral Agent under this Agreement, provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Administrator in performing its ordinary Collateral Agent function pursuant to this Agreement (so long as it shall also serve as Collateral Agent under this Agreement), or as may be required by this Agreement, as the Borrower or Collateral Manager may reasonably request from time to time.

(c)            The Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including the confirmation by the Collateral Administrator of the calculations contained in the Monthly Reports. Without limiting the generality of the foregoing, the Collateral Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations required or permitted to be made by it or the Borrower under this Agreement and supply the Collateral Administrator with such other information (in a mutually agreeable format) as is maintained by or on behalf of the Collateral Manager that the Collateral Administrator may from time to time reasonably request with respect to the Collateral and reasonably needed to perform its obligations hereunder or required to permit the Collateral Administrator to perform its obligations hereunder (including the Collateral Manager’s determinations of Market Value, Aggregate Collateral Balance, Concentration Limitations and the Borrowing Base, as applicable) and any other information that may be reasonably required under this Agreement with respect to a Collateral Loan (including as to its designation as a Defaulted Loan, Ineligible Loan or Equity Security).

(d)            If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action or is otherwise uncertain as to the performance of its duties, including alternative methodologies in connection with any Benchmark Replacement or any calculations required to be performed by the Collateral Administrator, the Collateral Administrator may request written instructions (or, in its sole discretion, oral instructions followed by written confirmation thereof) from the Borrower or the Collateral Manager, upon which the Collateral Administrator shall be entitled to conclusively rely, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e)            Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

Section 15.02.      Compensation. The Borrower agrees to pay, and the Collateral Administrator shall be entitled to receive, compensation for, and reimbursement for expenses in connection with, the Collateral Administrator’s performance of the duties called for herein as provided in the Collateral Agent, Document Custodian, Collateral Administrator and Intermediary Fee Letter.

Section 15.03.      Limitation of Responsibility of the Collateral Administrator; Indemnification. (a) The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, the Borrower or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, fraud, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, fraud, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in and shall have no liability as a result of any action reasonably taken in good faith in accordance with the advice of such counsel.

(b)              The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, facsimile, email or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. ~~The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.~~ The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer working in its Global Corporate Trust/Collateralized Debt Obligations Unit (or any successor group of the Collateral Administrator). Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. In no event shall the Collateral Administrator be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of god, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Administrator as completed by this Agreement. It is expressly acknowledged by the Borrower and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Borrower) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy or completeness of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein.

(c)              The Borrower shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided the same are in good faith and without willful misfeasance, fraud and/or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder. The obligations of the Borrower under this Section 15.03(c) shall survive the termination of this Agreement and any earlier resignation or removal of the Collateral Administrator.

(d)              Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral, or to evaluate or verify the Collateral Manager’s characterization of any item of Collateral including whether any item of Collateral is a Defaulted Loan, Ineligible Loan or Equity Security, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Collateral Loan in order to verify, confirm, audit or otherwise determine any characteristic thereof.

(e)               Without limiting the generality of any terms of this Section 15.03, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager or Borrower (or Collateral Agent, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement or this Agreement and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Article XII shall be afforded to the Collateral Administrator.

Section 15.04.      Termination of Collateral Administrator. (a)  At the option of the Borrower (with the prior written consent or at the direction of the Administrative Agent prior to the termination of the Commitments and the payment in full of the Obligations), the Collateral Administrator may be terminated upon ten days’ written notice of termination from the Borrower to the Collateral Administrator and the Administrative Agent if any of the following events shall occur:

(i)            The Collateral Administrator shall, in violation of its duty of care hereunder, default in the performance of any of its material duties under this Agreement and shall not cure such default within thirty days (or, if such default cannot be cured in such time, the Collateral Administrator shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Borrower and the Administrative Agent and cured such default within the time so assured); or

(ii)            an Insolvency Event relating to the Collateral Administrator occurs.

If an event specified in clause (ii) shall occur, the Collateral Administrator shall give written notice thereof to the Collateral Manager, the Administrative Agent and the Borrower within one Business Day after the occurrence of such event.

(b)      Except when the Collateral Administrator shall be removed pursuant to subsection (a) of this Section 15.04 or shall resign pursuant to subsection (c) of this Section 15.04, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor collateral administrator reasonably acceptable to the Administrative Agent, the Borrower and the Collateral Manager shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Administrative Agent, the Borrower, the Collateral Manager and the Collateral Agent. Upon any resignation or removal of the Collateral Administrator hereunder, the Borrower shall promptly, and in any case within thirty (30) days after the related notice of resignation or removal, appoint a qualified successor to act as collateral administrator hereunder and cause such successor collateral administrator to execute and deliver an agreement accepting such appointment as described in the preceding sentence. If the Borrower fails to appoint such a qualified successor which duly accepts its appointment by properly executing and delivering such an agreement within such time, the retiring Collateral Administrator shall be entitled to petition a court of competent jurisdiction for the appointment of a successor to serve as collateral administrator hereunder and shall be indemnified pursuant to Section 15.03(c) for the reasonable costs and expenses thereof.

(c)      Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor collateral administrator be obligated hereunder and without any liability for further performance of any duties hereunder (i) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Collateral Agent under this Agreement, or (ii) upon thirty days’ notice to the Collateral Manager and the Administrative Agent upon any reasonable determination by U.S. Bank that the taking of any action, or performance of any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Collateral Agent under this Agreement or (c) upon at least sixty days’ prior written notice of termination to the Collateral Manager, the Administrative Agent and the Borrower upon the occurrence of any of the following events and the failure to cure such event within such sixty day notice period: (i) failure of the Borrower to pay any of the amounts specified in Section 15.02 hereof within sixty days after such amount is due pursuant to Section 15.02 hereof (to the extent not already paid to Collateral Administrator pursuant to Section 9.01) or (ii) failure of the Borrower to provide any indemnity payment to Collateral Administrator pursuant to the terms of this Agreement, as the case may be, within sixty days of the receipt by the Borrower of the written request for such payment or reimbursement (to the extent not already paid Collateral Administrator pursuant to Section 9.01).

(e)          Any corporation into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 15.05.      Representations and Warranties of the Collateral Administrator. The Collateral Administrator hereby represents and warrants to the Collateral Manager and the Borrower as follows:

(i)    The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders or other equity holder and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, except those that have been obtained, is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. When executed and delivered by the Collateral Administrator and the other parties hereto, this Agreement will constitute the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with its terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)            The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws, as amended, of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking the creation or imposition of which would have a material adverse effect on the business operations, assets or financial condition of the Collateral Administrator.

Section 15.06.      Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Collateral Administrator; provided, however, that the Collateral Administrator may not assign its rights and obligations hereunder without the prior written consent of the Collateral Manager, the Administrative Agent, the Required Lenders and the Borrower, except that U.S. Bank as Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bank National Association or its successors without the prior written consent of the Collateral Manager, the Administrative Agent, the Required Lenders and the Borrower (provided that in such event U.S. Bank as Collateral Administrator shall remain responsible for the performance of its duties as Collateral Administrator hereunder). Notwithstanding the foregoing, the Collateral Administrator consents to the pledge of its rights under this Agreement by the Borrower to the Collateral Agent, as provided in the granting language set forth in Section 7.01 of this Agreement.

Section 15.07.      Joint Venture. Nothing contained in this Agreement (i) shall constitute the Borrower, the Collateral Administrator, the Lenders, the Agents and the Collateral Manager as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Article XVI

Miscellaneous

Section 16.01.      No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)         No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Collateral Manager, the Administrative Agent and the Required Lenders, provided that:

(i)       any Fundamental Amendment shall also require the written consent of all Lenders; and

(ii)      no such amendment (including, without limitation, any Benchmark Replacement Conforming Changes), modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent, the Document Custodian or the Collateral Administrator hereunder without the prior written consent of such Agent, Document Custodian or Collateral Administrator, as the case may be.

(c)            Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 16.02.      Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 5), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 16.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 16.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.

Section 16.03.      Taxes. (a) Any and all payments by or on account of an obligation of the Borrower under this Agreement shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, excluding: (A) any taxes imposed on or measured by net income (however denominated) taxes, capital taxes, or similar taxes in lieu thereof, branch profits taxes and franchise taxes, in each case imposed (i) in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) in the case of any Secured Party or any Lender, by any jurisdiction by reason of such Secured Party or such Lender having any other present or former connection with such jurisdiction (other than a connection arising solely from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Facility Document); (B) any U.S. federal withholding taxes imposed under FATCA; and (C) any interest, penalties and additions to tax attributable to any of the foregoing (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law (or by the interpretation or administration thereof) to deduct any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. The obligation of the Borrower to make any additional payments in respect of any deduction or withholding of Taxes as set forth in this Section 16.03 shall be subject to the Secured Party’s compliance with the conditions in Section 16.03(g), (h), or (j).

(b)            In addition, the Borrower agrees (and, to the extent the funds available for by the Borrower therefor on any Payment Date are insufficient to pay such amounts in full, the Collateral Manager, on behalf of the Borrower, will shall pay such amounts), to timely pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any other Facility Document, except any such taxes that are imposed with respect to an assignment other than an assignment to comply with Section 16.03(h) (hereinafter referred to as “Other Taxes”).

(c)            The Borrower agrees to indemnify each of the Secured Parties for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 16.03) paid by any Secured Party in respect of the Borrower, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments by Borrower or the Collateral Manager pursuant to this indemnification shall be made promptly following the date the Secured Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be presumed to be correct absent manifest error.

(d)            The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to any Secured Party, in respect of United States federal withholding tax or United States federal backup withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding or backup withholding tax imposed pursuant to a law in effect on the date such Lender became a party to this Agreement (or acquired its interest herein) or, with respect to payments to a new lending office designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to an Advance; provided that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Secured Party would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the transferor Lender immediately before the Secured Party became a party hereto or the Lender making the designation of such New Lending Office immediately before changing its lending office, if any, would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Secured Party to comply with paragraphs (g), (j), or (h) below.

(e)            Promptly after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to each Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to such Agent).

(f)          If any payment is made by the Borrower (or the Collateral Manager on its behalf) to or for the account of any Secured Party after deduction for or on account of any Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 16.03, then, if such Secured Party in its sole discretion determines that it is entitled to a refund of such Taxes or Other Taxes, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower (or the Collateral Manager, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses incurred, including taxes) as such Secured Party shall determine in its sole discretion to be attributable to the relevant Taxes or Other Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this Section 16.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 16.03(f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(g)            Each Secured Party and each Participant that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Funding Effective Date or, in the case of a Secured Party or a Participant which becomes a party hereto pursuant to Section 16.06, the date upon which such Secured Party becomes a party hereto or participant herein, deliver to the Borrower and each Agent, if applicable, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Secured Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Each Secured Party or Participant that is not a U.S. Person (a “Non-U.S. Lender”) shall, no later than the date on which such Secured Party becomes a party hereto or a participant herein pursuant to Section 16.06, deliver to the Borrower and each Agent two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. federal withholding tax with respect to payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender provides the appropriate certification pursuant to Exhibit I that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall notify the Borrower and each Agent in the event such certification is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or participant herein and on or before the date, if any, such Non-U.S. Lender designates a New Lending Office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or an Agent. Any Non-U.S. Lender shall also, to the extent it is legally entitled to do so, deliver to the Borrower and each Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or its Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or each Agent to determine the withholding or deduction required to be made. Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(h)            If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 16.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 16.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)            Nothing in this Section 16.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(j)            Compliance with FATCA. Each Secured Party shall deliver to the Borrower and each Agent, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or an Agent such documentation prescribed by Applicable Law or FATCA (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or an Agent as may be necessary for the Borrower and each Agent, as applicable, to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount to deduct and withhold from any payment. Solely for purposes of this Section 16.03(j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

Section 16.04.      Costs and Expenses; Indemnification. (a) The Borrower agrees to promptly pay all reasonable and documented out-of-pocket costs and expenses of the Agents, the Document Custodian, the Collateral Administrator and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable fees and disbursements of outside counsel for each of the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Document Custodian and the other Lenders, UCC filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document; provided that the legal fees, charges and expenses of outside counsel to the Administrative Agent incurred prior to the Closing Date with respect to the foregoing shall not, in the aggregate, exceed $200,000. Further, the Borrower shall pay on demand (A) all reasonable and documented out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of outside legal counsel, auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Agents and the Lenders) incurred by the Agents, the Document Custodian, the Collateral Administrator and the Lenders in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable and documented out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all reasonable and documented out-of-pocket costs and expenses incurred by the Agents, the Document Custodian, the Collateral Administrator and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Agents and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of outside attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Agents and the Lenders; provided that in each case, there shall be a single primary counsel to (i) the Collateral Agent, the Document Custodian and the Collateral Administrator and (ii) the Administrative Agent and the Lenders and a single local counsel to (i) the Collateral Agent, the Document Custodian and the Collateral Administrator and (ii) the Administrative Agent and the Lenders in each relevant jurisdiction (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses among the Agents and the Lenders, in which case each such similarly conflicted group of Persons may retain its own counsel). The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Collateral Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Collateral Agent are intended to constitute expenses of administration under any applicable bankruptcy law.

(b)           The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower or the Collateral Manager contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower or the Collateral Manager contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower or the Collateral Manager to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Collateral Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Agents or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on any Collateral Loan (or the Related Documents evidencing such Collateral Loan) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; (x) any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; (xi) the failure of the Borrower, the Collateral Manager or any of their respective agents or representatives to remit to the Collection Account, within one Business Day of receipt, Collections on the Collateral Loans remitted to the Borrower, the Collateral Manager or any such agent or representative as provided in this Agreement; and (xii) any Default or Event of Default; provided, that (x) the Borrower shall not be liable (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Collateral Loans or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct; (C) to the extent any such Liability arises out of a claim or counterclaim brought by the Borrower or any of its Affiliates against an Indemnified Party for a material breach of such Indemnified Party’s obligations under this Agreement or any other Facility Document (which, in the case of any material breach with respect to the ~~Collateral Agent, Collateral Administrator or Document Custodian (the “Collateral Agent~~Indemnified Parties~~”~~) arises as a result of its gross negligence, willful misconduct, fraud or bad faith), if the Borrower or such other Affiliate has obtained a final and non-appealable judgment in its favor on such claim or counterclaim as determined by a court of competent jurisdiction or (D) to the extent any such Liability arises from disputes solely between or among the Indemnified Parties not relating to or in connection with acts or omissions by the Borrower or any of its Affiliates and, with respect to the Collateral Agent ~~Parties~~, Collateral Administrator or Document Custodian, such disputes do not relate to this Agreement or other Facility Documents (it being understood that in the event of such dispute relating to or in connection with acts or omissions by the Borrower or any of its Subsidiaries or any of their respective Affiliates involving a claim or proceeding brought against the Administrative Agent or any of its Affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, a “Related Party” and, in each case, acting in its capacity as such) by the other Indemnified Parties, the Administrative Agent or such Related Party, as applicable, shall be entitled (subject to the other limitations and exceptions set forth in this proviso) to the benefit of such indemnification) and (y) no Indemnified Party seeking indemnification hereunder shall, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party; provided, however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Indemnified Party’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, this Section 16.04(b) shall not apply with respect to taxes, levies, imposts, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.09, 2.10 or 16.03, other than any taxes, levies, imposts, deductions, charges and withholdings that represent Liabilities arising from a claim under any Section of this Agreement other than Sections 2.09, 2.10 or 16.03.

Section 16.05.      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Agent, the Collateral Administrator or the Document Custodian and acceptable to the Administrative Agent in its reasonable discretion together with any requested certificate of completion or other evidence of authentication) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Agreement by facsimile, electronic mail or other transmission method shall be effective as delivery of a manually executed counterpart hereof.

Section 16.06.      Assignability. (a) Each Lender may, with the consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that:

(i)            the Borrower’s consent to any such assignment shall not be required if the assignee is a Permitted Assignee with respect to such assignor;

(ii)           the Borrower’s consent to any such assignment pursuant to this Section 16.06(a) shall not be required if an Event of Default shall have occurred and is continuing (and not been waived by the Lenders in accordance with Section 16.01);

(iii)            no assignment shall be made to a natural person; and

(iv)            no assignment shall be made to the Borrower or any of its Affiliates or Subsidiaries.

The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent and the Borrower) an Assignment and Acceptance and the applicable tax forms required by Section 16.03(g) and (j). Notwithstanding any other provision of this Section 16.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

(b)          The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and the Lenders.

(c)            (i) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) each Participant shall have agreed to be bound by this Section 16.06(c) and Sections 15.09(b) and 15.15 and (E) each Participant shall have a short term rating of at least “A-2/P2” by S&P and Moody’s, respectively. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 16.06(f) with respect to any Participant. Sections 2.09, 2.10, and 16.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.09, 2.10, or 16.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

(ii)            In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)            The Administrative Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 16.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 16.06.

(e)            Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Commitment to any Person unless such Person is a Qualified Purchaser and a QIB.

(f)            Replacement of Lenders. If a Lender (i) is a Defaulting Lender, (ii) is a Non-Consenting Lender, or (iii) requests payment of amounts payable pursuant to Section 2.09 or 16.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.09(c) or Section 16.03(h), respectively, then, in addition to any other rights and remedies that any Person may have, the Borrower may, at its sole expense and effort, by notice to the applicable Lender within 180 days after such event (with a copy of such notice concurrently delivered to the Administrative Agent), require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.09 or Section 16.03) and obligations under the Facility Documents to one or more Eligible Assignees specified by the Borrower within 20 days after the Borrower’s notice, provided, however, that (A) such assignment does not conflict with Applicable Law, (B) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or 16.03, such assignment will result in a reduction in such compensation or payments thereafter, and (C) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. The Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such assignment if any member of the affected Lender fails to execute same. The affected Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Facility Documents, including all principal, interest and fees through the date of assignment (including any amounts under Section 2.10 as if the Advances owing to it were prepaid rather than assigned).

(g)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. No assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 16.07.      Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, except the conflict of law PRINCIPLES thereof which would have the effect of applying the law of any other jurisdiction.

Section 16.08.      Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 16.09.      Confidentiality. (a) Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower or the Collateral Manager with respect to the Borrower, its Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, (f) in connection with the exercise of any remedy hereunder or under any other Facility Document, (g) with the written consent of the Borrower, (h) that was in its possession or known by such Secured Party or any of its Affiliates without restriction prior to receipt from the Borrower or the Collateral Manager, (i)  that was rightfully disclosed to such Secured Party by a third party not known by such Secured Party to be under any obligation of confidentiality to the Borrower or (j) that was independently developed by such Secured Party or any of its Affiliates without any use of Borrower Information. In addition, each Secured Party may disclose the existence of this Agreement and the Facility Amount available hereunder to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.

Section 16.10.      Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 16.11.      Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.04(f), 2.09, 2.10, 2.12, 16.03, 16.04, 16.09, 16.16, and 16.18 and this Section 16.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.

Section 16.12.      Submission to Jurisdiction; Waivers; Service of Process; Etc. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of New York County in the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them (except, as to any other Facility Document, as expressly set forth therein);

(b)    consents that any such action or proceeding may be brought in any court described in Section 16.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 16.02 or at such other address as may be permitted thereunder;

(d)            agrees that nothing herein shall affect the right to effect service of process, summons, notices and documents in any other manner permitted by applicable law; and

(e)             waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).

Additionally, if the Borrower fails at any time to maintain a business office in Chicago, Illinois or in the State of New York, it shall immediately (but no later than five Business Days following such occurrence) (i) notify the Administrative Agent and (ii) appoint a process agent in accordance with the procedure set forth below. The Borrower shall irrevocably designate, appoint and empower an agent (the “Process Agent”), with an office in New York, New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any action, suit or proceeding brought in the courts listed above in connection with or arising out of this Agreement or any other Facility Document. If for any reason the Process Agent shall cease to act as such and the Borrower does not at such time have a business office within the State of New York, the Borrower agrees to promptly designate new designees, appointees and agents in New York, New York on the terms and for the purposes reasonably satisfactory to the Administrative Agent, which new designees, appointees and agents shall thereafter be deemed to be the Process Agent for all purposes of this Agreement and the other Facility Documents. The Borrower further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the Process Agent (whether or not the appointment of the Process Agent shall for any reason prove to be ineffective or the Process Agent shall accept or acknowledge such service) or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Process Agent at its address specified above.

Section 16.13.      Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Facility Document or for any counterclaim therein or relating thereto.

Section 16.14.      Judgment Currency. Each reference in this Agreement to Dollars or to an Approved Foreign Currency (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Administrative Agent entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 16.15.      Waiver of Setoff. Each of the Borrowers and the Collateral Manager hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 16.16.      PATRIOT Act Notice. Each Lender and each of the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Document Custodian hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.

Section 16.17.      Legal Holidays. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 16.18.      Non-Petition. The Collateral Manager, the Collateral Agent, the Collateral Administrator, each Lender and the Document Custodian each hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments. The provisions of this Section 16.18 shall survive the termination of this Agreement.

Section 16.19.      No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. The Borrower and the Collateral Manager (collectively, solely for purposes of this paragraph, the “Credit Parties”) each agree that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 16.20.      Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(a)     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)     the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 16.21.      Acknowledgment and Consent to Bail-In and EEA Financial Institutions. Notwithstanding any other term in any Facility Document or any other agreement, arrangement or understanding among the parties hereto (each, a “Party”), each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Facility Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)         any Bail-In Action in relation to any such liability, including (without limitation):

(i)            a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)            a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)            a cancellation of any such liability; and

(b)        a variation of any term of any Facility Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 16.22.      Amendment and Restatement. This Agreement shall become effective on the Restatement Effective Date and shall supersede all provisions of the Original Agreement as of such date. This Agreement amends and restates the Original Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Original Agreement or the indebtedness, obligations and liabilities of the Borrower evidenced or provided for thereunder.  All outstanding Obligations under the Original Agreement on the Restatement Effective Date (and which have not been repaid on the Restatement Effective Date) shall continue to remain outstanding under this Agreement. For the avoidance of doubt, all rights and obligations of the Borrower under the Original Agreement shall continue to be the rights and obligations of the Borrower under this Agreement. From and after the date hereof, all references made to the Original Agreement in any Facility Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. Without limiting the generality of the foregoing, the Borrower hereby reaffirms its liability and the pledge hereunder, and the Borrower agrees that notwithstanding the execution and delivery of this Agreement, the Liens previously granted to the Administrative Agent under the Original Agreement and hereunder shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent hereunder and obligations of the Borrower hereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged hereby and shall secure all of the Borrower’s indebtedness, obligations and liabilities to the Administrative Agent and the Lenders under the Original Agreement as amended and restated hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for hereunder prior to giving effect to this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MC Income Plus Financing SPV LLC, as Borrower

By:	Monroe Capital Income Plus Corporation, as Designated Manager

By:
Name:
Title:

Monroe Capital Income Plus Corporation, as Collateral Manager

By:
Name:
Title:

S-1

KeyBank National Association, as Administrative Agent

By:
Name:
Title:

KeyBank National Association, as Lender

By:
Name:
Title:

S-2

Hancock Whitney Bank, as Lender

By:
Name:
Title:

S-3

The Huntington National Bank, as successor by merger to TCF National Bank, as Lender

By:
Name:
Title:

S-4

Bank LEUMI, USA, as Lender

By:
Name:
Title:

S-5

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

U.S. Bank National Association, as Document Custodian

By:
Name:
Title:

U.S. Bank National Association, as Collateral Administrator

By:
Name:
Title:

S-6

Schedule 1

Commitments and Percentages

Lender	Commitment	Percentage
KeyBank National Association	~~$100,000,000~~$125,000,000	~~42.56%~~27.78%
Hancock Whitney Bank	$30,000,000	~~12.76%~~6.67%
Bank Leumi, USA	$30,000,000	~~12.76%~~6.67%
The Huntington National Bank, as successor by merger to TCF National Bank	$50,000,000	~~21.28%~~11.11%
First Foundation Bank	$25,000,000	~~10.64%~~5.56%
Sterling National Bank	$50,000,000	11.11%
Wintrust Bank, N.A.	$20,000,000	4.44%
ING Capital LLC	$40,000,000	8.89%
MUFG Union Bank, N.A.	$80,000,000	17.78%
	~~$235,000,000~~$450,000,000	100%

Lender	Commitment		Percentage
KeyBank National Association	$	~~100,000,000~~125,000,000	~~42.56~~27.78%
Hancock Whitney Bank		$30,000,000	~~12.76~~6.67%
Bank Leumi, USA		$30,000,000	~~12.76~~6.67%
The Huntington National Bank, as successor by merger to TCF National Bank		$50,000,000	~~21.28~~11.11%
First Foundation Bank		$25,000,000	~~10.64~~5.56%
Sterling National Bank		$50,000,000	11.11%
Wintrust Bank, N.A.		$20,000,000	4.44%
ING Capital LLC		$40,000,000	8.89%
MUFG Union Bank, N.A.		$80,000,000	17.78%
	$	~~235,000,000~~450,000,000	100%

Schedule 2

Forms of Monthly Report

On File With Administrative Agent.

Schedule 3

Initial Collateral Loans

To be attached.

Schedule 4

Moody’s Industry Classifications

CORP - Aerospace & Defense	1
CORP - Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP - Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP - Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP - Wholesale	32

Schedule 5

Notice Information

If to the Administrative Agent:	KeyBank National Association 1000 McCaslin Boulevard Superior, Colorado 80027 Attn: Richard Andersen Telephone No: (720) 304-1247 Facsimile No.: (216) 370-9166 E-mail: LAS.OPERATIONS.KEF@key.com

If to KeyBank National Association:	KeyBank National Association 1000 McCaslin Boulevard Superior, Colorado 80027 Attn: Richard Andersen Telephone No: (720) 304-1247 Facsimile No.: (216) 370-9166 E-mail: richard_s_andersen@key.com

If to the Collateral Agent, the Collateral Administrator or the Intermediary:

U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynne Caulfield

Ref: MC Income Plus Financing SPV LLC

Telephone No: (617) 603-6641

Facsimile No.: (855) 791-2099

E-mail: lynora.caulfield@usbank.com

If to the Document Custodian, including for delivery of Related Documents:

U.S. Bank National Association

AVP/Private Certifications Manager

Document Custody Services

U.S. Bank Global Corporate Trust

1719 Otis Way

Florence, SC 29501

Ref: MC Income Plus Financing SPV LLC

Attn: Steve Garrett

E-mail: steven.garrett@usbank.com

Telephone No: (843) 673-0162

Facsimile No.: (843) 676-8901

If to the Borrower:	MC Income Plus Financing SPV LLC 311 South Wacker Drive, Suite 6400 Chicago, Illinois 60606 Attn: Michael Furr Telephone No: (312) 523-2383 Facsimile No.: (312) 258-8350 E-mail: mfurr@monroecap.com

If to the Collateral Manager:

Monroe Capital Income Plus Corporation

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attn: Michael Furr

Telephone No: (312) 523-2383

Facsimile No.: (312) 258-8350

E-mail: mfurr@monroecap.com

If to The Huntington National Bank:	The Huntington National Bank 116 Village Blvd., Suite 200 Princeton, NJ 08540 Attn: Dennis Conway Telephone No: (609) 5285645 E-mail: Dennis.Conway@huntington.com

If to Bank Leumi, USA:	Bank Leumi, USA 1 N. LaSalle St. Suite 200 Chicago, IL 60602 Attn: Phillip McCaulay Telephone No: (312) 292-7624 E-mail: phil.mccaulay@leumiusa.com

If to First Foundation Bank:	First Foundation Bank 6725 Via Austi Parkway, Suite 100 Las Vegas, NV 89119 Attn: Aric Graham Telephone No: (702) 851-4807 E-mail: agraham@ff-inc.com

If to Hancock Whitney Bank:	Hancock Whitney Bank 701 Poydras Street, Suite 1600 New Orleans, LA 70139 Attn: Thomas Pericak Director – Capital Markets Telephone No: (504) 299-5294 E-mail: thomas.pericak@hancockwhitney.com

Schedule 6

Covered Account Details

Collection Account	191779-300
Interest Collection Subaccount (Dollars)	191779-201
Interest Collection Subaccount (Canadian Dollars)	191779-500
Interest Collection Subaccount (Australian Dollars)	191779-400
Interest Collection Subaccount (Euros)	191779-703
Interest Collection Subaccount (Pounds Sterling)	191779-600
Principal Collection Subaccount (Dollars)	191779-202
Principal Collection Subaccount (Canadian Dollars)	191779-501
Principal Collection Subaccount (Australian Dollars)	191779-401
Principal Collection Subaccount (Euros)	191779-701
Principal Collection Subaccount (Pounds Sterling)	191779-601
Payment Account	191779-200
Revolving Reserve Account	191779-203
Custodial Account (Dollars)	191779-700
Custodial Account (Canadian Dollars)	191779-502
Custodial Account (Australian Dollars)	191779-402
Custodial Account (Euros)	191779-702
Custodial Account (Pounds Sterling)	191779-602

Schedule 7

Risk Factor Rating

Bond Default Rating(1)	Risk Factor Rating	One Year Expected Default Frequency	Five Year Expected Default Frequency
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1350
Ba3	1766
B1	2220
B2	2720
B3	3490
Caa-C	4770**	Less than or equal to 11.62%	Less than or equal to 27.05%
Caa-C	6500***	Greater than 11.62% but less than or equal to 26.00%	Greater than 27.05% but less than or equal to 48.75%
Ineligible(2)	N/A	Greater than 26%	Greater than 48.75%

(1)	The Bond Default Rating used from RiskCalc should be the lower of the 1-year or 5-year rating outputs.

**	This Risk Factor Rating shall be assigned to any Obligor (other than with respect to the Obligor of a Recurring Revenue Loan) with a TTM EBITDA of less than $5,000,000; provided, however, that such Obligor would not be assigned a Risk Factor Rating of 6500 pursuant to footnote *** below.

***	This Risk Factor Rating shall be assigned to any Obligor (other than with respect to the Obligor of a Recurring Revenue Loan) with TTM EBITDA of less than $5,000,000 and (i) other than with respect to Uni-Tranche Loans, Senior Total Funded Debt to TTM EBITDA of greater than 3.75x, (ii) other than with respect to Uni-Tranche Loans, Total Funded Debt to TTM EBITDA of greater than 5.25x or (iii) with respect to Uni-Tranche Loans, Total Funded Debt to TTM EBITDA of greater than 4.00x.

(2)	Collateral Loans with a Bond Default Rating of Caa-C shall be divided into two sub-categories based on their Expected Default Frequencies as outlined above. Collateral Loans with a Risk Factor greater than 6500 are not eligible

Schedule 8

Closing Memorandum

Attached.

Exhibit A

[Form of Notice of Borrowing]

[Date]

KeyBank National Association

as Administrative Agent

1000 McCaslin Boulevard

Superior, Colorado 80027

Attn: Richard Andersen

Telephone No: (720) 304-1247

Facsimile No.: (216) 370-9166

E-mail: LAS.OPERATIONS.KEF@key.com

Ref: MC Income Plus Financing SPV LLC

U.S. Bank National Association
as Collateral Agent
U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynne Caulfield

Ref: MC Income Plus Financing SPV LLC

Notice of Borrowing

This Notice of Borrowing is made pursuant to Section 2.02 of that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.            The Borrower hereby requests that on _____________, 20__ (the “Borrowing Date”) it receive Borrowings under the Credit Agreement in an aggregate principal amount of ____________ Dollars ($_________) (the “Requested Amount”).

2.         The Tranche Period applicable to this Borrowing is ________.1

3.         The Borrower hereby gives notice of its request for Advances in an aggregate principal amount equal to the Requested Amount to the Collateral Agent (who shall forward such request to the Lenders) pursuant to Section 2.02 of the Credit Agreement and requests that the Lenders remit, or cause to be remitted, the proceeds thereof to the Collateral Agent Account in the respective pro rata amounts in accordance with the following wiring instructions:

U.S. Bank N.A.

ABA      091-000-022

Acct      104794201558

Acct name: MC Income Plus Financing SPV LLC

Ref:      [Borrower Name] / MC Income Plus Financing SPV LLC

4.         The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit Agreement is satisfied, including:

(1)         immediately after the making of such Advance on the Borrowing Date, each Coverage Test shall be satisfied, as demonstrated on the Borrowing Base Calculation Statement attached hereto;

(2)            immediately after the making of such Advance on the Borrowing Date, each Portfolio Quality Test shall be satisfied (or if any Portfolio Quality Test is not satisfied, such test is maintained or improved after giving effect to such Advance and any related purchase of Collateral Loans), as demonstrated on the Borrowing Base Calculation Statement attached hereto

(3)            each of the representations and warranties of the Borrower contained in Article IV of the Credit Agreement is true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date); and

(4)            no Default, Event of Default, Potential Collateral Manager Termination Event or Collateral Manager Termination Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance.

[Signature Page to Follow]

1 If no Tranche Period is specified, the applicable Tranche Period shall be three months.

This Notice of Borrowing is made this ____ day of ________, 20__.

MC Income Plus Financing SPV LLC, as Borrower

By:	Monroe Capital Income Plus Corporation, as Designated Manager

By
Name:
Title:

Schedule I
to Notice of Borrowing

Exhibit B

[Form of Notice of Prepayment]

[Date]

KeyBank National Association

as Administrative Agent

1000 McCaslin Boulevard

Superior, Colorado 80027

Attn: Richard Andersen

Telephone No: (720) 304-1247

Facsimile No.: (216) 370-9166

E-mail: LAS.OPERATIONS.KEF@key.com

Ref: MC Income Plus Financing SPV LLC

U.S. Bank National Association
as Collateral Agent
U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynne Caulfield

Ref: MC Income Plus Financing SPV LLC

Notice of Prepayment

This Notice of Prepayment is made pursuant to Section 2.05 of that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”); company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.            The Borrower hereby gives notice that on __________, 20__ (the “Prepayment Date”) it will make a prepayment under the Credit Agreement in the principal amount of _____________ Dollars ($ _________) (the “Prepayment Amount”).

2.            This prepayment shall be applied to the Borrowing or Borrowings with the Tranche Period(s) of (i) one month, ending [enter date]2; or (ii) three months, ending [enter date]3.4

2.            The Borrower hereby gives notice of intent to prepay an aggregate principal amount equal to the Prepayment Amount to the Collateral Agent pursuant to Section 2.05 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to the Agent’s Account. The calculation of the Coverage Tests after giving effect to such prepayment is set forth in Schedule I hereto.

[Signature Page to Follow]

[2]	Enter last day of elected Tranche Period(s).

[3]	Enter last day of elected Tranche Period(s).

[4]	If no Borrowing or Borrowings are specified, then the Borrower shall be deemed to have selected to apply such prepayment first, to the Borrowing or Borrowings with Tranche Periods of one month duration, if any, until repaid in full, then, to the Borrowing or Borrowings with Tranche Periods of three months duration, if any.

Witness my hand on this ____ day of ___________, 20__.

MC Income Plus Financing SPV LLC, as Borrower

By:	Monroe Capital Income Plus Corporation, as Designated Manager

By
Name:
Title:

Schedule I
to Notice of Prepayment

Attached.

Exhibit C

[Form of Assignment and Acceptance]

KeyBank National Association

as Administrative Agent

1000 McCaslin Boulevard

Superior, Colorado 80027

Attn: Richard Andersen

Telephone No: (720) 304-1247

Facsimile No.: (216) 370-9166

E-mail: LAS.OPERATIONS.KEF@key.com

Ref: MC Income Plus Financing SPV LLC

cc:	U.S. Bank National Association as Collateral Agent U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynne Caulfield

MC Income Plus Financing SPV LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attn: Michael Furr

Ref: MC Income Plus Financing SPV LLC

Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among [Insert Name of Assigning Lender] (the “Assignor”); MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the other Lenders from time to time party thereto; KeyBank National Association, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:

1.            As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Advances to the Borrower (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto.

2.            The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Collateral Manager or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

3.            The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

4.          The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act and a QIB as defined in Rule 144A under the Securities Act at the time it becomes a Lender and on each date on which an Advance is made under the Credit Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Agents that the Assignee is a Qualified Purchaser:

☐	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser and a QIB.

5.            Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.

6.            Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Agents pursuant to and as provided in Section 16.04 thereof, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.

7.            Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

8.            This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

9.            Each of the Borrower, the Collateral Agent, the Collateral Administrator, the Document Custodian and the Administrative Agent is an express third-party beneficiary of this Assignment and Acceptance, with full rights as if it were a party hereto.

10.        This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

In Witness Whereof, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule I

Percentage interest transferred by Assignor: __________%

Assignor:

[Insert Name Of Assignor], as Assignor

By
Authorized Signatory

Assignee:

[Insert Name of Assignee] as Assignee

By
Authorized Signatory

Accepted this ___ day of __________, 20__

KeyBank National Association, as Administrative Agent

By
Authorized Signatory

[Consented to this ___ day of _________, 20__

MC Income Plus Financing SPV LLC, as Borrower

By: Monroe Capital Income Plus Corporation, as Designated Manager

By
Name:
	Title:	][1]

1 Insert in an Assignment and Acceptance if Borrower consent is required

Exhibit D

Form of Account Control Agreement

Exhibit E-1

Form of Release of Related Documents

[Delivery Date]

BY FACSIMILE: (___) ____-____
_______________
_______________

_______________

_______________

Attention: _______________

Re:	Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as collateral administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”) and U.S. Bank National Association, as document custodian (in such capacity, together with its successors and assigns, the “Document Custodian”).

Ladies and Gentlemen:

In connection with the Related Documents held by U.S. Bank National Association as the Document Custodian on behalf of the Administrative Agent as agent for the Secured Parties, under the Credit Agreement, we request the release of the Related Documents (or such documents as specified below) for the Collateral Loans described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

Obligor’s Name, Address & Zip Code:

Loan Identification Number:

Related Documents to be released:

Reason for Requesting Documents (check one)

____	1.	Collateral Loan paid in full. (The Collateral Manager hereby certifies that all amounts received in connection with such Collateral Loan have been credited to the Collection Account.)

_____	2.	Collateral Loan liquidated by ____________________________. (The Collateral Manager hereby certifies that all proceeds (net of liquidation expenses which the Collateral Manager may retain to pay such expenses) of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account.)

____	3.	Collateral Loan in foreclosure.

____	4.	Delivered in Error.

____	5.	Substitution.

____	6.	Failure to satisfy Review Criteria.

____	7.	Repurchased.

____	8.	Optional Sale.

____	9.	Discretionary Sale.

____	10.	Termination of Agreement.

____	11.	Servicing.

____	12.	Other (explain).

If box 1, 2, 4, 5, 6, 7, 8, 9 or 10 above is checked, and if all or part of the Related Documents were previously released to us, please release to us the Related Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Loan.

If box 3, 11 or 12 above is checked, we will return of all of the above Related Documents to you as the Document Custodian (i) promptly upon the request of the Administrative Agent or (ii) when our need therefor no longer exists.

[Remainder of Page Intentionally Left Blank]

Monroe Capital Income Plus Corporation, as the Collateral Manager

By
Name
Title

Consent of Administrative Agent if required under the Agreement:

KeyBank National Association, as Administrative Agent

By
Name
Title

EXHIBIT E-2

CERTIFICATE FOR RELEASE OF RELATED DOCUMENTS
[Liquidated Collateral Loans and Sales]

This Certificate for Release of Related Documents is made pursuant to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020, among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, U.S. Bank National Association, as Collateral Agent, as Collateral Administrator and as Document Custodian, the Lenders from time to time parties thereto, and KeyBank National Association, as Administrative Agent (the “Revolving Credit and Security Agreement”).

[__________________] hereby certifies that he/she is a Responsible Officer (as the term is defined in the Revolving Credit and Security Agreement) of Monroe Capital Income Plus Corporation, and hereby further certifies in such capacity and not in an individual capacity as follows:

With respect to the Collateral Loan(s) (as the term is defined in the Revolving Credit and Security Agreement) described in Schedule 1 attached hereto:

(a)	[Such Collateral Loan(s) has or have been liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited have been or will be so deposited as required by the Revolving Credit and Security Agreement][Such Collateral Loan(s) have been sold pursuant to an Optional Sale in accordance with Section 10.01 of the Revolving Credit and Security Agreement][Such Collateral Loan(s) has or have been repurchased/substituted in accordance with Section 10.03 of the Revolving Credit and Security Agreement]; and

(b)	No Potential Collateral Manager Termination Event or Collateral Manager Termination Event (as each such term is defined in the Revolving Credit and Security Agreement) has occurred and is continuing, or, if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request.

Dated: _______________

MONROE CAPITAL INCOME PLUS CORPORATION

By:
Name:
Title:

SCHEDULE 1

Request for Release of Request

for Release and Receipt

[LIQUIDATED][SOLD][SUBSTITUTED] LOAN(S)

Exhibit F

Facility Amount Increase Request

_____________, 20__

To:      KeyBank National Association, as Administrative Agent for the Lenders parties to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent; U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator.

Ladies and Gentlemen:

The Borrower hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Facility Amount (the “Facility Amount Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Lender] [the addition of [name of new Lender] (the “New Lender”) as a Lender under the terms of the Credit Agreement]. Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Facility Amount Increase, the Commitment of the [Lender] [New Lender] shall be $_____________. For the avoidance of doubt, after giving effect to this Facility Amount Increase, Schedule 1 to the Credit Agreement shall be as set forth on Schedule I attached hereto and made a part hereof.

[Include paragraphs 1-5 for a New Lender]

1.             The New Lender hereby confirms that it has received a copy of the Facility Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Facility Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Facility Document or the value of any security therefor.

2.             Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and the Lender Fee Letter and have all the rights and obligations of a “Lender” under the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the Lender Fee Letter as if it were an original signatory thereto.

3.             The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

4.             Schedule 5 to the Credit Agreement shall be supplemented with the notice information of the New Lender set forth on Schedule II attached hereto and made a part hereof.

[5.           The New Lender has delivered, if appropriate, to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in Section 16.03 of the Credit Agreement.]*

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the state of New York.

The Facility Amount Increase shall be effective when the executed consent of the Administrative Agent and each affected Lender is received or otherwise in accordance with Section 2.15 of the Credit Agreement, but not in any case prior to ___________________, 20__. It shall be a condition to the effectiveness of the Facility Amount Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

Please indicate the Administrative Agent’s consent to such Facility Amount Increase by signing the enclosed copy of this letter in the space provided below.

* Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

Very truly yours,

MC Income Plus Financing SPV LLC

By: Monroe Capital Income Plus Corporation, as Designated Manager

By

Name:
Title:

[New or existing Lender Increasing Commitments]

By

Name
Title

The undersigned hereby consents on this __ day of _____________, 20__ to the above-requested Facility Amount Increase.

KeyBank National Association, as Administrative Agent

By
Name
Title

Exhibit G

COLLATERAL LOANS CERTIFICATION

This Collateral Loans Certification is made pursuant to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (together with all amendments, if any, from time to time, the “Revolving Credit and Security Agreement”), among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, U.S. Bank National Association, as Collateral Agent, as Collateral Administrator and as Document Custodian, the Lenders from time to time parties thereto, and KeyBank National Association, as Administrative Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Revolving Credit and Security Agreement.

[__________________] hereby certifies that he/she is a Responsible Officer of the Collateral Manager, and hereby further certifies in such capacity and not in an individual capacity as follows:

With respect to the Collateral Loan(s) described in Annex 1 attached hereto:

(c)	Except to the extent provided in Section 7.05 and Section 14.07 of the Revolving Credit and Security Agreement and subject to ongoing compliance with such Sections, the Related Documents delivered to the Document Custodian include all of the documents required to be delivered to the Document Custodian under the Revolving Credit and Security Agreement, except those documents that do not exist with respect to such Collateral Loan(s), as indicated on Annex 1 (each, an “Exception”);

(d)	Any Exception satisfies the requirements of the Revolving Credit and Security Agreement; and

(e)	All of the documents and the information contained on Annex 1 are complete and correct in all material respects.

Dated:___________

MONROE CAPITAL INCOME PLUS CORPORATION, as Collateral Manager

By:
Name:
Title:

Exhibit H

Form of Closing Certificate

Pursuant to Section 3.01 of that certain Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement”), dated as May 1, 2020, by and among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”), Monroe Capital Income Plus Corporation, a Maryland corporation, as collateral manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent, and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), as collateral administrator and as document custodian, Borrower does hereby certify that, in the case of each item of Collateral pledged to the Collateral Agent, on the date hereof and immediately prior to the delivery thereof on the date hereof:

1.            The calculation of the Borrowing Base and the Maximum Advance Rate Test on the Restatement Effective Date is set forth on Schedule I hereto.

2.            On the Restatement Effective Date, each Coverage Test is satisfied and no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Closing Certificate to be duly executed as of the day and year first above written.

MC Income Plus Financing SPV LLC, as Borrower

By: Monroe Capital Income Plus Corporation, as Designated Manager

By:
Name:
Title:

Schedule I

to Closing Certificate

[To be attached.]

Exhibit I-A

[Form of]
U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Document Custodian. Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 16.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date:		, 20[_]

Exhibit I-B

[Form of]
U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Document Custodian. Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 16.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date:		, 20[_]

Exhibit I-C

[Form of]
U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Document Custodian. Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 16.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Facility Documents, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Participant]

By:
Name:
Title:

Date:		, 20[_]

Exhibit I-D

[Form of]
U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, as Borrower, Monroe Capital Income Plus Corporation, as Collateral Manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Document Custodian. Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 16.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Facility Documents, neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Name of Lender]

By:
Name:
Title:

Date:		, 20[_]

Exhibit J

Form of Compliance Certificate

Pursuant to Section 5.01(d)(ix) of that certain Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of May 1, 2020, by and among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”), Monroe Capital Income Plus Corporation, a Maryland corporation, as collateral manager, the Lenders from time to time party thereto, KeyBank National Association, as Administrative Agent, and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), as collateral administrator, as document custodian, Borrower does hereby certify that as of the most recent Determination Date:

1.            The calculation of (a) the BDC’s unencumbered liquidity (calculated as the sum of (i) cash or cash equivalents, (ii) committed, undrawn and available amounts under any of the BDC’s facilities, (iii) loans that would constitute Eligible Loans under the Credit Agreement if they were sold or contributed to the Borrower, and (iv) the amount (if any) by which the ~~Borrowing Base~~Maximum Available Amount on such date exceeds the aggregate outstanding principal amount of Advances under the Credit Agreement) and (b) the BDC’s equity determined in accordance with GAAP and as shown in the BDC’s most recently delivered quarterly consolidated financials and audited annual consolidated financial statements are set forth on Schedule I hereto.

2.            On such Determination Date, each Coverage Test was satisfied and no Default or Event of Default has occurred and is continuing under the Credit Agreement, as demonstrated on the “Compliance Certificate” and related “Calculation Sheet” delivered as part of the Monthly Report with respect to the ____________ __, 20__ Monthly Report Determination Date.

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Closing Certificate to be duly executed as of the day and year first above written.

MC Income Plus Financing SPV LLC, as Borrower

By: Monroe Capital Income Plus Corporation, as Designated Manager

By:

Name:
Title:

Schedule I to Compliance Certificate

Fund Liquidity

[Attach completed forms of Monthly Report]

Exhibit K

[Form of Tranche Period Election Request]

[Date]

KeyBank National Association

as Administrative Agent

1000 McCaslin Boulevard

Superior, Colorado 80027

Attn: Richard Andersen

Telephone No: (720) 304-1247

Facsimile No.: (216) 370-9166

E-mail: LAS.OPERATIONS.KEF@key.com

Ref: MC Income Plus Financing SPV LLC

U.S. Bank National Association
as Collateral Agent
U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynne Caulfield

Ref: MC Income Plus Financing SPV LLC

Tranche Period Election Request

Reference is hereby made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among MC Income Plus Financing SPV LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); Monroe Capital Income Plus Corporation, a Maryland corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”); the Lenders from time to time party thereto; KeyBank National Association, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”); U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”); U.S. Bank National Association, as document custodian; and U.S. Bank National Association, as collateral administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.17 of the Credit Agreement that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower Agent specifies the following information with respect to such conversion requested hereby:

1.            List date, principal amount and Tranche Period of existing Borrowing:

2.            Aggregate principal amount of resulting Borrowing:

3.            Effective date of Tranche Period election (which shall be the first day after the end of the then applicable Tranche Period):

4.            Elected Tranche Period and the last day thereof: ___________________

[Signature Page Follows]

This Tranche Period Election Request is made this ____ day of ________, 20__.

MC Income Plus Financing SPV LLC, as Borrower

By:	Monroe Capital Income Plus Corporation, as Designated Manager

By:

Name:

Title:

EXHIBIT L

FORM OF CUSTODIAL CERTIFICATION

[Date]

MC Income Plus Financing SPV LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attn: Michael Furr

Telephone No: (312) 523-2383

Facsimile No.: (312) 258-8350

E-mail: mfurr@monroecap.com

U.S. Bank National Association

Global Corporate Trust – CDO Unit

One Federal Street, Third Floor

Boston, Massachusetts

Attn: Lynora Caulfield

Ref: MC Income Plus Financing SPV LLC

Telephone No: (617) 603-6641

Facsimile No.: (855) 791-2099

E-mail: lynora.caulfield@usbank.com

KeyBank National Association

1000 McCaslin Boulevard

Superior, Colorado 80027

Attn: Richard Andersen

Telephone No: (720) 304-1247

Facsimile No.: (216) 370-9166

E-mail: LAS.OPERATIONS.KEF@key.com

Re:      Amended and Restated Revolving Credit and Security Agreement dated as of May 1, 2020 (the “Credit Agreement”), by and among MC Income Plus Financing SPV LLC, as the borrower (the “Borrower”), Monroe Capital Income Plus Corporation, as collateral manager (the “Collateral Manager”), the lenders from time to time parties thereto, KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator (in such capacity, the “Collateral Administrator”) and as document custodian (in such capacity, the “Document Custodian”)

Ladies and Gentlemen:

In accordance with the provisions of Section 14.02(b) of the above-referenced Agreement, the undersigned, as Document Custodian, hereby certifies and confirms that with respect to each of the Related Documents listed on the Loan Checklist annexed hereto as Schedule I, except as noted on the report of exceptions attached hereto as Exhibit 1;

(i)	all Related Documents and Loan Checklist required to be delivered to the Document Custodian pursuant to Section 7.05 of the Agreement are in the Document Custodian’s possession; and

(ii)	all Related Documents delivered to the Document Custodian related to each such Collateral Loans and the related Loan Checklist have been reviewed by the Document Custodian and appear regular on their face and relate to such applicable Collateral Loans.

The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Collateral or Related Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Collateral or Related Documents are appropriate for the represented purpose or that any Collateral or Related Document has actually been recorded or filed, as maybe applicable, or that any Collateral or Related Document is other than what it purports on its face to be.

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title: